Exhibit 10.2
EXECUTION COPY

AMENDMENT AGREEMENT
DATED 17 April 2020
Between

COÖPERATIEVE RABOBANK U.A. TRADING AS RABOBANK LONDON

and
COÖPERATIEVE RABOBANK U.A.
and

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

and

COOPERAGE RECEIVABLES FINANCE B.V.

and

STICHTING COOPERAGE RECEIVABLES FINANCE HOLDING

and

GREIF SERVICES BELGIUM BVBA

and
GREIF, INC.
and

THE ORIGINATORS AS DESCRIBED HEREIN

and

TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V.

THIS AGREEMENT IS MADE BETWEEN:

(1)COÖPERATIEVE RABOBANK U.A. TRADING AS RABOBANK LONDON a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands acting through its office at Thames Court, One Queenhithe, London, EC4V 3RL, the United Kingdom, acting in its capacity as liquidity facility provider (the Liquidity Facility Provider);

(2)COÖPERATIEVE RABOBANK U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands acting in its capacity as facility agent, Main SPV account Bank and Italian intermediary (the Facility Agent, Main SPV Account Bank, Funding Administrator, Main SPV Administrator and the Italian Intermediary);

(3)NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., a private company with limited liability, (besloten vennootschap met berperkte aansprakelijkheid) having its corporate seat in Amsterdam, the Netherlands, and having its registered office at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands acting as lender (the Lender);

(4)COOPERAGE RECEIVABLES FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165, 1043 BW Amsterdam, The Netherlands acting as main SPV (the Main SPV);

(5)STICHTING COOPERAGE RECEIVABLES FINANCE HOLDING, a foundation (stichting) established under the laws of The Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands (the Shareholder);

(6)GREIF SERVICES BELGIUM BVBA (formerly named Greif Coordination Center BVBA), a company incorporated under Belgian law, registered with the register of legal entities (RPM/RPR) under the number 0438.202.052, Commercial Court of Antwerp (division Antwerp), Belgium, whose registered office is at Beukenlei 24, 2960 Brecht, Belgium acting in its capacity as subordinated lender, onward seller, originator agent and servicer (Greif CC, Subordinated Lender, Belgian Intermediary, Originator Agent and Servicer);

(7)GREIF, INC., a corporation incorporated under the laws of the state of Delaware whose registered office is 425 Winter Road, Delaware, Ohio 43015, United States of America acting as performance indemnity provider (the Performance Indemnity Provider);

(8)The entities set out in Part 1 of Schedule 1 (the Originators); and

(9)TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under
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the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands in its capacity as Main SPV's Director and Shareholder's Director.

The entities mentioned in, or referred to above under items (1) to (9) are each a Party and together the Parties.

BACKGROUND

(A)The Parties have entered into a Master Definitions Agreement dated 27 April 2012, as amended and restated on 20 April 2015, 18 April 2017, 21 June 2019 and 27 February 2020 and as further amended and restated on the date hereof (the Master Definitions Agreement) and into various other Transaction Documents in connection with a trade receivables securitisation programme (the Programme). Capitalised terms used in this Agreement, unless otherwise defined herein, shall have the meanings provided in Clause 1.1 (Interpretation).

(B)The Parties now intend to make the amendments as set out herein on 2020 Effective Date.

(C)The Parties to this Agreement intend that certain of the Transaction Documents shall be amended as set out herein with effect from (and including) the 2020 Effective Date.

IT IS AGREED as follows:

1.INTERPRETATION

1.1Words and expressions used in this Agreement, including the recitals hereto, shall have the meanings and constructions ascribed to them as set out in the Master Definitions Agreement.

1.2The Common Terms set out in the Master Definitions Agreement apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full herein, save where the Common Terms conflict with the provisions of this Agreement, in which case the provisions of this Agreement shall prevail.

1.3The expression Agreement shall herein mean this Agreement including the Schedules hereto.

1.4This Agreement expresses and describes Dutch legal concepts in English and not in their original Dutch terms. Consequently, this Agreement is concluded on the express condition that all words, terms and expressions used herein shall be construed and interpreted in accordance with Dutch law.

1.5For the avoidance of doubt the amendments contemplated by this Agreement shall not have retrospective effect.

2. 2020 EFFECTIVE DATE

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This Agreement shall become effective on the date first set out above (the 2020 Effective Date) provided that the Facility Agent has notified the Main SPV and the Lender that the conditions precedent set out in Part 5 of Schedule 4 of the Master Definitions Agreement have been fulfilled to the satisfaction of, or waived by (as applicable) the Facility Agent on the 2020 Effective Date.

3.AMENDMENTS

3.1The Master Definitions Agreement shall be amended with effect from the 2020 Effective Date so that it reads as if it were restated in the form set out in Schedule 2 (Amended and Restated Master Definitions Agreement).

3.2The Greif CC Receivables Purchase Agreement shall be amended with effect from the 2020 Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Amended and Restated Greif CC Receivables Purchase Agreement).

3.3The Italian Originator Receivables Purchase Agreement shall be amended with effect from the 2020 Effective Date so that it reads as if it were restated in the form set out in Schedule 4 (Amended and Restated Italian Originator Receivables Purchase Agreement).

3.4The Portuguese Originator Receivables Purchase Agreement shall be amended with effect from the 2020 Effective Date so that it reads as if it were restated in the form set out in Schedule 5 (Amended and Restated Portuguese Originator Receivables Purchase Agreement).

3.5The Spanish Originator Receivables Purchase Agreement shall be amended with effect from the 2020 Effective Date so that it reads as if it were restated in the form set out in Schedule 6 (Amended and Restated Spanish Originator Receivables Purchase Agreement).

3.6The Applicable Margin shall be amended as set out in the supplemental Funding Costs Fee Letter with effect from the 2020 Effective Date in the form set out in Schedule 7 (Supplemental Funding Costs Fee Letter).

3.7Each of the Facility Agent, the Italian Intermediary and Greif CC in its capacity as the Originators' Agent, the Master Servicer and the Belgian Intermediary designate this Agreement as a Transaction Document.

4.REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS

4.1On the 2020 Effective Date, each of the Main SPV and each Greif Transaction Party which is a party to this Agreement shall hereby reaffirm all covenants, representations and warranties made by such Party in each of the Transaction Documents and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the 2020 Effective Date.

4.2Each of the Parties hereby represents and warrants that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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5.EFFECTIVENESS AND CONTINUITY

5.1All other provisions of the Transaction Documents (other than those amended by this Agreement) shall continue in full force and effect and are hereby ratified and confirmed by the Parties hereto.

5.2The Collection Account Pledge Agreements (other than the Belgian Collection Account Pledge Agreement) shall remain in full force and effect and are hereby ratified and confirmed by the Parties hereto.

5.3The Belgian Collection Account Pledge Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Parties hereto. The Parties also confirm, for the avoidance of doubt, that:

(a)this Agreement shall not operate as a novation of the security created under the Belgian Collection Account Pledge Agreement; and

(b)the terms "Master Definitions Agreement" and "Servicing Agreement" as referred to in the Belgian Collection Account Pledge Agreement shall be construed as a reference to these agreements as amended and/or restated from time to time (including under this Agreement).

5.4For the avoidance of doubt, the Performance Indemnity Provider confirms for the benefit of the Beneficiaries (as defined in the Performance Indemnity Agreement) that all obligations owned by it under the Performance Indemnity Agreement shall remain in full force and effect notwithstanding the amendments set out in this Agreement.

6.FURTHER ASSURANCE

6.1Each of Main SPV and each Greif Transaction Party which is a party to this Agreement shall, at the request of the Facility Agent and at their own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6.2Each Greif Transaction Party shall promptly, at the request of the Facility Agent and at their own expense, provide all such information necessary or desirable for the Facility Agent for any "know your customer" checks required to be carried out by the Facility Agent in respect of Greif Inc, Greif Italy S.R.L. and Greif Services Belgium BVBA.

6.3The Greif Transaction Parties shall have this Agreement notarised by a Notary Public and properly apostilled as soon as possible following the request of the Funding Administrator (in its sole discretion) but in any event not later than ten (10) Business Days from the date of such request.

6.4Each Greif Transaction Party shall promptly, at the request of the Facility Agent and at their own expense, provide all such information necessary or desirable for the Facility Agent in connection with the upstream legal merger of Greif France S.A.S.(as original French Seller and disappearing company) with Greif France Holdings S.A.S. as acquiring company (which subsequently changed its name into Greif France S.A.S.) and each Greif Transaction Party
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shall in connection with the aforementioned legal merger and the position of Greif France S.A.S. under the Transaction Documents and the Programme do all such acts and things and enter into any documents as specified by the Facility Agent and which are necessary or desirable in the reasonable opinion of the Facility Agent.

7.GOVERNING LAW AND JURISDICTION

This Agreement and any non-contractual obligations shall be governed by, and shall be construed in accordance with, the laws of The Netherlands. The parties agree that the competent court in Amsterdam, The Netherlands, shall have the exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement including any non-contractual obligations arising out of or in relation to this Agreement.

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SCHEDULE 1

ORIGINATORS

PART 1
THE ORIGINATORS

No.	Originator name	Location
1.	Greif Belgium BVBA	Belgium

2.	Greif Nederland B.V.	The Netherlands

3.	Greif Italy S.R.l. (formerly named Greif Plastics Italy S.R.L. (which was formerly named Fustiplast S.P.A.)) and merged with Greif Italia S.P.A.)	Italy

4.	Greif France S.A.S. (formerly Greif France Holdings S.A.S. as acquiring company which merged with Greif France S.A.S.(as original French Seller and disappearing company) and subsequently changed its name into Greif France S.A.S.)	France

5.	Greif Packaging Spain S.L.	Spain

6.	Greif Packaging Germany GmbH (formerly Greif Germany Holding GmbH and merged with Greif Germany GmbH)	Germany

7.	Greif Packaging Plastics Germany GmbH (formerly Pack2Pack Deutschland GmbH and merged with Greif Plastics Germany GmbH (formerly named EarthMinded Germany GmbH (which was formerly named pack2pack Mendig GmbH) and merged with Greif Plastics Germany GmbH (which was formerly named Fustiplast GmbH)))	Germany

8.	Greif Portugal S.A.	Portugal

PART 2
INACTIVE ORIGINATORS

1.	EarthMinded France SAS (formerly named Pack2pack Lille SAS)	France

2.	Greif Sweden Aktiebolag (merged with Greif Packaging Sweden Aktiebolag)	Sweden

3.	Greif UK Ltd.	England
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SCHEDULE 2

AMENDED AND RESTATED MASTER DEFINITIONS AGREEMENT

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AGREED FORM

AMENDED AND RESTATED MASTER DEFINITIONS AGREEMENT

ORIGINALLY DATED 27 APRIL 2012
AS AMENDED AND RESTATED ON 20 APRIL 2015 AND AS FURTHER AMENDED AND RESTATED ON 18 APRIL 2017, 21 JUNE 2019 AND 17 APRIL 2020

COÖPERATIEVE RABOBANK U.A. TRADING AS RABOBANK LONDON

and
COÖPERATIEVE RABOBANK U.A.
and

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.

and

COOPERAGE RECEIVABLES FINANCE B.V.

and

STICHTING COOPERAGE RECEIVABLES FINANCE HOLDING

and

GREIF SERVICES BELGIUM BVBA

and
GREIF, INC.
and

THE ORIGINATORS AS DESCRIBED HEREIN

and

TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V.

This MASTER DEFINITIONS AGREEMENT is made

BETWEEN:

(1)COÖPERATIEVE RABOBANK U.A. TRADING AS RABOBANK LONDON, a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands acting through its office at Thames Court, One Queenhithe, London, EC4V 3RL, the United Kingdom, acting in its capacity as liquidity facility provider (the Liquidity Facility Provider);

(2)COÖPERATIEVE RABOBANK U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands acting in its capacity as Italian intermediary, Main SPV account bank, funding administrator, Main SPV administrator and facility agent (the Italian Intermediary, Main SPV Account Bank, Funding Administrator, Main SPV Administrator, Reporting Entity and Facility Agent);

(3)NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., a private company with limited liability, (besloten vennootschap met berperkte aansprakelijkheid) having its corporate seat in Amsterdam, the Netherlands, and having its registered office at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands, acting as lender (the Lender);

(4)COOPERAGE RECEIVABLES FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165, 1043 BW Amsterdam, The Netherlands acting as main SPV (the Main SPV);

(5)STICHTING COOPERAGE RECEIVABLES FINANCE HOLDING, a foundation (stichting) established under the laws of The Netherlands having its statutory seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands in its capacity as Shareholder (the Shareholder);

(6)GREIF SERVICES BELGIUM BVBA (formerly named Greif Coordination Center BVBA), a company incorporated under Belgian law, registered with the register of legal entities (RPM/RPR) under the number 0438.202.052, Commercial Court of Antwerp, Belgium, whose registered office is at Beukenlei 24, 2960 Brecht, Belgium acting in its capacity as subordinated lender, onward seller, originator agent and servicer (Greif CC, the Subordinated Lender, the Belgian Intermediary, the Originator Agent and the Master Servicer); and

(7)GREIF, INC., a corporation incorporated under the laws of the state of Delaware whose registered office is 425 Winter Road, Delaware, Ohio 43015, United States of America acting as performance indemnity provider (the Performance Indemnity Provider);

(8)The entities set out in Schedule 1 (the Originators); and

(9)TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands in its capacity as main SPV's director and shareholder's director (the Main SPV's Director and the Shareholder's Director or the Director).

WHEREAS:

(A)The Greif Group has initiated a trade receivables securitisation programme with Rabobank International pursuant to which:

(i)each Originator will sell, assign and transfer Receivables to an Intermediary in accordance with the relevant Originator Receivables Purchase Agreement; and

(ii)each Intermediary will on-sell, assign and transfer those Receivables acquired by it to the Main SPV in accordance with the relevant Intermediary Receivables Purchase Agreement; and

(iii)the Main SPV may further create a security right over the receivables it acquires from the Greif CC in favour of the Funding Administrator (for the benefit of the Lender) in accordance with the Nieuw Amsterdam Receivables Financing Agreement.

(B)In connection with the Programme, the parties have agreed that certain definitions and common provisions in the Transaction Documents will be set out in this master definitions agreement.

1.DEFINITIONS AND INTERPRETATION

1.1Definitions

The parties hereto agree that this is the Master Definitions Agreement for the purposes of the Transaction Documents, and that the following expressions have the following meanings in the Transaction Documents, unless the context otherwise requires:

2020 Amendment Agreement means the amendment agreement dated [●] 2020 between, amongst others, the Master Servicer and the Facility Agent.

2020 Effective Date has the meaning given thereto in the 2020 Amendment Agreement;

Accession Conditions Precedent means the conditions precedent listed in Schedule 4 Part 3 to the Master Definitions Agreement;

Administration Agreement means the administration agreement dated on or about the date of this Agreement between the Main SPV, the Facility Agent, the Main SPV Account Bank and the Main SPV Administrator;

Advance means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

Adverse Claim means any ownership interest, charge, encumbrance, proprietary or security interest, right of retention, retention of title, lien or privilege or other right or claim in, over or on any person's assets or properties in favour of any other person (but excluding the rights of a Debtor under any Contract in respect of the use or possession of goods the subject of such Contract and the rights and interests of the Main SPV, the Funding Administrator, the Lender and the Facility Agent under the Transaction Documents);

Alternate Rate means, for any Tranche during any Tranche Period, a rate per annum equal to the sum of the Applicable Margin in respect of a Eurocurrency Tranche plus the Eurocurrency Rate for such Tranche Period;

Anti-Corruption Laws means the US Foreign Corrupt Practices Act 1977, the UK Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable law or regulation relating to bribery, anti-corruption, money laundering or tax evasion.

Applicable Conversion Rate means, for the purpose of conversion on any day on which such conversion is required to be made pursuant to any Transaction Document of any amount denominated in an Approved Currency other than the Base Currency into the Base Currency, the spot rate of exchange as displayed on the appropriate page of the Reuters Screen or Bloomberg Screen, equal to the mid closing rates released on the immediately preceding Business Day as determined by the Funding Administrator on the day on which any such calculation is to be made pursuant to such Transaction Document;

Applicable Margin has the meaning thereto as set out in the Funding Costs Fee Letter;

Approved Currency means EUR, NOK, SEK, DKK and GBP;

Approved Jurisdiction means Belgium, Denmark, England and Wales, Finland, France, Germany, Italy, The Netherlands, Norway, Portugal, Republic of Ireland, Spain, Sweden and Switzerland;

Assignment and Acceptance means an assignment and acceptance agreement entered into by the Main SPV, an Eligible Assignee and the Facility Agent pursuant to which such Eligible Assignee may become a party to the Nieuw Amsterdam Receivables Financing Agreement;

Attributable Debt means as of the date of determination thereof, without duplication, (a) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease and (b) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

Available Collections means, in respect of a Purchased Receivable, an amount in the Approved Currency in which such Purchased Receivable is denominated equal to any Collections credited to the Master Collection Account which have not been reinvested or transferred to the Main SPV Operating Account (including, for the avoidance of doubt, any cash payments due in connection with Deemed Collections) in each case, allocated to that Purchased Receivable in accordance with the Cleared Invoice Allocation;

Available Facility means, at any time, in relation to the Facility:

(a)the lower of (i) the Commitment and (ii) the Funding Base at that time;

(b)minus:

(i)the aggregate of all Advances and any other sum due but unpaid under the Nieuw Amsterdam Receivables Financing Agreement (including interest) after set off of any payment received from Debtors at that time in the Master Collection Account; and

(ii)in relation to any proposed Advances, the amount of any other Advances that are due to be made under the Facility on or before the proposed Drawdown Date.

Backup Servicer means the Person appointed by the Main SPV, the Funding Administrator and the Facility Agent as backup servicer in accordance with the terms of the Servicing Agreement;

Belgian Collection Account Pledge Agreement means the bank account pledge agreement dated on or about the Closing Date between Greif CC as pledgor and the Main SPV as pledge and creating, inter alia, a right of pledge of over the Belgian Master Collection Account;

Belgian Master Collection Account means the master collection account held by Greif CC set out in Schedule 1 to the Servicing Agreement and any other master collection account that the Master Servicer may open from time to time with an account bank (subject to the prior written approval of the Facility Agent);

Base Currency means euro;

Belgian Intermediary means Greif CC in its capacity as purchaser under the Greif CC Receivables Purchase Agreement;

Belgian Originators means the Originators that are located in Belgium as set out in Schedule 1, and Belgian Originator means any of them as the context may require;

Belgian Receivables means the Receivables originated by a Belgian Originator and governed by Belgian law;

Beneficial Owner shall have the meaning assigned thereto in Rule 13d-3 of the SEC under the Exchange Act as in effect on the date hereof;

Bloomberg Screen means a page of the Bloomberg service or of any other medium for the electronic display of data as may be previously approved in writing by the Funding Administrator and the Main SPV;

Business Day or business day means:

(a)in relation to the delivery of a notice or report under the Transaction Documents, a day other than a Saturday, Sunday or public holiday in either the country from which the notice or report is being sent or the country to which the notice or report is being delivered; and

(b)for any other purpose, a day (other than Saturday or Sunday) on which banks are open for business in The Netherlands and Belgium, and

(i)in relation to any date for payment or purchase of a currency other than the Base Currency, a day (other than Saturday or Sunday) on which banks are open for business in the principal financial centre of the country of that currency; or

(ii)in relation to any date for payment in the Base Currency, the purchase of the Base Currency, or any conversion into or from the Base Currency, any day on which the TARGET2 System (or any successor thereto) is operating credit or transfer instructions in respect of payments in Euro;

Capitalized Lease means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP;

Capitalized Lease Obligation means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP;

CET means Central European Time;

Change in Law means:

(a)the adoption of any Law after the date of this Master Definitions Agreement;

(b)any change in the Requirement of Law or in the interpretation, application or implementation thereof after the date of this Master Definitions Agreement; or

(c)compliance by the Lender or the Facility Agent, by any lending office of the Lender or by such Lender's or the Facility Agent's holding company, if any, with any request, guideline or directive (whether or not having the force of law) of any Official Body made or issued after the date of the Master Definitions Agreement;

Change of Control means:

(a)in respect of Main SPV, the failure of the Shareholder to own, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding shares of Voting Stock of Main SPV; and

(b)in respect of any Greif Transaction Party (other than the Performance Indemnity Provider):

(A)the Performance Indemnity Provider ceases for any reason to have the power, directly or indirectly, to direct or cause the direction of the management or policies of such Greif Transaction Party, whether through the ownership of Voting Stock, by contract, or otherwise; or

(B)the Performance Indemnity Provider ceases for any reason to have the right, directly or indirectly, to elect all or the majority of the board of directors (or other Persons performing similar functions) of that Greif Transaction Party; or

(C)the acquisition of, or otherwise obtaining control of, by any Person or group, (including any group acting for the purpose of acquiring, holding or disposing of securities, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination), of 50% or more of the total voting power of its Voting Stock then outstanding other than in circumstances where following such acquisition, the Performance Indemnity Provider directly or indirectly owns or controls 100% of the total voting power of such Greif Transaction Party's Voting Stock; and

(c)in respect of the Performance Indemnity Provider:

(A)any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Investors) is or becomes (as a result of the acquisition or issuance of securities, by merger or otherwise) the Beneficial Owner, directly or indirectly, of more than 35% of the voting power with respect to the election of directors of all then outstanding voting Equity Interests of the Performance Indemnity Provider (other than as a result of a public primary registered equity offering by the Performance Indemnity Provider of new shares issued by the Performance Indemnity Provider in such offering), whether as a result of the issuance of securities of the Performance Indemnity Provider, any merger, consolidation, liquidation or dissolution of the Performance Indemnity Provider, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (A), the Permitted Investors will be deemed to beneficially own any voting Equity Interests of a specified corporation held by a parent corporation so long as the Permitted Investors beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the voting Equity Interests of such parent corporation);

(B)during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors of the

Performance Indemnity Provider (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Performance Indemnity Provider was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Performance Indemnity Provider then in office; or

(C)the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Performance Indemnity Provider and its Subsidiaries (other than Soterra LLC), considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Investors or a Person of which one or more of the Permitted Investors own more than 50% of the voting power) shall have occurred, or the Performance Indemnity Provider merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Investors; provided that the Performance Indemnity Provider is the surviving entity) or any other Person (other than one or more Permitted Investors or a Person of which one or more of the Permitted Investors own more than 50% of the voting power; and provided, further, that the Performance Indemnity Provider is the surviving entity) merges, consolidates or amalgamates with or into the Performance Indemnity Provider, in any such event pursuant to a transaction in which the outstanding voting Equity Interests of the Performance Indemnity Provider are reclassified into or exchanged for cash, securities or other property, other than any such transaction where: (i) the outstanding voting Equity Interests of the Performance Indemnity Provider are reclassified into or exchanged for other voting Equity Interests of the Performance Indemnity Provider or for voting Equity Interests of the surviving corporation, and (ii) the holders of the voting Equity Interests of the Performance Indemnity Provider immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting Equity Interests of the Performance Indemnity Provider or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction.

CIBOR means:

(a)the applicable Screen Rate; or

(b)(if no Screen Rate is available for DKK) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Funding Administrator at its request quoted by the Reference Banks to leading banks in the Relevant Interbank Market, at 11:00 a.m. London time on the relevant date for offering deposits in DKK for one month, and, if any such rate is below zero, CIBOR will be deemed to be zero;

Cleared Invoice Allocation means, in respect of the allocation of Collections, the allocation of funds received in respect of the Purchased Receivables from the relevant Debtors depending on the method of payment as follows:

(a)in the case of bank transfers, if an automatic allocation to the relevant invoice can be made, Collections are allocated automatically to the relevant invoice on the date of upload of the bank statement corresponding to the date of receipt;

(b)in the case of bank transfers, if an automatic allocation to the relevant invoice cannot be made, Collections are allocated on the date on which the manual allocation to the relevant invoice has been completed; and

(c)in the case of Instruments of Debt that are cheques, bills of exchange and promissory notes received by the credit department of any of the Originators, Belgian Intermediary or the Master Servicer, Collections are allocated on the date on which such Instrument of Debt is delivered to the relevant bank;

Closing Date means 30 April 2012;

Collection means, with respect to a Purchased Receivable, all amounts received in respect of such Purchased Receivable (including any amount allocable to the VAT portion of such Receivable) including the following:

(a)cash collections (where relevant including principal, interest, late payment and similar charges);

(b)all other cash proceeds (including proceeds of the enforcement of Related Rights) with respect to such Purchased Receivable;

(c)all Instruments of Debt;

(d)all other amounts received or recovered in respect of such Purchased Receivable whether as a result of any claim, resale, redemption, other disposal or enforcement of any claim or judgment relating thereto or otherwise;

(e)the amount of any Deemed Collections (for the avoidance of doubt including any Dilutions) in respect of such Purchased Receivable; and

(f)all recoveries of VAT from any relevant tax authority relating to any Defaulted Receivable;

Collection Accounts means, in relation to each Originator, the accounts and the account banks where such accounts are held, each as set out in Schedule 1 to the Servicing Agreement and any other collection account that an Originator may open from time to time with an account bank (subject to the prior written approval of the Facility Agent) and, in relation to the Master Servicer, the Master Collection Accounts;

Collection Account Pledge Agreements means the Belgian Collection Account Pledge Agreement, the Danish Collection Account Pledge Agreement and the English Collection Account Pledge Agreement;

Commercial Paper means commercial paper, money markets notes and other short term promissory notes issued by the Lender;

Commitment means, with respect to the Lender

(a)during the Revolving Period EUR 100,000,000 for each Investment Date, as such amount may be reduced or increased by any Assignment and Acceptance entered into by the Lender in accordance with the terms of the Nieuw Amsterdam Receivables Financing Agreement; and

(b)after the Revolving Period ends, zero.

Common Terms means the provisions set out in Clauses 2 to 26 of this Agreement;

Concentration Limits means

(a)the Maximum Debtor Limit;

(b)the Maximum Jurisdiction Limit; and

(c)a 10 per cent. limit on aggregate Eligible Receivables included in the Net Receivables Balance with original terms greater than 180 days but less than or equal to 365 days,

and Concentration Limit means any of them as the context may require;

Concentration Jurisdiction means France, Italy, the Netherlands, England and Wales, Belgium, Spain, Germany, Sweden, Switzerland, Portugal, Denmark, Finland, Norway and the Republic Ireland;

Conditions Precedent means the Initial Conditions Precedent, the Ongoing Conditions Precedent, the Accession Conditions Precedent and the Restructuring Conditions Precedent;

Contract means each purchase order or supply agreement or contract pursuant to which an Originator supplies goods and/or services to a Debtor and which gives rise to a Receivable;

Contractual Dilution means, with respect to any Receivable, any reduction, cancellation or adjustment in the Unpaid Balance of such Receivable as a result of volume rebates, volume discounts or early payment discounts, in each case, arising pursuant to the Contract related to such Receivable;

CP Rate means, for any Tranche Period for any Tranche, which the Lender has financed or refinanced, (i) directly through the issuance of Commercial Paper corresponding to such Tranche, or (ii) indirectly through the issuance of Commercial Paper, part of the proceeds of which is allocated by the Funding Administrator to fund or maintain such Tranche, the per annum rate equivalent to the weighted average cost (as determined by the Funding Administrator), and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by the Lender, costs associated with funding and maintaining any Currency Hedge Agreement denominated in a currency other than the currency of such Commercial Paper, other borrowings by the Lender and any other costs and expenses associated with the issuance of Commercial Paper directly to fund or maintain such Tranche or related to the issuance of Commercial Paper (part of the proceeds of which are allocated to fund or maintain such Tranche) that are, in either case, allocated, in whole or in part, by the Lender or the Funding Administrator to fund or maintain such Tranche; provided that if any component of any such rate is a discount rate, in calculating the CP Rate for such Tranche for such Tranche Period, the Funding Administrator shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum;

Credit and Collection Policies means the credit and collection policies of each of the Originators as attached to each of the Receivables Purchase Agreements, and Credit and Collection Policy means any one of them as the context may require;

Cross Default means

(a)any Financial Indebtedness of any member of the Greif Group which is a Greif Transaction Party is not paid when due nor within any originally applicable grace period;

(b)any Financial Indebtedness of any member of the Greif Group which is a Greif Transaction Party is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an actual or potential default or event of default or credit review event or any similar event (however described);

(c)any member of the Greif Group which is a Greif Transaction Party fails to pay any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised;

(d)any creditor of any member of the Greif Transaction Party becomes and remains entitled to declare any Financial Indebtedness of any member of the Greif Group which is a Greif Transaction Party due and payable prior to its specified maturity as a result of an actual or potential default or event of default or credit review event or any similar event (however described), provided that no Cross Default Event will occur if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than USD 50,000,000 (or its equivalent in any other Approved Currency as reasonably determined by the Funding Administrator);

Currency Hedge Agreement means a currency swap or exchange agreement (including any spot or forward currency exchange agreement) or any other similar arrangement, however denominated, entered into by or on behalf of the Lender for hedging purposes, as any of the foregoing may be amended, restated, supplemented or otherwise modified from time to time;

Cut-off Date means the last day of each month;

Danish Collection Account Pledge Agreement means, if executed, any bank account pledge agreement between Greif CC as pledgor and the Main SPV as pledgee and creating, inter alia, a right of over the Danish Master Collection Account;

Danish Master Collection Account means the master collection account held by Greif CC with Danske Bank A/S set out in Schedule 1 to the Servicing Agreement and any other master collection account that the Master Servicer may open from time to time with an account bank (subject to the prior written approval of the Facility Agent);

Data Period means each period from (and excluding) a Cut-off Date and ending on (and including) the next Cut-off Date;

Days Sales Outstanding means:

(a)the Nominal Amount of Eligible Purchased Receivables originated during the current month;

(b)divided by the outcome of

(i)the aggregate Nominal Amount of all Purchased Receivables originated over the prior 12 months;

(ii)divided by 12;

(c)multiplied by 30.

Debtor means a legal person set out in the records of the relevant Originator as being obliged to make payment for the provision of goods or services evidenced by a Contract for which an invoice has been issued (or, if different, the person so obliged) and includes any person obliged to make payment under or in connection with any Related Rights;

Debtor Notification means a notice of assignment delivered to a Debtor in accordance with the provisions of the relevant Receivables Purchase Agreement, as applicable upon the occurrence of a Debtor Notification Event, where relevant given in accordance with the requirements set out in relevant Transaction Document;

Debtor Notification Event means (i) the occurrence and continuation of a Termination Event (other than an Expiration Termination Event) or (ii) the existence or introduction of any Requirement of Law affecting the validity or enforceability of the assignment of any Purchased Receivable against the relevant Debtor;

Deed of Pledge means a deed of pledge in the form set out in Schedule 1 of the Rights Pledge Agreement;

Deemed Collection means, in respect of a Purchased Receivable, a collection which will be deemed to have been received by the relevant Originator, any Intermediary or Main SPV, and be payable to either the relevant Intermediary or the Main SPV or the Funding Administrator (as the case may be) under the relevant Originator Receivables Purchase Agreement or the relevant Intermediary Receivables Purchase Agreement in the relevant Approved Currency or converted into the relevant Approved Currency at the Applicable Conversion Rate in the amount specified below less any Collections (excluding, for the avoidance of doubt, the relevant Deemed Collection) received by the Main SPV into the Main SPV Operating Account, if:

(a)any representation or warranty in respect of such Purchased Receivable proves to have been not true or incorrect when made;

(b)such Purchased Receivable was purchased by the Main SPV but proves to have been an Excluded Receivable as at the Purchase Date;

(c)such Purchased Receivable was purchased by the Main SPV although the Conditions Precedent were not fulfilled (and have not been waived) on the Purchase Date;

(d)such Purchased Receivable becomes a Disputed Receivable;

(e)the relevant Originator or the Master Servicer grants a time extension, modifies the Purchased Receivable or otherwise affects the collectability of such Purchased Receivable other than in accordance with the Credit and Collection Policies, the Originator Receivables Purchase Agreements and the Servicing Agreement;

(f)the Nominal Amount of such Purchased Receivable is reduced by reason of any Dilution;

(g)any Related Rights relating to such Purchased Receivable have to be or are sold or otherwise enforced by the Master Servicer and the Debtor or another third party is entitled to all or parts of the proceeds of such enforcement;

(h)the sale and assignment for such Purchased Receivable has not been made in accordance with the terms of the relevant Originator Receivables Purchase Agreements or Intermediary Receivables Purchase Agreement; or

(i)any Collection in respect of any Purchased Receivable is made by way of an Instrument of Debt and such Instrument of Debt is discounted upon its presentation,

the amount of such Deemed Collection being, in the case of paragraphs (a), (b), (c),
(e) and (h) above, the Nominal Amount of such Purchased Receivable, or, in the case of paragraphs (d), (f), (g) or (i) above, the amount by which the Nominal Amount of such Purchased Receivable has been reduced due to the circumstances described in such paragraphs, and provided that any other amount that is designated as a Deemed Collection under the Transaction Documents shall also constitute a Deemed Collection for the purposes of this definition;

Default Rate means for any Tranche during a Tranche Period, a rate per annum equal to 1.65 per cent. plus the Eurocurrency Rate for such Tranche Period;

Default Ratio means (i) the Nominal Amount of the Eligible Receivables which have been written off or which are between 91-120 days overdue divided by (ii) the Nominal Amount of Purchased Receivables originated in the calendar month that occurred 6 months previously;

Defaulted Receivables means a Receivable: (a) that is more than 91 days overdue or (b) which, in accordance with the applicable Credit and Collection Policies, has been written off as uncollectable, if earlier;

Delinquency Ratio means (i) the Nominal Amount of the Eligible Receivables which are between 61-90 days overdue divided by (ii) the Nominal Amount of Purchased Receivables originated in the calendar month occurring 5 months previously;

Delinquent Debtor means a Debtor who, together with its affiliates, is the debtor of Delinquent Receivables or Defaulted Receivables the Nominal Amount of which is more than 25% of the aggregate Nominal Amount of all Receivables owing by that Debtor and its affiliates;

Delinquent Receivable means a Receivable that is between 61 and 90 days overdue;

Deposit Account means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit;

Dilution means any reduction or the cancellation, in whole or in part, of the Nominal Amount of a Purchased Receivable by reason of the occurrence of any of the following circumstances:

(a)any reduction in the amount payable thereunder resulting from any rebate, credit note, discount or allowances for prompt payment, for quantity, for return of goods or as fidelity premium, invoicing error or cancellation or any other commercial adjustment, granted by any Originator or the Master Servicer other than in accordance with the relevant Credit and Collection Policies;

(b)to the extent not already covered under (a), any decrease in the amount thereof or any total or partial cancellation thereof (including in particular but without limitation, as a result of the exercise of a right of set-off), but excluding any discharge in accordance with its terms or as a result of the enforcement of any Related Rights;

(c)the Purchased Receivable becoming or being a Disputed Receivable;

(d)any repurchase of goods by the relevant Originator, the sale of which gave rise to the Purchased Receivable; or

(e)any governmental order, moratorium or other restriction on the transfer of payments by the Debtor,

excluding, however, any adjustment, decrease in the amount, cancellation or similar event affecting, in whole or in part, the Nominal Amount of any Receivable, which is made or occurs following Insolvency Proceedings in respect of the relevant Debtor;

Dilution Horizon Ratio means the Nominal Amount of Purchased Receivables originated over the preceding 1 month divided by the current months' Net Receivables Balance;

Dilution Ratio means the amount of non-cash adjustments which includes returns, adjustments (including as a result of disputes), (excluding any adjustments to correct manual errors on invoices that do not reduce the principal amount thereof), (discounts or retropricing) excluding Contractual Dilutions divided by all Eligible Receivables originated by the Originators in the previous month;

Dilution Spike means the highest two month rolling average Dilution Ratio (expressed as a percentage) over the immediately preceding 12 months;

Directors means the Shareholder's Director and the Main SPV's Director;

Disputed Receivable means any Purchased Receivable in respect of which payment is disputed (in whole or in part, with or without justification) by the Debtor owing such Receivable, whether by reason of any matter concerning the goods in respect of which the original invoice was issued or by reason of any other matter whatsoever or in respect of which a set-off or counterclaim is being claimed by such Debtor;

DKK means the lawful currency of Denmark;

Domestic Receivables Securitization means any securitization transaction or series of securitization transactions that may be entered into by the Performance Indemnity Provider or any of its Domestic Subsidiaries whereby the Performance Indemnity Provider or any of its Domestic Subsidiaries sells, conveys or otherwise transfers any Receivables Facility Assets of the Performance Indemnity Provider and its Domestic Subsidiaries to a Receivables Subsidiary or to any unaffiliated Person, on terms customary for securitizations of Receivables Facility Assets in the United States;

Domestic Subsidiary means any Subsidiary that is organized under the laws of any political subdivision of the United States;

Drawdown Date means the date of the relevant Advance being made available by the Lender to the Main SPV;

Drawdown Request means a request for an Advance under the Facility substantially in the form of Schedule 1 of the Nieuw Amsterdam Receivables Financing Agreement;

Dutch Civil Code means the Dutch Civil Code (Burgerlijk Wetboek);

Dutch Originators means the Originators that are located in The Netherlands as set out in Schedule 1;

Dutch Receivables means the Receivables originated by a Dutch Originator and governed by Dutch law;
Dynamic Dilution Reserve means an amount (expressed as a percentage) that is calculated as follows:

[(SF x ED) + ((DS - ED) x DS/ED)] x DHR

Where:

(a)SF means Stress Factor;

(b)ED means Expected Dilution;

(c)DS means Dilution Spike;

(d)DHR means Dilution Horizon Ratio;

Dynamic Loss Reserve means an amount (expressed as a percentage) that is calculated as the product of:

(a)the Stress Factor;

(b)the Loss Ratio; and

(c)the Loss Horizon Ratio;

Earnout Obligations means those payment obligations of the Performance Indemnity Provider and its Subsidiaries to former owners of businesses which were acquired by the Performance Indemnity Provider or one of its Subsidiaries pursuant to an acquisition which are in the nature of deferred purchase price to the extent such obligations are required to be set forth with respect to such payment obligations on a balance sheet prepared in accordance with GAAP applied in a manner consistent with past practices;

Effective Date means 21 June 2019 provided that the Facility Agent has notified the Main SPV and the Lender that the Restructuring Conditions Precedent have been fulfilled to the satisfaction of, or waived by (as applicable), the Facility Agent on the Effective Date in accordance with Clause 3.1 of the Nieuw Amsterdam Receivables Financing Agreement;

Eligibility Criteria means the eligibility criteria set out in Schedule 3;

Eligible Assignee means, with respect to the Lender, any Person (i) that is the Funding Administrator, the Main SPV, a Programme Support Provider or any affiliate of such Person that has a short-term debt rating of at least A-1 by S&P and P-1 by Moody's, (ii) that is managed or sponsored by a Person described in clause (i) above and that has a short-term debt rating of at least A-1 by S&P and P-1 by Moody's or (iii) any other Person that has been approved by the Funding Administrator for the Lender and consented to by the Funding

Administrator (such consent not to be unreasonably withheld) and, so long as no Termination Event has occurred and is continuing, consented by the Master Servicer (such consent not to be unreasonably withheld or delayed);

Eligible Receivable means a Receivable that meets the relevant Eligibility Criteria on the relevant determination date;

English Collection Account Pledge Agreement means, if executed, the security over operating account agreement between Greif CC as company in favour of the Main SPV as secured party granting security the English Master Collection Account by way of assignment;

English Master Collection Account means the master collection account held by Greif CC as set out in Schedule 1 to the Servicing Agreement and any other master collection account that the Master Servicer may open from time to time with an account bank (subject to the prior written approval of the Facility Agent);

Equity Interests means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination;

EU Risk Retention Rules means Article 6(1) of the Securitisation Regulation as it is amended, supplemented, interpreted and/or applied from time to time;

EUR, euro or € means the currency introduced at the commencement of the third stage of the European Economic and Monetary Union on 1 January 1999 pursuant to the Treaty establishing the European Communities as amended by the Treaty on European Union;

EURIBOR means:

(a)the applicable Screen Rate; or

(b)if no such Screen Rate is available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Funding Administrator at its request quoted by the Reference Banks to prime banks in the Relevant Interbank Market, at 11:00 a.m. London time on the relevant calculation date for the offering of deposits in EUR for one month, and, if any such rate is below zero, EURIBOR will be deemed to be zero;

Eurocurrency Rate means, for any Tranche Period, for a Tranche denominated in (a) EUR, EURIBOR, (b) GBP, LIBOR, (c) SEK, STIBOR, (d) DKK, CIBOR, and (e) NOK, NIBOR;

Eurocurrency Rate Replacement Event means, in relation to a Eurocurrency Rate:

(i) the methodology, formula or other means of determining such Eurocurrency Rate has, in the opinion of the Facility Agent materially changed;
(ii)
(A)
I.the administrator of such Eurocurrency Rate or its supervisor publicly announces that such administrator is insolvent; or
II.information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of such Eurocurrency Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide such Eurocurrency Rate;

(B)the administrator of such Eurocurrency Rate publicly announces that it has ceased or will cease, to provide such Eurocurrency Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide such Eurocurrency Rate;

(C)the supervisor of the administrator of such Eurocurrency Rate publicly announces that such Eurocurrency Rate has been or will be permanently or indefinitely discontinued; or

(D)the administrator of such Eurocurrency Rate or its supervisor announces that such Eurocurrency Rate may no longer be used; or

(iii)the administrator of such Eurocurrency Rate determines that such Eurocurrency Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Facility Agent) temporary; or

(B)such Eurocurrency Rate is calculated in accordance with any such policy or arrangement for a period no less than one week; or

(iv)in the opinion of the Facility Agent, such Eurocurrency Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

If a Eurocurrency Rate Replacement Event has occurred, any amendment or waiver which relates to:

(i)providing for the use of a Replacement Benchmark in place of the applicable Eurocurrency Rate; and

(ii)

(A)aligning any provision of any Transaction Document to the use of that Replacement Benchmark;

(B)enabling that Replacement Benchmark to be used for the calculation of interest under the Transaction Documents (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of the Transaction Documents);

(C)implementing market conventions applicable to that Replacement Benchmark;

(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (or, if at the time of determination the Replacement Benchmark) is a lower rate than the applicable Eurocurrency Rate, the Facility Agent and the Servicer.

Eurocurrency Tranche has the meaning set forth in the Nieuw Amsterdam Receivables Purchase Agreement.

Excess Concentration Amounts means at any time the sum of (without duplication):

(a)the amount by which the aggregate outstanding amount of Eligible Receivables (calculated in euro) in respect of a Debtor sold by any Originator exceeds the product of the Maximum Debtor Limit and the Nominal Amount of the Eligible Receivables; and

(b)the amount by which the aggregate outstanding amount of Eligible Receivables (calculated in euro) in respect of a Concentration Jurisdiction exceeds the product of the Maximum Jurisdiction Limit in respect of such Concentration Jurisdiction and the Nominal Amount of the Eligible Receivables; and
(c)the amount by which the aggregate outstanding amount of Eligible Receivables with original terms greater than 180 days but less than or equal to 365 days (calculated in euro) exceeds 10 per cent. of the Nominal Amount of Eligible Receivables, and any one of them;

Exchange Act means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et m., and as hereafter amended;

Excluded Debtor means a Debtor identified on the computer systems of the relevant Originator and/or Master Servicer:

(a)that is an affiliate of the Greif Group;

(b)that is not acting in an establishment located in any of the following countries: Belgium, Denmark, England and Wales, Finland, France, Germany, Italy, The Netherlands, Norway, Portugal, Republic of Ireland, Spain, Sweden and Switzerland;

(c)that is an individual, sole trader or partnership with a natural person as a partner;

(d)that is a central or local public administration entity or a government entity (or a sub-division or affiliate of any of them);

(e)that is insolvent or has entered into insolvency proceedings;

(f)that is located in a jurisdiction in respect of which the Facility Agent has not previously received a legal opinion confirming the validity of the envisaged transfer of Receivables to the Belgian Intermediary and Main SPV against a party located in such jurisdiction; or

(g)that is an Italian Excluded Debtor, a Portuguese Excluded Debtor or a Spanish Excluded Debtor;

Excluded Receivables means a Receivable owed by an Excluded Debtor;

Expected Dilution means the 12 months rolling average Dilution Ratio (expressed as a percentage);

Expiration Termination Event means the occurrence and continuation of the event listed in paragraph (p) of the definition of Termination Event;

Facility means the facility made available under the Nieuw Amsterdam Receivables Financing Agreement as described in Clause 2 of the Nieuw Amsterdam Receivables Financing Agreement;

Facility Agent means Rabobank in its capacity as facility agent to the Lender under the Transaction Documents;

Facility Limit means EUR 100,000,000 for each Investment Date;

Facility Maturity Date means 17 April 2021 or such later date as may be agreed in writing between the Originator's Agent, the Performance Indemnity Provider, the Lender and the Facility Agent;

Fees means any fees payable pursuant to the Funding Costs Fee Letter;

Final Discharge Date means the date falling after the Termination Date on which all Advances have been repaid and all programme costs and other fees, costs and expenses due under the Transaction Documents and the Funding Costs Fee Letter have been irrevocably paid in full without affecting any obligations or liabilities of a party existing at that time;

Financial Indebtedness means, as applied to any Person (without duplication), any indebtedness for or in respect of:

(a)all indebtedness of such Person for borrowed money;

(b)the deferred and unpaid balance of the purchase price of assets or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business);

(c)all Capitalized Lease Obligations;

(d)all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

(e)notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Financial Indebtedness pursuant to clause (b) above);

(f)indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

(g)the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

(h)the net obligations of such Person under Swap Contracts (valued as set forth in the last paragraph of this definition);

(i)Earnout Obligations;

(j)Attributable Debt of such Person; and

(k)all Guarantee Obligations of such Person with respect to outstanding primary obligations that constitute Financial Indebtedness of the types specified in clauses (a) through (j) above of Persons other than such Person.

For all purposes hereof, the Financial Indebtedness of any Person shall include the Financial Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture partner, unless in any case such Financial Indebtedness is expressly made non-recourse to such Person, whether in such Person's Organizational Documents, in the documents relating to such Financial Indebtedness, by operation of law or otherwise. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

Floor Reserve Percentage means the sum of (a) Loss Reserve Floor; and (b) the product (expressed as a percentage) of: (i) Expected Dilution multiplied by (ii) the Dilution Horizon Ratio;

FMSA means the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht) as amended from time to time, including any regulations issued pursuant thereto;

Foreign Receivables Securitization means any securitization transaction or series of securitization transactions that may be entered into by any Foreign Subsidiary of Greif Inc. whereby such Foreign Subsidiary of Greif Inc. sells, conveys or otherwise transfers any Receivables Facility Assets of such Foreign Subsidiary to a Receivables Subsidiary or to any unaffiliated Person, on terms customary for securitizations of Receivables Facility Assets in the jurisdiction of organization of such Foreign Subsidiary;

Foreign Subsidiary means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia

French Originators means the Originators that are located in France as set out in Schedule 1,

French Receivables means the Receivables originated by a French Originator and governed by French law;

Funding Administrator means Rabobank, in its capacity as funding administrator to the Lender under the Transaction Documents;

Funding Base means the Net Receivables Balance multiplied by (100% minus the Reserve Percentage);

Funding Costs Fee Letter means the then current funding costs fee letter among the Main SPV, the Performance Indemnity Provider, Greif CC, the Facility Agent and the Lender (the first being dated on or about the Closing Date) including any supplements thereto from time to time;

Funding Date has the meaning given to the term Investment Date in this Agreement

FX Determination Date means the date which falls one Business Day prior to the relevant Reporting Date or the Closing Date (as the case may be);

GAAP means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied;

GBP means the lawful currency of Great Britain;

German Originators means the Originators that are located in Germany as set out in Schedule 1, and German Originator means any of them as the context may require;

German Receivables means the Receivables originated by a German Originator and governed by German law;

Global Portfolio means, on any given date, the outstanding nominal value of all Purchased Receivables excluding the Written-off Receivables;

Governmental Authority means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);

Greif CC means Greif Services Belgium BVBA a company incorporated under Belgian law, registered with the register of legal entities (RPM/RPR) under the number 0438.202.052, Commercial Court of Antwerp, Belgium, whose registered office is at Beukenlei 24, 2960 Brecht, Belgium;

Greif CC Receivables Purchase Agreement means the receivables purchase agreement so entitled dated on or about the date of this Agreement between Greif CC as seller and the Main SPV as buyer;

Greif Group means collectively, the Greif Transaction Parties and their affiliates;

Greif Lender means each lender under the amended and restated credit agreement between, inter alia, Greif Inc dated 11 February 2019 (the Credit Agreement);

Greif Transaction Parties means Greif, Inc (as the Performance Indemnity Provider) and each entity which is a direct or indirect subsidiary of Greif, Inc. entity that is party to a Transaction Document including:

(a)the Originators; and

(b)Greif CC in its capacity as Subordinated Lender, Master Servicer, Belgian Intermediary and Originator's Agent; and

and Greif Transaction Party means any of them as the context may require;

Guarantee Obligations means, as to any Person, without duplication, any direct or indirect contractual obligation of such Person guaranteeing or intended to guarantee any Financial Indebtedness or Operating Lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof;

Inactive Originators means the parties set out in Schedule 1 Part 2;

Indemnified Party shall have the meaning given to it in the Nieuw Amsterdam Receivables Financing Agreement;

ING Programme means the Greif Group's trade receivables programme as sponsored by ING Belgium S.A., which was established by, among other things, a Receivables Purchase Agreement dated 28 October 2004 (as amended from time to time) between ING Belgium S.A., Greif CC and Greif Belgium BVBA and which is terminated prior or on the Closing Date;

ING Receivables means the receivables sold by various Greif entities to ING Belgium S.A. under the ING Programme and which will be repurchased by Greif CC on the Closing Date;

Initial Conditions Precedent means the conditions precedent listed in Schedule 4 Part 1 to the Master Definitions Agreement;

Insolvency of a Person means the occurrence of an Insolvency Proceeding in respect of such Person;

Insolvency Law means any Law relating to bankruptcy, insolvency, administration, receivership, examination, administrative receivership, reorganisation, winding up or composition, moratorium or adjustment of debts or the rights of creditors generally (whether by way of voluntary arrangement or otherwise);

Insolvency Proceeding means in connection with a Person, any proceeding that occurs where that Person:

(a)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(b)makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(c)institutes a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or it presents a petition for its winding-up or liquidation;

(d)has instituted against it proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation and such proceedings or petition is not dismissed by the relevant competent court within 30 days;

(e)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets;

(f)has a secured party take possession of all or substantially all of its assets or has a distress, diligence, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets; or

(g)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (e) above;

Insolvency Regulation means Regulation (EU) 2015/484 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings;

Insolvency Termination Event means the occurrence and continuation of the event specified in item (g) of the definition of Termination Event;

Insolvent means any person that is subject to Insolvency Proceedings;

Instrument of Debt means, in respect of any Purchased Receivable, any bill of exchange, cheque, promissory note and any other instrument of debt issued from time to time to effect payment of such Purchased Receivable;

Intermediaries means the Belgian Intermediary and the Italian Intermediary, and Intermediary means either of them, as the context may require;

Intermediary Receivables Purchase Agreements means the Italian Intermediary Receivables Purchase Agreement and the Greif CC Receivables Purchase Agreement and Intermediary Purchase Agreement means either of them as the context may require;

Investment Date means each RDR Funding Date and each SRD Funding Date, as applicable;

Investment Request means a Reporting Date Request and the Special Report Date Request, as applicable.

Italian Excluded Debtor means as at 27 February 2020, each Debtor designated as an Italian Excluded Debtor in Schedule 8 and, with effect from each subsequent Settlement Date, each Debtor designated as an Italian Excluded Debtor in the Servicer Report provided by the Master Servicer on the Reporting Date immediately preceding the relevant Settlement Date;

Italian Intermediary means Rabobank International in its capacity as:

(a)purchaser under the Originator Receivables Purchase Agreement between itself and the Italian Originator; and

(b)seller under Italian Intermediary Receivables Purchase Agreement between itself and the Main SPV;

Italian Intermediary Receivables Purchase Agreement means the document so entitled dated on or about the date of this Agreement between the Italian Intermediary as seller and the Main SPV as buyer;

Italian Originators means the Originators that are located in Italy as set out in Schedule 1, and Italian Originator means any of them as the context may require;

Italian Receivables means the Receivables originated by an Italian Originator;

Key Accounts means the accounts as set out in Schedule 5 and Key Account means any of them as the context may require;

Law means any law, constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body;

Lender means Nieuw Amsterdam in its capacity as lender under the Nieuw Amsterdam Receivables Financing Agreement

Lender Assignee means, with respect to any assignment by a Lender, any Person that:

(a)finances itself, directly or indirectly, through commercial paper, money market notes, promissory notes or other senior indebtedness;

(b)is managed or administered by the Funding Administrator with respect to the Lender or any affiliate of the Funding Administrator;

(c)is designated by the Funding Administrator to accept an assignment from the Lender of such Lender's rights and obligations pursuant to Clause 24 of the Nieuw Amsterdam Receivables Financing Agreement; and

(d)has a short-term debt rating of at least A-1 by S&P and P-1 by Moody's;

Lender Funding Document means any and all funding documents entered into by the Lender in connection with its Commercial Paper programme, including, for the avoidance of doubt, the Liquidity Facility Agreement;

Lender Group means a group consisting of the Lender and the Funding Administrator;

Lender Support Agreement means any and all agreements entered into by a Lender Support Provider providing for:

(a)the issuance of one or more letters of credit for the account of the Lender;

(b)the issuance of one or more surety bonds for which the Lender is obligated to reimburse the applicable Lender Support Provider for any drawings thereunder;

(c)the sale by the Lender to any Lender Support Provider of the Investments funded by the Lender (or portions or participations therein);

(d)the making of loans (including liquidity loans) and/or other extensions of credit to the Lender; and/or

(e)any other analogous agreement or instrument as may be entered into from time to time by the Lender,

in each case in connection with the Lender Purchaser's Commercial Paper programme, together with any letter of credit, surety bond, swap or other instrument issued thereunder;

Lender Support Provider means with respect to the Lender, any person now or hereafter extending credit, or having a commitment to extend credit (including any liquidity facility) to or for the account of, or to make purchases from, the Lender or issuing a letter of credit, surety bond, swap or other instrument to support any obligations arising under or in connection with the Lender's Commercial Paper programme;

Letter of Undertaking means the letter of undertaking among, inter alia, the Facility Agent, the Lender, the Shareholder, the Directors and dated on or about the Closing Date;

LIBOR means:

(a)the applicable Screen Rate; or

(b)if no such Screen Rate is available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Funding Administrator at its request quoted by the Reference Banks to prime banks in the Relevant Interbank

Market, at 11:00 a.m. London time on the relevant calculation date for the offering of deposits in GBP for one month,

and, if any such rate is below zero, LIBOR will be deemed to be zero;

Lien means (a) any judgment lien or execution, attachment, levy, distraint or similar legal process; and (b) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien (statutory or otherwise), charge or deposit arrangement (other than a deposit to a Deposit Account not intended as security) of any kind or other arrangement of similar effect (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, or any sale of receivables with recourse against the seller or any affiliate of the seller);

Liquidation Fee means for (a) any Tranche Period of the Lender which Yield is computed by reference to the CP Rate and a reduction of the Advances of the relevant Tranche is made for any reason or (b) any Tranche Period for which Yield is computed by reference to the Eurocurrency Rate and a reduction of the Advances of the relevant Tranche is made for any reason, in each case, on any day other than the last day of such Tranche Period, the sum of (i) the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Tranche Period or any Applicable Margin) which would have accrued during such Tranche Period (or, in the case of clause (a) above, during the period until the maturity of the underlying commercial paper tranches) on the reductions of the Advances of the Tranche relating to such Tranche Period had such reductions not occurred, exceeds (B) the income, if any, received by the Lender which holds such Tranche from the investment of the proceeds of such reductions of the Advances, plus (ii) the amount of any costs or expenses incurred in connection with the termination or reduction of any related Currency Hedge Agreements. A certificate as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the Funding Administrator to the Main SPV and shall be conclusive and binding for all purposes, absent manifest error;

Liquidity Drawn Rate has the meaning given thereto in the applicable Funding Costs Fee Letter;

Liquidity Facility Agreement means the liquidity facility agreement dated on or about the Closing Date among, inter alios¸ Rabobank International and Nieuw Amsterdam in connection with the Programme;

Loss Horizon Ratio means the aggregate Nominal Amount of all Purchased Receivables originated over the preceding 6 months divided by current month's Net Receivables Balance;

Loss Ratio means the highest 3 month rolling average of the Default Ratio for the preceding twelve consecutive calendar months;

Loss Reserve Floor means, at any time, 10 per cent.;

Main SPV means Cooperage Receivables Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands;

Main SPV Account Bank means Rabobank, and any person appointed as Main SPV Account Bank under the Administration Agreement;

Main SPV Accounts means the Main SPV Operating Account and any other bank account that the Main SPV may open from time to time with the Main SPV Account Bank (subject to the prior written approval of the Facility Agent);

Main SPV Administrator means Rabobank, and any person appointed as administrator under the Administration Agreement;

Main SPV Available Funds means on any Investment Date all moneys standing to the credit of the Main SPV Operating Account on that Investment Date and any other amounts to which the Main SPV is entitled under the Transaction Documents (including Collections credited to any Master Collection Account) including any amounts in respect of which it has been agreed in the Transaction Documents that these amounts can be discharged (subject to the applicable Priority of Payments) by way of set-off on the relevant Investment Date;

Main SPV Enforcement Event means any default (verzuim) in the proper performance of the Secured Obligations or any part thereof and provided notice has been given in accordance with Clause 16 (Notice) of the Common Terms;

Main SPV Management Agreement means the agreement dated on or about the Closing Date among the Main SPV, the Facility Agent and the Main SPV's Director;

Main SPV Operating Account means the bank account held with the Main SPV Account Bank, or such other account(s) as may be so designated in accordance with the provisions of the Administration Agreement;

Main SPV Security Documents means the Rights Pledge Agreement (and any deed of pledge entered into thereunder from time to time) and the Collection Account Pledge Agreements;

Main SPV's Director means Trust International Management (T.I.M.) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands;

Main SPV Tax Obligations means any liability of the Main SPV with regard to Tax in an amount not exceeding EUR 100,000 or such higher amount as may be agreed between Main SPV and the Facility Agent and as notified to the Rating Agencies;

Management Agreements means the Letter of Undertaking, the Main SPV Management Agreement and the Shareholder Management Agreement;

Master Collection Account means each account as set out in Schedule 1 to the Servicing Agreement and any other master collection account that the Master Servicer may open from time to time with an account bank (subject to the prior written approval of the Facility Agent);

Master Definitions Agreement means this master definitions agreement;

Master Servicer means Greif Services Belgium B.V.B.A., in its capacity as master servicer under the Servicing Agreement;

Master Servicer Event of Default means in respect of the Master Servicer a default in its obligations under the Servicing Agreement;

Material Adverse Effect means:

(a)a material adverse effect on the legality, validity, enforceability or termination of any of the Transaction Documents; or

(b)a material adverse effect on the rights or remedies of Main SPV, Facility Agent or the Lender Group under any of the Transaction Documents to which they are a party; or

(c)in respect of a Greif Transaction Party, a material adverse effect on:

(i)the ability of such Greif Transaction Party to perform its obligations under any of the Transaction Documents to which it is party; or

(d)in respect of the Purchased Receivables, a material adverse effect on:

(i)the interests of the Main SPV or the Lender or the Funding Administrator in a material portion of the Purchased Receivables or the Related Rights or the Collections with respect thereto; or

(ii)the collectability of a material portion of the Purchased Receivables;

Maximum Debtor Limit means: in respect of a Debtor in respect of Purchased Receivables as at any date, the limit (as a percentage of the Unpaid Balance of all Eligible Receivables) set out in the column entitled Concentration Limit opposite the credit rating by S&P and Moody's of that Debtor set out in the column entitled Debtor Short-Term Rating (whereby the lowest of the two ratings shall apply to that Debtor) and further provided that if the short-term rating set out in the column entitled Debtor Short-Term Rating is unavailable, the long-term rating set out in the column entitled "Debtor Long-Term Rating" shall apply:

Debtor Short-Term Rating	Debtor Long-Term Rating	Concentration Limit
A-1+/P-1	AA/Aa2 or Higher	10.0%
A-1/P-1	AA- to A+/ Aa3 to A1	10.0%
A-2/P-2	A to BBB+ / A2 to Baa1	5.0%
A-3/P-3	BBB to BBB- / Baa2 to Baa3	3.3%
No Short Term Rating	Non-Investment Grade or Unrated	2.0%

For any Purchased Receivables that are credit enhanced (e.g., Purchased Receivables that have the benefit of a letter of credit or credit insurance for the Unpaid Balance of such Purchased Receivable and that has been validly assigned to and directly benefit the Main SPV), the party providing such credit enhancement will be treated as the Debtor in respect of those Purchased Receivables for the purpose of determining the concentration limits that apply to such Debtor (and such Purchased Receivables) in accordance with the table above;

Maximum Amount Outstandings means on any day the lower of (A) the Facility Limit and (B) the Funding Base on such day calculated in the Base Currency;

Maximum Jurisdiction Limit means, in respect of each Concentration Jurisdiction, the limit (as a percentage of the Unpaid Balance of all Eligible Receivables) set out in the column entitled Maximum Jurisdiction Limit opposite the name of the relevant Concentration Jurisdiction:

Countries	Maximum Jurisdiction Limit
France / Italy / Netherlands / England and Wales	40.0%
Belgium / Spain / Germany / Sweden	20.0%
Switzerland / Portugal / Denmark / Finland/Norway	10.0%
Ireland	3.3%
Iceland	2.0%
Aggregate of non-investment grade countries	25.0%

Minimum Retained Amount has the meaning given thereto in Clause 16.2 of the Nieuw Amsterdam Receivables Financing Agreement;

Moody's means Moody's Investor Service Inc;

Net Receivables Balance means the Unpaid Balance of all Eligible Receivables less:
(i) Excess Concentration Amounts and (ii) Rebate Reductions.

NIBOR means:

(a)the applicable Screen Rate; or

(b)(if no Screen Rate is available for NOK) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Funding Administrator at its request quoted by the Reference Banks to leading banks in the Relevant Interbank Market, at 11:00 a.m. London time on the relevant date for offering deposits in NOK for one month, and, if any such rate is below zero, OIBOR will be deemed to be zero;

Nieuw Amsterdam means Nieuw Amsterdam Receivables Corporation B.V., a private company with limited liability, (besloten vennootschap met berperkte aansprakelijkheid) having its corporate seat in Amsterdam, the Netherlands, and having its registered office at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands;

Nieuw Amsterdam Receivables Financing Agreement means the Nieuw Amsterdam receivables financing agreement dated on or about the date of this Agreement among the Main SPV, the Funding Administrator, the Facility Agent and the Lender;

NOK means the lawful currency of Norway;

Nominal Amount means, with respect to any Purchased Receivable, the principal amount of such Purchased Receivable as reflected in the books and records of the relevant Originator (including the VAT portion (if any) in relation thereto);

Notice Details means the notice details set out in Clause 16 of the Common Terms;

Official Body means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles;

Ongoing Conditions Precedent means the ongoing conditions precedent listed in Schedule 4 Part 2 to the Master Definitions Agreement;

Onward Sale Agreement means the Intermediary Receivables Purchase Agreements and Onward Sale Agreement means any of them as the context may require;

Operating Lease of any Person, means any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person, as lessee, which is not a Capitalized Lease;

Operational Expenses means the operational costs and expenses incurred by (or on behalf of) the Main SPV (together with any applicable VAT thereon) that are due and payable to:

(a)the independent accountants, agents and counsel of the Main SPV;

(b)the Directors;

(c)if the Master Servicer is not a Greif Transaction Party, any applicable Servicing Fees;

(d)if a Backup Servicer has been appointed, the fees and expenses of such Backup Servicer;

(e)any person in respect of any governmental fee or charge; and

(f)any person in respect of any other fees or expenses pursuant to or in connection with the Transaction Documents;

Organizational Documents means, with respect to any Person, such Person's articles or certificate of incorporation, certificate of amalgamation, memorandum or articles of association, bylaws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Equity Interests;

Originator's Agent means Greif CC in its capacity as agent to the Originators;

Originators means the parties set out in Schedule 1 Part 1;

Originator Receivables Purchase Agreement means each originator receivables purchase agreement dated on or about the date of this Agreement between:

(a)an Originator (other than the Italian Originator) and the Belgian Intermediary; and

(b)the Italian Originator and the Italian Intermediary;

Originator Termination Event means the occurrence and continuation of any of following events in relation to an Originator: Termination Events listed under (a), (b) and (c).

Outstandings means, at any time, the equivalents (as calculated by the Funding Administrator) in euro of the aggregate of all Advances and any other sum due but unpaid under this Agreement (including accrued interest);

Parallel Debt has the meaning given to it in Clause 2 of the Rights Pledge Agreement;

Participating Member State means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;

Participant has the meaning given to it in Clause 24.6 of the Nieuw Amsterdam Receivables Financing Agreement;

Parties or parties means the parties to the relevant Transaction Document, and each individually a Party or a party;

Performance and Indemnity Agreement means the performance and indemnity agreement dated on or about the date of this Agreement between among others the Performance Indemnity Provider, the Main SPV, the Italian Intermediary and the Facility Agent;

Performance Indemnity Provider means Greif, Inc. it its capacity as performance indemnity provider under the Performance and Indemnity Agreement;

Permitted Accounts Receivable Securitization means (a) any Domestic Receivables Securitization and (b) any Foreign Receivables Securitization, in each case, together with any amendments, restatements or other modifications or refinancings permitted by this Agreement;

Permitted Investors means (a) All Life Foundation, Dempsey Family Trust, Michael
H. Dempsey Trust, Shannon J. Dempsey, Naomi C. Dempsey Charitable Lead Annuity Trust, Nob Hill Trust, Henry Coyle Dempsey Trust, Patricia M. Dempsey, Patricia M. Dempsey Living Trust, Judith D. Hook, Judith D. Hook Living Trust, Mary T. McAlpin, Mary T. McAlpin Living Trust, Mary T. McAlpin Charitable Remainder Annuity Trust, John McNamara, Virginia D. Ragan and Virginia D. Ragan Living Trust; (b) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any person in clause (a) and any adopted children and blood relative thereof; (c) the executors and administrators of the estate of any such person, and any court appointed guardian of any person in clause (a) or (b); (d) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clause (a) or (b) or any other Persons (including for charitable purposes), so long as one or more members of the group consisting of the Permitted Investors have the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity; and (e) any employee or retiree benefit plan sponsored by Greif, Inc.;

Person shall be construed as a reference to any person, firm, company, corporation, Governmental Entity, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two (2) or more of the foregoing;

Pledged Account Claims means all claims which the Main SPV has or may have at any time against the Main SPV Account Bank in relation to monies at any time owed by the Main SPV Account Bank to the Main SPV in relation to the pledged accounts or in relation to any monies at any time deposited therein or credited thereto, or otherwise owed by the Main SPV Account Bank to the Main SPV in respect thereof.

Pledged Assets means the TD Pledged Rights, the Receivables Pledged Rights and the Pledged Account Claims;

PMP means professional market party (professionele marktpartij);

Portfolio has the meaning given to it in Clause 4.1 of the Nieuw Amsterdam Receivables Financing Agreement.

Portuguese Excluded Debtor means as at 27 February 2020, each Debtor designated as a Portuguese Excluded Debtor in Schedule 8 and, with effect from each subsequent Settlement Date, each Debtor designated as a Portuguese Excluded Debtor in the Servicer Report provided by the Master Servicer on the Reporting Date immediately preceding the relevant Settlement Date;

Portuguese Originators means the Originators that are located in Portugal as set out in Schedule 1, and Portuguese Originator means any of them as the context may require;

Portuguese Receivables means the Receivables originated by a Portuguese Originator governed by Portuguese law;

Post-termination Priority of Payments means at any time after the end of the Revolving Period, the following allocation (including for the avoidance of doubt any provisions that need to be made to make such payments on the due date therefor) and payment of any amounts received by the Main SPV as well as the proceeds of any enforcement proceedings in respect of the Security (including any amounts standing to the credit of the Main SPV Operating Account):

(a)first towards payment of the Main SPV Tax Obligations owing and unpaid by the Main SPV (other than Dutch corporate income tax in relation to the amount equal to the minimum profit referred to below) if any and to the payment of amounts equal to the minimum profit to be retained by the Main SPV for Dutch tax purposes for the then current calendar year (which shall be an amount of euro 27,000 for the first year of and an amount of euro 22,000 for any subsequent years);

(b)second towards payment of accrued and unpaid Usage Fees and Unused Facility Fees;

(c)third towards payment of the Operational Expenses to the extent such Operational Expenses are not listed elsewhere in the Post-termination Priority of Payments (and following a Termination Event, only to the extent included in the Principal Obligations);

(d)fourth towards repayment of the Advances until reduced to zero;

(e)fifth towards payment of all obligations, liabilities, costs and expenses due and payable to the Lender or the Funding Administrator or Facility Agent not listed elsewhere in the Post-termination Priority of Payments;

(f)sixth towards payment of the Servicing Fees to the Master Servicer;

(g)seventh towards payment of any interest due and payable to the Subordinated Lender under the Subordinated Loan Agreement; and

(h)eighth towards payment of any principal due and payable to the Subordinated Lender under the Subordinated Loan Agreement to be paid in the relevant Approved Currency (provided that in order to determine whether a relevant payment can be made, any amount in a currency other than euro shall be converted into euro using the Applicable Conversion Rate);

Potential Originator Termination Event means the event or circumstance or any combination of events or circumstances, which, with the lapse of time, the giving of notice or fulfilment or non-fulfilment of any condition, will result in a Originator Termination Event;

Potential Termination Event means the event or circumstance or any combination of events or circumstances, which, with the lapse of time, the giving of notice or fulfilment or non-fulfilment of any condition, will result in a Termination Event (other than an Expiration Termination Event);

Pre-termination Priority of Payments means on any Investment Date during the Revolving Period, the following allocation (including for the avoidance of doubt any provisions that need to be made to make such payments on the due date therefor) and payment of the Main SPV Available Funds:

(a)first towards payment of the Main SPV Tax Obligations owing and unpaid by the Main SPV (other than Dutch corporate income tax in relation to the amount equal to the minimum profit referred to below) if any, and to the payment of amounts equal to the minimum profit to be retained by the Main SPV for Dutch tax purposes for the then current calendar year (which shall be an amount of euro 27,000 for the first year of and an amount of euro 22,000 for any subsequent years);

(b)second towards payment of accrued and unpaid Usage Fees and Unused Facility Fees;

(c)third towards payment of the Operational Expenses to the extent such Operational Expenses not listed elsewhere in the Pre-termination Priority of Payments;

(d)fourth towards repayment of the Advances until the Advances are reduced to the applicable Maximum Amount Outstandings on such Investment Date;

(e)fifth towards payment of all obligations, liabilities, costs and expenses due and payable by the Main SPV or the Main SPV Administrator and which are not listed elsewhere in the Pre-termination Priority of Payments;

(f)sixth toward payment of the Purchase Price of any Purchased Receivables to the extent not already previously paid;

(g)seventh towards payment of the Servicing Fees to the Master Servicer;

(h)eighth towards payment of any interest payable to the Subordinated Lender under the Subordinated Loan Agreement, provided that no Termination Event occurs as a result of such payment; and

(i)ninth towards payment of any principal payable to the Subordinated Lender under the Subordinated Loan Agreement, provided that no Termination Event occurs as a result of such payment,

to be paid in the relevant Approved Currency (provided that in order to determine whether a relevant payment can be made, any amount in a currency other than euro shall be converted into euro using the Applicable Conversion Rate);

Principal Obligations means any and all payment obligations of the Main SPV owed to the Secured Creditors under or pursuant to the Transaction Documents (other than the Parallel Debt), whether present or future, whether actual or contingent, and whether for principal, interest or costs;

Priority of Payments means the Pre-termination Priority of Payments or the Post- termination Priority of Payments, as applicable;

Programme Support Provider means, with respect to the Lender and any other Lender Support Provider pursuant to a Lender Support Agreement entered into with the Lender;

Programme means the trade receivables securitisation programme contemplated by the Transaction Documents;

Purchase Date means:

(a)in respect of the French Receivables, the Closing Date and each Investment Date during the Revolving Period provided that the seller of the relevant French Receivables own such French Receivables on each such date; and

(b)in respect of all other Receivables, the Closing Date and each Business Day during the Revolving Period on which the seller of the relevant Receivables owns the relevant Receivables;

Purchase Price means, in respect of a Purchased Receivable, the Purchase Price as set out in the relevant Receivables Purchase Agreement;

Purchased Receivables means, on any given date, all Receivables assigned, sold transferred or purported to be assigned, sold or transferred to the buyer under the relevant Receivables Purchase Agreement (regardless of whether they are partly or fully unpaid on each such date);

Rabobank means Coöperatieve Rabobank U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands;

Rabobank International means Coöperatieve Rabobank U.A. trading as Rabobank;

Rabobank International, London Branch means Coöperatieve Rabobank U.A trading as Rabobank London;

Rate Types means Eurocurrency Rate and the CP Rate;

Rating Agencies means on any date the rating agencies then rating Commercial Paper at the request of the Lender;

Rating Downgrade Event means, in respect of the Performance Indemnity Provider, if the Performance Indemnity Provider's long-term issuer debt rating:

(a)provided by S&P falls below BB- or if such rating is withdrawn; or

(b)provided by Moody's falls below Ba3 or if such rating is withdrawn;
RDR Funding Date means the 20th day of each calendar month or, if such day is not a Business Day the immediately following Business Day unless it would thereby fall in the next calendar month in which case such day or date shall be brought forward to the immediately preceding Business Day;

Rebate Reductions means in respect of a Receivable and its related Debtor, the amount accrued of any rebates provided by the relevant Originator in respect of Contractual Dilutions as recorded in its books and records;

Receivable means any and all indebtedness and payment claims (including the VAT portion) of an Originator against a Debtor (other than an Excluded Debtor) for which an invoice has been issued under the underlying Contract, including, without limitation any account, instrument or general intangible, arising in connection with, or constituting consideration for, the sale of goods or rendering of services by that Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto including in respect of Tax and any of an Originator's claims (and any rights to determine the legal relationship, including termination rights) arising under the Contract and includes, unless otherwise specified, any Related Rights and includes, where the context so requires any Purchased Receivables;

Receivables Facility Assets shall mean all Receivables (whether now existing or arising in the future) of Greif Inc. or any of its Subsidiaries which are transferred pursuant to a Permitted Accounts Receivable Securitization, and any assets related thereto, including without limitation (a) all collateral given by the respective account debtor or on its behalf (but not by Greif Inc. or any of its Subsidiaries) securing such Receivables, (b) all contracts and all guarantees (but not by Greif Inc. or any of its Subsidiaries) or other obligations directly related to such Receivables, (c) other related assets including those set forth in the Receivables Documents, and (d) proceeds of all of the foregoing;

Receivables Facility Attributable Debt means at any date of determination thereof in connection with any Receivables Documents, the aggregate net outstanding amount theretofore paid to the applicable seller of Receivables in respect of the Receivables and related assets sold or transferred by it to an unaffiliated Person or Receivables Subsidiary (as defined in the Credit Agreement) in connection with such documents (it being the intent of the parties that the amount of Receivables Facility Attributable Debt at any time outstanding approximate as closely as possible the principal amount of Financial Indebtedness which would be outstanding at such time under any Receivables Documents (as defined in the Credit Agreement) if the same were structured as a secured lending agreement rather than a purchase agreement);

Receivables Purchase Agreements means:

(a)the Originator Receivables Purchase Agreements; and

(b)the Intermediary Receivables Purchase Agreements;

and Receivable Purchase Agreement means any of them as the context may require;

Receivables Report means the receivables report (the form and content of which is to be agreed between the Master Servicer and the Facility Agent) to be provided by the Master Servicer to the Facility Agent in accordance with Clause 9 of the Servicing Agreement;

Receivables Pledged Rights means any and all present and future rights (vorderingen) of the Main SPV (including but not limited to rights to repayment of principal, payment of interest and payment of other amounts as well as rights to non-monetary payment) under or in respect of the Purchased Receivables;

Records means, in respect of any Purchased Receivable, all Contracts, correspondence, notes of dealings and other documents, books, books of account, registers, records and other information (including, without limitation, tapes, discs, punch cards and related property and rights) maintained (and recreated in the event of destruction of the originals thereof) by the relevant Originator (or Greif CC) with respect to such Receivable and the related Debtor;

Reference Banks means four major banks in the Relevant Interbank Market as may be appointed by the Funding Administrator;

Related Rights means, with respect to any Receivable:

(a)all security interests, reservations of ownership, liens or other Adverse Claims from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and agreements describing any collateral security securing such Receivables;

(b)all other accessory or ancillary rights as well as any other rights of the Originators to such Receivable;

(c)all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise (provided that it is understood and agreed that notwithstanding anything herein or in any other Transaction Document to the contrary, any amounts received by any Transaction Party in respect of, or otherwise in connection with, such guarantee, insurance or other agreement or arrangement shall constitute Related Rights for all purposes of the Transaction Documents);

(d)all Instruments of Debt in respect of such Receivable;

(e)all Records related to such Receivable; and

(f)any and all goods and documentation or title evidencing the shipment or storage of any goods, the sale of which by the Originator gave rise to such Receivable,

in each case, including all proceeds at any time howsoever arising out of the resale, redemption or other disposal of (net of collection costs) such Receivable, or dealing with, or judgments relating to, any of the foregoing, any debts represented thereby, and all rights of action against any person in connection therewith;

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Relevant Interbank Market means in relation to (i) euro, the Eurozone interbank market, (ii) GBP, the London interbank market, (iii) DKK, the Copenhagen interbank market, (iv) NOK, the Oslo interbank market and (v) SEK, the Stockholm interbank market;

Replacement Benchmark means a benchmark rate which is:

(a)formally designated, nominated or recommended as the replacement for any Eurocurrency Rate by:

(i)the administrator of such Eurocurrency Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by such Eurocurrency Rate); or

(ii)any Relevant Nominating Body,

(iii)and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the Replacement Benchmark will be the replacement under paragraph (b) below;

(b)in the opinion of the Facility Agent (or, if at the time of determination such benchmark rate is a lower rate than the applicable Eurocurrency Rate, the Facility Agent) and the Master Servicer generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to any Eurocurrency Rate; or

(c)in the opinion of the Facility Agent (or, if at the time of determination such benchmark rate is a lower rate than the applicable Eurocurrency Rate, the Facility Agent) and the Master Servicer, an appropriate successor to any Eurocurrency Rate.

Report means the report in a form acceptable to the Main SPV, the Funding Administrator and the Facility Agent delivered by the Master Servicer pursuant to the Servicing Agreement;

Reporting Date means, in respect of a Data Period, a day that is four (4) Business Days prior to the relevant Settlement Date;

Reporting Date Request has the meaning given to it in Clause 5.1 of the Nieuw Amsterdam Receivables Financing Agreement.

Reporting Entity means Coöperatieve Rabobank U.A.;

Repossessable Goods means any goods the delivery of which gave rise to a Receivable, where such goods are subject to retention of rights or similar rights under applicable law;

Requirement of Law in respect of any Person shall mean any law, treaty, rule, requirement or regulation;

(a)a notice by or an order of any court having jurisdiction;

(b)a mandatory requirement of any regulatory authority having jurisdiction; or

(c)a determination of an arbitrator or Official Body,

in each case applicable to or binding upon that Person or to which that Person is subject or with which it is customary for it to comply;

Reserve Percentage means an amount (expressed as a percentage) that is calculated as the sum of (A) and (B) where:

(A)is the greater of:

(i)the sum of (x) the Dynamic Loss Reserve and (y) the Dynamic Dilution Reserve; and

(ii)the Floor Reserve Percentage; and

(B)is the Yield Reserve.

Restricted Party means a person, or a person owned or controlled (directly or indirectly) by a person that is:

(a)listed on any Sanctions List or is otherwise a subject of Sanctions;

(b)located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions or whose government is the subject of country or territory wide Sanctions (including, without limitation, at the date of this Agreement, Crimea, Cuba, Iran, Sudan, Syria or North Korea); or

(c)acting on behalf of any of the persons listed under paragraphs (a) or (b) above.

Restructuring Conditions Precedent means the conditions precedent listed in Schedule 4 Part 4 to the Master Definitions Agreement;

Retained Interest has the meaning given thereto in Clause 16.2 of the Nieuw Amsterdam Receivables Funding Agreement;

Risk Retention Holder has the meaning given thereto in Clause 16.2 of the Nieuw Amsterdam Receivables Funding Agreement;

Reuters Screen means a page of the Reuters service or of any other medium for the electronic display of data as may be previously approved in writing by the Funding Administrator and Main SPV;

Revolving Period means the period commencing on the Effective Date and ending on the earlier of (a) the occurrence and continuation of a Termination Event, or (b) the Facility Maturity Date;

Rights Pledge Agreement means the pledge agreement dated on or about the date of this Agreement between the Main SPV and the Facility Agent and creating, inter alia, a first ranking right of pledge over its rights under the Transaction Documents and the Purchased Receivables;

S&P means Standard & Poor's Rating Services, a Standard & Poor's Financial Services LLC Business;

Sale and Leaseback Transaction means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter within 180 days lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property, but excluding the sale of an asset and the subsequent lease of such asset for a term of less than one year; provided that such transaction is not for the purpose of financing such asset;

Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by a Sanctions Authority.

Sanctions Authority means:

(a)the Security Council of the United Nations;

(b)the United States of America;

(c)the European Union (including all of its member states, including the Netherlands);

(d)the United Kingdom;

(e)any country in which a member of the Greif Group is incorporated or in, from or to which it conducts its business; and

(f)the governments and official institutions or agencies of any of paragraphs (a) through (e) above, including Office of Foreign Assets Control of the United States Department of Treasury, the Council of the European Union, the United States Department of State and Her Majesty's Treasury.

Sanctions List means any list of specifically designated persons, entities (or equivalent) or countries maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented or substituted from time to time.

Screen Rate means:

(a)in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for one month deposits in EUR;

(b)in relation to CIBOR, the percentage rate per annum published by the information system Reuters on the appropriate page (or any replacement page on that service) for one month deposits in DKK;

(c)in relation to NIBOR, the percentage rate per annum published by the information system Reuters on the appropriate page (or any replacement page on that service) for one month deposits in NOK;

(d)in relation to STIBOR, the percentage rate per annum published by the information system Reuters on the appropriate page (or any replacement page on that service) for one month deposits in SEK;

(e)in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for one month deposits in GBP; and

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Funding Administrator may specify another page or service displaying the appropriate rate;

SEC means the United States Securities and Exchange Commission, or any authority of the government of the United States, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to the government of the United States, succeeding to any of the United States Securities and Exchange Commission's principal functions;

Secured Creditors means the Lender, the Facility Agent (as principal), the Master Servicer, the Backup Servicer, the Main SPV Account Bank, the Main SPV Administrator, the Directors, the Subordinated Lender and the Funding Administrator;

Secured Obligations means any and all payment obligations of the Main SPV owed to the Facility Agent under or pursuant to the Parallel Debt as well as under any of the Security Agreements;

Secured Property means all the property of the Main SPV which is subject to the Security;

Securitisation Regulation means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation;

Security means the security interests created over the assets, rights or receivables of the Main SPV pursuant to the Security Agreements;

Security Agreements means:

(a)the Rights Pledge Agreement; and

(b)the Collection Account Pledge Agreements;

SEK means the lawful currency of Sweden;

Servicer Report has the meaning set out in Clause 9 of Servicing Agreement;

Servicing Agreement means the servicing agreement dated on or about the date of this Agreement between the Master Servicer, the Main SPV, the Main SPV Administrator, the Facility Agent and others;

Servicing Fees has the meaning given to it in Clause 4 of the Servicing Agreement;

Settlement Date or S means (i) during the Revolving Period, each Investment Date and (ii) following the Revolving Period, each 20th day of the month or, if such day is not a Business Day the immediately following Business Day unless it would thereby fall in the next calendar month in which case such day or date shall be brought forward to the immediately preceding Business Day or, in the event of the occurrence and continuation of a Termination Event, such additional or more frequent settlement dates as the Lender and/or the Facility Agent may require, as notified by any of them in writing to the Originators' Agent;

Shareholder means Stichting Cooperage Receivables Finance, a foundation (stichting) established under the laws of The Netherlands and holding all of the outstanding share capital of the Main SPV;

Share Capital Account means the bank account in the name of the Main SPV in which the share capital of the Main SPV is deposited (from time to time);

Shareholder Management Agreement means the shareholder management agreement dated on or about the date of this Agreement between the Shareholder, the Shareholder's Director, the Main SPV and the Facility Agent;

Shareholder's Director means Trust International Management (T.I.M.) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165 Telestone 8, 1043 BW Amsterdam, The Netherlands;

Soterra LLC means Soterra LLC, a Delaware limited liability company and a wholly- owned Subsidiary of the Performance Indemnity Provider;

Spanish Excluded Debtor means as at 27 February 2020, each Debtor designated as a Spanish Excluded Debtor in Schedule 8 and, with effect from each subsequent Settlement Date, each Debtor designated as a Spanish Excluded Debtor in the Servicer Report provided by the Master Servicer on the Reporting Date immediately preceding the relevant Settlement Date;

Spanish Originators means the Originators that are located in Spain as set out in Schedule 1, and Spanish Originator means any of them as the context may require;

Spanish Receivables means the Receivables originated by a Spanish Originator governed by Spanish law;

Special Report Date means (i) initially the first date designated as a "Special Report Date" by the Facility Agent and which falls within the period of 30 days following the date on which a Rating Downgrade Event occurred and (ii) thereafter, the date falling seven days after the immediately preceding Special Report Date, provided that no Special Report Date shall occur if the Rating Downgrade Event is no longer continuing and the Facility Agent and the Master Servicer have agreed on appropriate arrangements in relation to the provision of the Reports and funding by the Lender between the last Special Report Date and the next subsequent RDR Funding Date.

Special Report Date Request has the meaning ascribed in Clause 5.1 of the Nieuw Amsterdam Receivables Financing Agreement;

SRD Funding Date has the meaning ascribed in Clause 5.1 of the Nieuw Amsterdam Receivables Financing Agreement;

Standard of Care means the standard of care of a prudent merchant;

Statutory Reserves means, with respect to the Lender any Investment made in any currency, any currency, maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Bank of England, the Financial Services Authority, the European Central Bank or other Official Body for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined, in each case expressed as a percentage of the Advances in respect of such Investment, as determined by the Funding Administrator. The Statutory Reserve rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement;

STIBOR means:

(a)the applicable Screen Rate; or

(b)(if no Screen Rate is available for SEK) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Funding Administrator at its request quoted by the Reference Banks to leading banks in the Relevant Interbank Market, at 11:00 a.m. London time on the relevant date for offering deposits in SEK for one month, and, if any such rate is below zero, STIBOR will be deemed to be zero;

Stress Factor means 2.50;

Subordinated Lender means Greif CC in its capacity as subordinated lender under the Subordinated Loan Agreement;

Subordinated Loan means collectively, all the Subordinated Loan Advances made available by the Subordinated Lender to the Main SPV under the Subordinated Loan Agreement;

Subordinated Loan Advance has the meaning given to it in the Subordinated Loan Agreement;

Subordinated Loan Agreement means the subordinated loan agreement dated on or about the date of this Agreement between the Subordinated Lender, the Main SPV, the Facility Agent and the Main SPV Administrator;

Subordinated Loan Required Advance Amount means in respect of an Investment Date the sum in each Approved Currency of (a) the positive difference between the Nominal Amount of all outstanding Purchased Receivables (including the Purchased Receivables that are to be purchased on such Investment Date) on such Investment Date in such Approved Currency, less the Investments on such Investment Date in the Approved Currency and (b) any other amounts due by the Main SPV under the Nieuw Amsterdam Receivables Financing Agreement in such Approved Currency;

Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that in no event shall the term Subsidiary include any Person unless and until its financial results are required to be consolidated with Greif Inc.'s financial results under GAAP. Unless otherwise specified, all references herein to a Subsidiary or to Subsidiaries shall refer to a Subsidiary or Subsidiaries of Greif Inc.;

Swap Contract means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a Master Agreement), including any such obligations or liabilities under any Master Agreement;

Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any affiliate of a Lender;

Swedish Debt Collection Act means the Swedish Debt Collection Act (Sw.
inkassolagen (1974:192));

Swedish Originators means the Originators that are located in Sweden as set out in Schedule 1, and Swedish Originator means any of them as the context may require;

Swedish Personal Data Act means the Swedish Personal Data Act (Sw. Personuppgiftslagen (Sw. Personuppgiftslagen (1998:204));

Swedish Receivables means the Receivables originated by a Swedish Originator and governed by Swedish law;

Tax shall be construed so as to include any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature whatsoever (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by or on behalf of any relevant jurisdiction or any sub- division of it or by any authority in it having power to tax, and Taxes, tax, taxes, taxation, taxable and comparable expressions shall be construed accordingly;

TD Pledged Rights means any and all present and future rights (vorderingen) of the Main SPV (including but not limited to rights to repayment of principal, payment of interest and payment of other amounts as well as rights to non-monetary payment) under or in respect of the Transaction Documents against each of the Transaction Documents Parties (other than the Main SPV and the Facility Agent);

Termination Date means, following the occurrence and continuation of a Termination Event (other than an Insolvency Termination Event) the date notified by the Funding Administrator to the Performance Indemnity Provider, Greif CC and Main SPV in writing, and upon the occurrence and continuation of an Insolvency Termination Event, the date on which the relevant Insolvency Termination Event occurred;

Termination Event means the occurrence of any of the following events:

(a)the Main SPV or any Greif Transaction Party (other than an Originator) fails to pay any amount due under the Transaction Documents to which it is a party or to the account designated for such purpose within 2 Business Days of the due date therefor; or

(b)the Main SPV or any Greif Transaction Party (other than an Originator) defaults in the performance or observance of any of its other obligations (other than a failure to perform or comply with obligations, which failure, in the reasonable opinion of the Facility Agent is not material) under or in respect of any Transaction Document and such default (a) is, in the reasonable opinion of the Facility Agent, incapable of remedy or (b) being a default, which is, in the reasonable opinion of the Facility Agent capable of remedy remains unremedied for 10 Business Days or such longer period as the Facility Agent may agree after the Facility Agent has given written notice to the Main SPV or the relevant Greif Transaction Party (as the case may be);

(c)(i) any representation made or deemed to be made by the Main SPV or any Greif Transaction Party (other than an Originator) under any or in respect of any of the Transaction Documents proves to have been incorrect or misleading when made or deemed to be made (other than a misrepresentation, which, in the reasonable opinion of the Facility Agent, is not material) and such misrepresentation is incapable of remedy or (ii) being a misrepresentation which (in the reasonable opinion of the Facility Agent) is capable of remedy remains unremedied for 10 Business Days or such longer period as the Facility Agent may agree after the Facility Agent has given written notice to the Main SPV or the relevant Greif Transaction Party (as the case may be);

(d)the Master Servicer fails to deliver a Report in accordance with the terms of the Servicing Agreement and such Report is not provided in the form, format and manner contemplated in the Servicing Agreement within 2 Business Days of the due date of the delivery of such Report;

(e)any Greif Transaction Party disposes of, or agrees to dispose of Purchased Receivables representing a material amount, or creates or agrees to create, an Adverse Claim on Purchased Receivables representing a material amount other than in accordance with the Transaction Documents;

(f)it is or becomes unlawful for the Main SPV or any Greif Transaction Party to perform any of its material obligations under the Transaction Documents to which it is a party; or any of the material obligations under the Transaction Documents ceases to be a legal, valid and binding and enforceable obligation of any such Transaction Party;

(g)the Main SPV or any Greif Transaction Party: (a) takes corporate action for its dissolution, liquidation or legal demerger or a substantial part of its assets are placed under administration; or (b) is or becomes Insolvent;

(h)on a Reporting Date, the three-month rolling average Delinquency Ratio exceeds 0.020;

(i)on a Reporting Date, the three-month rolling average Dilution Ratio exceeds 0.034;

(j)on a Reporting Date, the three-month rolling average Days Sales Outstanding exceeds 85;

(k)on any Investment Date, the Funding Base being less than the Outstandings on such Investment Date and the Subordinated Lender has indicated that it will not provide a Subordinated Loan to cover the difference;

(l)the occurrence of a Cross Default Event;

(m)the occurrence of a Change of Control Event;

(n)the Main SPV or any Greif Transaction Party repudiates a Transaction Document to which it is a party or evidences an intention to repudiate such a Transaction Document;

(o)the second occurrence of an Originator Termination Event in respect of two (or more) separate Originators; and

(p)the occurrence of the Facility Maturity Date (the Expiration Termination Event);

Tranche has the meaning specified in Clause 7 of the Nieuw Amsterdam Receivables Financing Agreement;

Tranche Period means, with respect to any Tranche (a) initially the period commencing on (and including) the applicable Investment Date and ending on (and excluding) the next Investment Date and (b) thereafter, each successive period commencing on (and including) the last day of the immediately preceding Tranche Period for such Tranche and ending on (and excluding) the next succeeding Investment Date; provided that:

(a)any Tranche Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided that if Yield in respect of such Tranche Period is computed by reference to the Eurocurrency Rate, and such Tranche Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Tranche Period shall end on the next preceding Business Day);

(b)in the case of any Tranche Period of one day (A) if such Tranche Period is the initial Tranche Period for a Tranche, such Tranche Period shall be the applicable Investment Date, (B) any subsequently occurring Tranche Period which is one day shall, if the immediately preceding Tranche Period is more than one day, be the last day of such immediately preceding Tranche Period and, if the immediately preceding Tranche Period is one day, be the day next following such immediately preceding Tranche Period and (C) if such Tranche Period occurs on a day immediately preceding a day which is not a Business Day, such Tranche Period shall be extended to the next succeeding Business Day;

(c)in the case of any Tranche Period for any Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date and the duration of each Tranche Period which commences on or after the Termination Date shall be as selected by the Funding Administrator on behalf of the Lender; and

(d)any Tranche Period in respect of which Yield is computed by reference to the CP Rate may be terminated at the election of the Funding Administrator, at any time, in which case the Tranche allocated to such terminated Tranche Period shall be allocated to a new Tranche Period commencing on (and including) the date of such termination and ending on (but excluding) the next Investment Date;

Transaction Documents means:

(a)this Master Definitions Agreement

(b)the Receivables Purchase Agreements;

(c)the Servicing Agreement;

(d)the Management Agreements;

(e)the Administration Agreement;

(f)the Subordinated Loan Agreement;

(g)the Liquidity Facility Agreement;

(h)the Performance and Indemnity Agreement;

(i)the Rights Pledge Agreement;

(j)the Belgian Collection Account Pledge Agreement;

(k)the Danish Collection Account Pledge Agreement;

(l)the English Collection Account Pledge Agreement; and

(m)the Funding Cost Fee Letter;

(n)the Transparency Reporting Agreement;

(o)any other document deemed to be a Transaction Document for the purposes of this Agreement by the Facility Agent (acting on behalf of the Lender), the Italian Intermediary and Greif CC in its capacity as the Originators' Agent, the Master Servicer and the Belgian Intermediary;

and Transaction Document means any of them as the context may require;

Transaction Party Obligation means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or become due) of any Transaction Party to the Secured Creditors arising under or in connection with the Nieuw Amsterdam Receivables Financing Agreement or any other Transaction Document or the transactions contemplated thereby, and shall include the Outstandings, Yield accrued and to accrue to maturity with respect to all Tranche Periods at such time, Fees, and all other amounts owed and payable (whether or not due and payable) by any Transaction Party under or in connection with the Nieuw Amsterdam Receivables Financing Agreement or any other Transaction Document (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), including interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding;

Transaction Parties means:

(a)the Originators;

(b)the Originators' Agent;

(c)the Intermediaries;

(d)the Main SPV;

(e)the Main SPV Administrator;

(f)the Main SPV Account Bank;

(g)the Directors;

(h)the Shareholder;

(i)the Lender;

(j)the Funding Administrator;

(k)the Facility Agent;

(l)the Master Servicer;

(m)the Performance Indemnity Provider; and

(n)the Subordinated Lender;

and Transaction Party means any of them as the context may require;

Transparency Reporting Agreement means the transparency reporting agreement dated on or about the date hereof between the Main SPV, the Originators and the Reporting Entity;

UK Originators means the Originators that are located in England and Wales;

UK Receivables means the Receivables originated by a UK Originator and governed by English law;

Unpaid Balance means, with respect to any Purchased Receivable at any time, the unpaid amount of such Purchased Receivable at such time, excluding any finance, interest, late payment or similar charges owing by an Debtor in respect of such Purchased Receivable;

Usage Fees has the meaning given to it in the Funding Costs Fee Letter;

Unused Facility Fees has the meaning given to it in the Funding Costs Fee Letter;

VAT and Value Added Tax means (a) value added tax as levied in accordance with Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax (repealing the Sixth Council Directive 77/388/EEC of 17 May 1977 on the harmonisation of the laws of Member States relating to turnover taxes) as implemented in the Member States of the European Union under their respective value added tax legislation and legislation supplemental thereto; and (b) any other tax of a similar fiscal nature (including but not limited to goods and services tax), whether imposed in a Member State of the European Union in substitution for, or levied in addition to, such tax, or in any other jurisdiction;

Voting Stock means, with respect to any Person as of any date, the shares of such Person that is at the time entitled to vote in the election of the board of directors of such Person;

Written-off Receivable means a Receivable which has been written-off, or qualifies or would qualify for a write-off, as irrevocable in accordance with the relevant Credit and Collection Policies;

Yield means, for any Tranche and any Tranche Period, the sum of (without double- counting):

(a)for each day during such Tranche Period on which any amount of such Tranche is outstanding, the result of the following:
plus

(b)the Liquidation Fee, if any, in respect of such Tranche or part thereof for such Tranche Period,

where:

YR	=	the Yield Rate for such Tranche for such day;
IA	=	the outstanding Advance of such Tranche on such day;
Y	=	360, 365 or 366, as provided in Section 10.2 of the Nieuw Amsterdam Receivables Financing Agreement;

Yield Rate means, with respect to any Tranche for any day, (a) if such Tranche is funded on such day by the Lender through the issuance of Commercial Paper (including any Tranche funded by the Lender which is refinanced, directly or indirectly, through the issuance of Commercial Paper), the CP Rate plus the Applicable Margin and (b) otherwise, the Alternate Rate; provided that, and notwithstanding anything herein to the contrary, at all times that a Termination Event has occurred and is continuing, the Yield Rate for all Tranches shall be a rate per annum equal to the Default Rate; and

Yield Reserve means an amount (expressed as a percentage) that is calculated as the product of:

(a)prevailing 1 month weighted average of EURIBOR, GBP Libor, STIBOR, CIBOR and NIBOR plus Applicable Margin per annum;

(b)the Stress Factor; and

(c)Days Sales Outstanding divided by 360.

1.2Construction

(a)Except to the extent the context otherwise requires, any reference in any of the Transaction Documents to:

(i)encumbrance includes any mortgage, charge or pledge or other limited right securing any obligation of any person, or any other arrangement having a similar effect;

(ii)indebtedness includes any obligation (whether incurred as principal debtor, co-debtor, surety or otherwise) for the payment or repayment of money, whether present or future, actual or contingent;

(iii)month means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it commences or, where there is no date in the next calendar month numerically corresponding as aforesaid, the last day of such calendar month, and months and monthly shall be construed accordingly;

(iv)a reference in any agreement or document to a day shall be construed as a reference to a calendar day;

(v)a reference in any agreement or document to be a party, Party, parties or Parties shall be construed as a reference to a party or the parties entering into such agreement or document, but shall also be a reference to any successors or assignees of such party;

(vi)person includes any individual, firm, company, institution, government, state or agency of a state or subdivision of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing and its successors in title, permitted assigns and permitted transferees;

(vii)principal shall be construed as the English translation of hoofdsom/montant principal;

(viii)a reference to a law or a provision of law is a reference to that law or that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(ix)a reference to an agreement or another document is a reference to that agreement or other document as amended, supplemented, novated, re-enacted or restated; and

(x)a time of day is a reference to Amsterdam time.

(b)Headings in a Transaction Document does not affect its interpretation.

(c)Use of the singular shall, where the context requires, include the plural (and vice versa).

(d)If a party is obliged to make a payment or deliver a report, a notice or any other document on a certain day of the month under a Transaction Document and such day is not a Business Day, then that day shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which case such day or date shall be brought forward to the immediately preceding Business Day.

COMMON TERMS

2.FURTHER ASSURANCE

Each Transaction Party designated as an Obligor in any Transaction Document for the purposes of this Clause shall (at such Transaction Party's cost) do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power and as may be reasonably requested of it by the Transaction Party designated as an Obligee in such Transaction Document for the purposes of this Clause in order to implement and/or give effect to the Obligor's obligations set out in such Transaction Document.

3.NO RELIANCE

Each Transaction Party agrees that:

(a)it has not entered into any of the Transaction Documents in reliance upon any representation, warranty or undertaking of any other Transaction Party which is not expressly set out or referred to in one of the Transaction Documents; and

(b)except in respect of an express representation or warranty under any of the Transaction Documents, it shall not have any claim or remedy in respect of any misrepresentation or breach of warranty by any other Transaction Party or in respect of any untrue statement by any other Transaction Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of any of the Transaction Documents.

4.NO RESCISSION OR NULLIFICATION

To the extent permitted by applicable law, each Transaction Party excludes and waives any right pursuant to Sections 6:265 et seq. of the Dutch Civil Code to rescind (ontbinden), in whole or in part, or nullify (vernietigen) or request the rescission (ontbinding), in whole or in part, or nullification of, any Transaction Document to which it is a party.

5.BREACH OF DUTY

Nothing in this Clause shall have the effect of limiting or restricting any liability of a Transaction Party arising as a result of any gross negligence (grove schuld), fraud, wilful misconduct (opzet) or breach of any agreement by such person.

6.FACILITY PARTY TO TRANSACTION DOCUMENTS

6.1Better preservation and enforcement of rights

Except as otherwise specified in a Transaction Document, the Facility Agent has agreed to become a party to the Transaction Documents to which it is expressed to be a party for the better preservation and enforcement of its rights under the Transaction Documents and shall not assume any liabilities or obligations under any Transaction Document unless such obligation or liability is expressly assumed by the Facility Agent in such Transaction Document.

6.2Facility Agent has no responsibility

The Facility Agent shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction Parties acknowledge that the Facility Agent has no such responsibility.

6.3Third party beneficiary stipulation

The Facility Agent shall be entitled to demand performance by any of the Transaction Parties of their respective obligations owed to any of the other Transaction Parties under, pursuant to and/or in connection with any of the relevant Transaction Documents pertaining to the Main SPV, and to otherwise invoke any such Transaction Document against any of them, whether or not the Facility Agent is itself a party to such Transaction Document.

7.CHANGE OF TRANSACTION PARTY

Unless provided otherwise, if there is any change in the identity of a Transaction Party, each of the Transaction Parties shall execute such documents and take such action as the Facility Agent, the new Transaction Party and the outgoing Transaction Party may reasonably require for the purposes of vesting in the new Transaction Party the benefit of any relevant Transaction Documents and the rights, powers and obligations of the relevant Transaction Party under such Transaction Documents, and releasing the outgoing Transaction Party from its future obligations under such Transaction Documents.

8.RESTRICTION ON ENFORCEMENT OF SECURITY, NON-PETITION AND LIMITED RECOURSE

8.1Enforcement

Each of the Transaction Parties agrees that until the date falling one year and one day after the Final Discharge Date:

(a)only the Facility Agent is entitled to enforce the Security or to take proceedings against Greif CC and the Main SPV, as applicable, to enforce the Security or any of the provisions of the Security Agreements, provided that, at the instruction of the Facility Agent, Main SPV may enforce any security created pursuant to a Collection Account Pledge Agreement;

(b)no Transaction Party (other than the Facility Agent) nor any person acting on behalf of such Transaction Party shall have any right to take any proceedings against the Main SPV to enforce the Security or, save in accordance with the terms of the relevant Transaction Documents, to direct the Facility Agent to do so;

(c)no Transaction Party (other than the Facility Agent) nor any person acting on behalf of such Transaction Party shall have the right to take or join any person in taking any steps against the Main SPV for the purpose of obtaining payment of any amount due from the Main SPV to such party; and

(d)it shall not be entitled to take any steps or proceedings which would result in the Post-termination Priority of Payments not being observed.

8.2Limited Recourse

Notwithstanding any provision of any Transaction Document, all obligations of the Main SPV and the Italian Intermediary to the other Transaction Parties are limited in recourse as set out below:

(a)each Transaction Party agrees that it will have a right of recourse (whether directly or indirectly) only in respect of the Secured Property and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Main SPV's other assets;

(b)each Transaction Party agrees that it will have a right of recourse indirectly against the Italian Intermediary only in respect of the amounts received by the Italian Intermediary from the Main SPV under the Italian Intermediary Receivables Purchase Agreement and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Italian Intermediary's other assets;

(c)sums payable to each Transaction Party in respect of the Main SPV's obligations to such Transaction Party and the obligations of the Italian Intermediary to the parties to the Italian Intermediary Receivables Purchase Agreement shall be limited to the lesser of (a) the aggregate amount of all sums due and payable by the Main SPV (or the Italian Intermediary for any sums due under the Italian Intermediary Receivables Purchase Agreement) to such party and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Facility Agent (and in relation to the Italian Intermediary, received in accordance with the Italian Intermediary Receivables Purchase Agreement) in respect of the Secured Property whether pursuant to enforcement of the Security or otherwise, net of any sums which are payable by the Main SPV in accordance with the applicable Priority of Payments in priority to or pari passu with sums payable to such Transaction Party; and

(d)if following final distribution of net proceeds of enforcement of the Security the Facility Agent certifies, in its sole discretion, that the Main SPV and/or the Italian Intermediary has insufficient funds to pay in full all of the Main SPV's obligations to such party, each Transaction Party shall have no further claim against the Main SPV and/or the Italian Intermediary (as the case may be) to the extent of such shortfall in respect of any unpaid amounts and such unpaid amounts shall be deemed to be discharged in full.

8.3Obligations of the Main SPV

The obligations of the Main SPV under the Transaction Documents shall be payable solely to the extent of funds received from Collections and from any other party to the Transaction Documents.

8.4Obligations of the Lender

The obligations of the Lender under the Transaction Documents shall be payable solely to the extent of funds received from Collections, from any other party to the Transaction Documents, or Lender Support Providers under the Lender Support Agreements and the

Lender Funding Documents in accordance with the terms thereof in excess of any funds required to pay matured and maturing Commercial Paper.

8.5Non-petition

Each of the Transaction Parties hereby agrees that it shall not, until the expiry of one
(1) year and one (1) day after the later of (i) the Final Discharge Date and (ii) the payment in full of all outstanding Commercial Paper or other indebtedness of the Lender in connection with any of the Lender Support Agreements, the Lender Funding Documents and the Nieuw Amsterdam Receivables Funding Agreement (in the case of the Lender and Lender Support Providers) take any corporate action or other steps or legal proceedings (including Insolvency Proceedings) for the winding- up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of any of the Main SPV or the Lender or any Lender Support Providers or of any or all of any revenues or assets of the Main SPV or the Lender or any Lender Support Providers.

8.6Survival of termination

The obligations arising out of this Clause 8 are continuing and, in particular, shall survive and remain binding on each Transaction Party for a period of the one (1) year and one (1) from the earlier of:

a.the date on which all amounts payable by any Greif Transaction Party under or in connection with this Agreement have been paid in full; and

b.the date on which such Transaction Party otherwise ceases to be a Transaction Party.

9.PROVISIONS RELATING TO THE SECURITY AGREEMENT

9.1Secured Creditors and Transaction Documents

Each Secured Creditor shall be bound by, and deemed to have notice of, all of the provisions of the Transaction Documents, which are relevant to such Secured Creditor as if it was a party to each such Transaction Document.

9.2Notice of pledge under Rights Pledge Agreement

Each Transaction Party (other than Main SPV and the Facility Agent) is hereby notified of the security interests created by the Main SPV pursuant to the Rights Pledge Agreement and confirms to have received notice of such security interests.

9.3Recoveries after Enforcement

Except for monies paid out by the Facility Agent pursuant to the Post-termination Priority of Payments and unless explicitly provided otherwise in any Transaction Document, all monies received or recovered by the Secured Creditors in respect of the Secured Property after delivery of an enforcement notice (whether by way of set-off, retention, compensation, balancing of accounts or otherwise) shall forthwith be paid to (and pending such payment held as custodian (bewaarnemer) or on trust for the account of) the Facility Agent.

10.NO OBLIGATIONS IN CERTAIN CIRCUMSTANCES

10.1No recourse against shareholders and others

No recourse under any obligation, covenant or agreement of the Main SPV, the Italian Intermediary, the Lender or Conduit Support Providers contained in the Transaction Documents to which it is expressed to be a party shall be had against any shareholder, officer or director of any of the Lender, the Italian Intermediary, the Conduit Support Providers, or the Main SPV as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the Transaction Documents to which it is expressed to be a party is a corporate obligation of the Main SPV, the Italian Intermediary, the Lender or Lender Support Provider and no liability shall attach to or be incurred by the shareholders, officers, agents or directors of any of the Main SPV, the Italian Intermediary, the Lender or the Lender Support Provider as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Main SPV, the Italian Intermediary, the Lender or the Lender Support Provider contained in the Transaction Documents to which it is expressed to be a party, or implied therefrom. Any and all personal liability for breaches by the Main SPV, the Italian Intermediary, the Lender or the Lender Support Provider of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the Transaction Parties.

10.2No liability for obligations of the Main SPV

The Transaction Parties, other than the Main SPV, shall not have any liability for the obligations of the Main SPV under the Transaction Documents to which it is expressed to be a party and nothing in the Transaction Documents shall constitute the giving of a guarantee, an indemnity or the assumption of a similar obligation by any of such other Transaction Parties in respect of the performance by the Main SPV of the Principal Obligations.

11.CONFIDENTIALITY

11.1Confidentiality of Information

Each Transaction Party agrees that it shall keep confidential and it will not disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any of the Transaction Parties which it may have obtained as a result of the execution of any Transaction Document and the transactions contemplated by the Transaction Documents or of which it may otherwise have become possessed. Information in respect of Receivables is excluded from this Clause 11.

11.2Non-Application of Confidentiality Provisions

The Transaction Parties shall use all reasonable endeavours to prevent any disclosure referred to in Clause 11.1, provided however that the provisions of Clause 11.1 hereof shall not apply:

(a)to the disclosure of any information to any person who is a Transaction Party to any of the Transaction Documents insofar as such disclosure is expressly permitted by such Transaction Documents;

(b)to the disclosure of any information already known to the Transaction Party that is the addressee of the information otherwise than as a result of entering into any of the Transaction Documents;

(c)to the disclosure of any information of or relating to any Transaction Party with the consent of such Transaction Party;

(d)to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the breach of any confidentiality obligation of the disclosing Transaction Party;

(e)to the disclosure by the Funding Administrator or Facility Agent (acting on its own behalf and, where relevant, acting on behalf of the Lender) of any information to any prospective Lender or Funding Administrator that has agreed to keep such information confidential in accordance with this Clause 11 or in accordance with a standard loan market confidentiality undertaking;

(f)to the extent that the disclosing Transaction Party is required to disclose the same pursuant to any Requirement of Law, or a direction or requirement of any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, with whose directions or requirements a disclosing Transaction Party is accustomed to comply;

(g)to the extent that the disclosing Transaction Party needs to disclose the same for the exercise, protection or enforcement of any of its rights under or in relation to the Transaction Documents or, in the case of the Facility Agent or the Funding Administrator or Main SPV Administrator, for the purpose of discharging, in such manner as it thinks fit, its duties or obligations under or in connection with the Transaction Documents in each case to such persons as require to be informed of such information for such purposes;

(h)to the extent that the disclosing Transaction Party needs to disclose the same to any of its employees provided that before any such disclosure each Transaction Party shall make the relevant employees aware of its obligations of confidentiality under the relevant Transaction Document and shall at all times procure compliance with such obligations by such employees;

(i)to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality; or

(j)to the disclosure of any information which any Rating Agency may require to be disclosed to it or its professional advisers.

12.CALCULATIONS AND PAYMENTS

12.1Basis of accrual

Unless otherwise provided in the Transaction Documents any interest, commitments, commission or fees due from one Transaction Party to another under any Transaction Document shall accrue from day to day and shall be calculated on the basis of a year of 360 days.

12.2FX calculations

Unless otherwise provided in the Transaction Documents, if on any day, a party is required to make any calculations under or in connection with a Transaction Document involving amounts denominated in an Approved Currency other than in Base Currency, such party shall convert such amounts from such Approved Currency into Base Currency at the Applicable Conversion Rate on such day.

12.3Currency indemnity

If any sum (a Sum) due from a paying Transaction Party to a receiving Transaction Party under any Transaction Document or any order, judgment, award or decision given or made in relation thereto has to be converted from the currency (the First Currency) in which such Sum is payable into another currency (the Second Currency) for the purpose of:

(a)making or filing a claim or proof against the paying Transaction Party; or

(b)obtaining or enforcing an order, judgment, award or decision in any court or other tribunal,

the paying Transaction Party shall indemnify the receiving Transaction Party from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt in the international currency markets. The paying Transaction Party shall pay such indemnity to the receiving Transaction Party as soon as reasonably possible.
12.4Payments to other Transaction Parties

On each date on which any Transaction Document requires an amount to be paid by one Transaction Party to another Transaction Party (other than the Main SPV), the paying Transaction Party shall make the relevant amount available to the receiving Transaction Party by payment to the account specified in the relevant Transaction Document for value on the due date no later than the time specified in the relevant Transaction Document or, if no time is specified in the relevant Transaction Document, by close of banking hours in the place of payment on the due date.

12.5No set-off

Except as expressly permitted under any Transaction Document, all payments required to be made by any Transaction Party under the Transaction Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, unless the party to which such Transaction Party is required to pay, has become Insolvent, in which case set-off and counterclaim by such Transaction Party shall be permitted to the fullest extent possible under applicable law.

12.6Rectification

If any amount paid pursuant to a Transaction Document (other than by or to the Facility Agent) shall be determined (after consultation in good faith between the Transaction Parties which are parties to the relevant Transaction Document) to have been incorrect, the Transaction Parties shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts subsequently received and retained by all relevant Transaction Parties are those which they would have received and retained if no such error had been made.

13.VALUE ADDED TAX

13.1Exclusive of VAT

Unless otherwise provided, any sum stated to be payable under a Transaction Document by one Transaction Party to another is exclusive of any VAT chargeable on the supply for which that sum is the consideration (in whole or in part) for VAT purposes.

13.2Input supply

If any Transaction Document requires a Transaction Party (the Payer) to reimburse another Transaction Party (the Payee) for costs related to a supply made to the Payee, the Payer shall also indemnify the Payee for any VAT burden with respect to this supply, as far as the Payee is not entitled to recover this VAT burden through deduction in its own VAT return or through a request for refund of VAT filed with the VAT authorities of the competent jurisdiction. For the purposes of this Clause 13.2 the wording VAT burden shall mean the VAT (with respect to the aforementioned supply) that has been charged to the Payee by its supplier or the VAT that has become due by the Payee on the basis of reverse charge rules (i.e. when VAT has to be paid through self-assessment by the recipient of the supply).

14.WITHHOLDING TAXES

14.1Tax deduction

Each payment made by a paying Transaction Party to a receiving Transaction Party under any Transaction Document shall be made without any Tax deduction, unless a Tax deduction is required by any law.

14.2Notification

If a paying Transaction Party becomes aware that it must make a Tax deduction in respect of any payment under any Transaction Document (or that there is any change in the rate or the basis of a Tax deduction) it shall notify the receiving Transaction Party accordingly.

14.3Tax gross-up

Except as otherwise provided in any Transaction Document, if a Tax deduction is required by law to be made by a paying Transaction Party (other than the Main SPV, the Main SPV Administrator, the Main SPV Account Bank, the Lender, the Funding Administrator, the Italian Intermediary and the Facility Agent) the amount of the payment due from such paying Transaction Party shall be increased to an amount which (after making any Tax deduction) leaves an amount equal to the payment which would have been due if no Tax deduction had been required.

14.4Tax Credits

If a paying Transaction Party makes a Tax payment and a receiving Transaction Party determines that a Tax credit is attributable to that Tax payment and the receiving Transaction Party has obtained, utilised and retained that Tax credit then the receiving Transaction Party shall pay an amount to the paying Transaction Party which the receiving Transaction Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax payment not been required to be made by the paying Transaction Party.

15.STAMP DUTY

15.1Stamping

If any stamp duty, registration taxes, or any other similar duties or taxes are required to be paid with respect to any Transaction Documents or any document referred to in it, the Main SPV Administrator shall promptly arrange for the document to be stamped and the duties or taxes paid for by the Main SPV.

15.2Delivery of stamped Transaction Documents

If any Transaction Document is subject to stamp duty and counterparts or duplicates of any Transaction Document are executed, the Main SPV Administrator shall ensure that all the counterparts or duplicates are duly stamped and shall then deliver a stamped counterpart or duplicate to each other Transaction Party to such Transaction Document as soon as practicable.

16.NOTICES

16.1Communications in writing

Except as otherwise specified in a Transaction Document, any notice:

(a)shall be in writing;

(b)shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof; and

(c)shall be delivered personally or sent by post (and air mail if overseas) or by fax to the party due to receive the notice at its address as specified in Schedule 2 hereto or to another address specified by that party by not less than 7 days' written notice to the other Transaction Parties received before the notice was despatched.

16.2Time of receipt

Unless there is evidence that it was received earlier, a notice marked for the attention of the person specified in accordance with Clause 16.1 is deemed given:

(a)if delivered personally, when left at the relevant address referred to in the Notices Details;

(b)if sent by post, except air mail, two (2) Business Days after posting it;

(c)if sent by air mail, six (6) Business Days after posting it; and

(d)if sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

16.3Notice to Debtors

All notices made under or pursuant to the Transaction Documents to Debtors located in the jurisdictions described in Schedule 2 will be made in compliance with the requirements set out therein.

17.VARIATION OF TRANSACTION DOCUMENTS

17.1Transaction Documents; Facility Agent's consent

A variation of any Transaction Document is valid only if it is in writing and signed by or on behalf of the Facility Agent, the Main SPV (or, in relation to the Italian Intermediary Receivables Purchase Agreement, the Italian Intermediary (acting upon the instructions of the Facility Agent)) and each other Transaction Party which is a party to such Transaction Document and notification is made to the Rating Agencies of such variation.

17.2Master Definitions Agreement

A variation of this Agreement is valid in respect of (i) a Transaction Party or (ii) a Transaction Document which incorporates the definitions and/or Common Terms contained in this Agreement (or if the definitions and/or the Common Terms contained in this Agreement otherwise apply to that Transaction Document), only if
1.it is signed by each of the Transaction Parties which is a party to such Transaction Document and (b) it is signed by the Main SPV and the Facility Agent pursuant to Clause 17.1.

18.ACCESSION OF ADDITIONAL ORIGINATORS

18.1Accession request

At any time during the Revolving Period, Greif CC may deliver to the Facility Agent, with a copy to each of the Funding Administrator and the Main SPV, a written request for the accession of one or several members of the Greif Group to the Programme as additional originator (an Additional Originator). Such request may be revoked.

18.2Due diligence

Following receipt of a request referred to in paragraph 18.1 (Accession request), the Facility Agent, together with any relevant Transaction Party, will arrange for appropriate due diligence (including information technology, accounting, legal or tax aspect) to be performed in respect of each Additional Originator, its Receivables, its origination, collection and management process relating thereto, its accession process to the relevant Transaction Documents and such other matters relevant in the context of such accession. The costs of any such due diligence shall be borne by Greif CC.

The Facility Agent shall be entitled (acting reasonably) to appoint any professional adviser in any relevant jurisdiction, as it may deem necessary or desirable for the purposes of the due diligence and, as applicable, the accession process (including any new or amendment documentation and opinions), it being specified that the fees to be reasonably charged by any such professional adviser and the terms and conditions of its appointment shall be submitted to and approved by Greif CC prior to its appointment. Such fees shall be borne by Greif CC.

18.3Accession process

No accession of an Additional Originator shall take place unless the Facility Agent, the Funding Administrator and the Main SPV, in their entire discretion, have agreed in writing to such accession, which consent may only be given if the following conditions are satisfied or waived:

(i)on the basis of the conclusions of the due diligence carried out in accordance with paragraph 18.2 (Due diligence), each of the Facility Agent, the Funding Administrator and the Main SPV is reasonably satisfied that the Additional Originator is capable of acceding the Programme and performing its obligations under the Programme and that its Receivables satisfy the Eligibility Criteria;

(ii)the IT tests in relation to the Additional Originator accession have been carried out by the relevant Additional Originator together with the Funding Administrator in a form satisfactory to the Facility Agent and the Funding Administrator;

(iii)Collection Account(s) has/have been established by it in its name, is/are in operation;

(iv)the execution of any other relevant agreements or amendment to the Transaction Documents and, as the case may be, the delivery of such other documents which in the opinion of the Facility Agent are necessary for its accession;

(v)the delivery by the Additional Originator (or by Greif CC on its behalf) to the Facility Agent, the Funding Administrator and the Main SPV of the documents referred to in Part III of Schedule 4 applicable to such Additional Originator, in form and substance satisfactory to the Facility Agent, the Funding Administrator and the Main SPV; and

(vi)the delivery of an Accession Letter executed by the relevant Additional Originator and the relevant parties thereto, in such form as acceptable to the Facility Agent.

18.4Intra-group Mergers

(a)In case of an accession of an Additional Originator pursuant to a legal merger in the same jurisdiction between an Originator as disappearing entity and an entity that is part of the Group as acquiring company, the due diligence set out in clause 18.2 and the accession process set out in clause 18.3 shall be completed, unless agreed otherwise. The Parties expressly agree that if the accession process set out in clause 18.3 has been completed, such merger does not constitute a Termination Event.

(b)In case of a legal merger in the same jurisdiction between:

(i)an Originator as surviving entity and an entity that is part of the Group (but not an Originator) as disappearing entity; or

(ii)an Originator as surviving entity and another  Originator as disappearing entity,

no accession of an Additional Originator takes place and, for the avoidance of doubt, the provisions of clauses 18.1 through 18.3 shall not apply. If and when agreed by Greif CC, the Facility Agent, the Funding Administrator and the Main SPV, following prior notification of the intended merger, due diligence may be performed as set out in clause 18.2, however such due diligence will be limited to (x) confirmation with local counsel in the relevant jurisdiction that the merger process is complete and the surviving entity has properly acquired the business of the disappearing entity and its Receivables and (y), only in respect of a merger set out in 18.4(b)(i) above, confirmation that the Receivables of the surviving entity satisfy the Eligibility Criteria.

(c)Greif CC will notify the Facility Agent not less than 1 month prior to any intra-group mergers or other corporate event that could have an impact on the Programme. Within 1 month after the effectuation of a merger set out above under (b), the relevant Originator in its capacity as acquiring company, will notify the Facility Agent and the Main SPV thereof by sending the Facility Agent and the Main SPV a letter substantially in the form of Schedule 7.

(d)Each Party agrees to execute any other relevant agreements or amendment to the Transaction Documents and, as the case may be, the delivery of such other documents which in the opinion of the Facility Agent are necessary for any intra-group merger or accession process.

(e)The Facility Agent shall be entitled (acting reasonably) to appoint any professional adviser in any relevant jurisdiction, with the consent of Greif CC only, as it may deem necessary or desirable for the purposes of any intra-group merger and/or accession process (including any new or amendment documentation and opinions. The fees to be reasonably charged by any such professional adviser and the terms and conditions of its appointment shall be submitted to and approved by Greif CC prior to its appointment. Such fees shall be borne by Greif CC.

19.PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of the Transaction Documents or any part thereof under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision. In the event that a provision of a Transaction Document is invalid, illegal, not binding, or unenforceable (either in whole or in part), the remainder of such Transaction Document shall continue to be effective to the extent that, in view of such Transaction Document's substance and purpose, such remainder is not inextricably related to and therefore inseverable from the invalid, illegal, not binding or unenforceable provision. The parties shall make every effort to reach agreement on a new clause which differs as little as possible from the invalid, illegal, not binding or unenforceable provision, taking into account the substance and purpose of such Transaction Document.

20.ENTIRE AGREEMENT

The Transaction Documents and any documents referred to in the Transaction Documents constitute the entire agreement and understanding between the Transaction Parties relating to the transactions contemplated by such Transaction Documents.

21.MULTIPLE CAPACITIES

Where any Transaction Party acts in more than one capacity under a Transaction Document, the provisions of that Transaction Document shall apply to such person as though it were a separate party in each such capacity.

22.INCONSISTENCY

If a provision of any Transaction Document is inconsistent with any provision of this Agreement, the provision of such Transaction Document shall prevail.

23.SERVICES NON-EXCLUSIVE

23.1Non-Exclusivity

Except as otherwise provided in a Transaction Document, nothing in the Transaction Documents shall prevent any Transaction Party from rendering services similar to those provided for in the Transaction Documents to other persons, firms or companies or from carrying on any business similar to or in competition with the business of any of the Transaction Parties.

23.2Existing Businesses

Nothing in the Transaction Documents shall prevent any Transaction Party from carrying on its own business in the manner which it thinks fit, unless, by so doing, it would render itself unable to perform its obligations under the Transaction Documents in the manner contemplated in the Transaction Documents.

24.EXERCISE OF RIGHTS AND REMEDIES

24.1No waiver

A failure to exercise or delay in exercising a right or remedy provided by any Transaction Document or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by any Transaction Document or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

24.2Rights and remedies cumulative

The rights and remedies contained in a Transaction Document are cumulative and not exclusive of rights or remedies provided by law.

24.3Facility Agent's consent

No right or remedy provided by any Transaction Document is capable of being waived other than with the prior written consent of the Facility Agent (and in relation to the Italian Intermediary Receivables Purchase Agreement, the Italian Intermediary acting upon the instructions of the Facility Agent).

25.ASSIGNMENT AND SUBCONTRACTING

25.1Successors

Unless otherwise provided for in such Transaction Document, each Transaction Document shall be binding upon and enure to the benefit of each Transaction Party which is a party to such Transaction Document or is otherwise bound by its terms and its or any subsequent successors and assigns.

25.2Assignment

Save as contemplated by the Transaction Documents, a Transaction Party (other than the Facility Agent) may not assign, transfer, pledge or otherwise encumber, or purport to assign,

transfer, pledge or otherwise encumber a right or obligation under any Transaction Document to which it is a party without the prior written consent of the Facility Agent.

25.3Benefit

Each Transaction Party (other than the Facility Agent) is entering into each Transaction Document to which it is a party for its benefit and not for the benefit of another person.

25.4Subcontract

A Transaction Party may not subcontract the performance of any of its obligations under a Transaction Document, unless specifically permitted under the terms of the Transaction Documents.

25.5Counterpart

Each Transaction Document may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

26.GOVERNING LAW AND JURISDICTION

26.1Governing law of the Common Terms

If, and to the extent that, the Common Terms apply or otherwise are incorporated by reference into any Transaction Document, such Common Terms and all non- contractual obligations arising out of or pursuant to them shall be governed by, and construed in accordance with, the laws governing that Transaction Document and the provision of that Transaction Document setting out the relevant jurisdiction shall apply mutatis mutandis to such Common Terms.

26.2Attorney

If a party to a Transaction Document is represented by (an) attorney(s) in connection with the execution of such Transaction Document or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by Netherlands law, such choice of law is hereby accepted by the other parties, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement the day and the year first above written.

SCHEDULE 1
THE ORIGINATORS
PART 1

ORIGINATORS

No.	Originator name	Location
1	Greif Belgium BVBA	Belgium
2	Greif Nederland B.V.	The Netherlands
3	Greif Italy S.R.l. (formerly named Greif Plastics Italy S.R.L. (which was formerly named Fustiplast S.P.A.) and merged with Greif Italia S.P.A.)	Italy
4	Greif France S.A.S. (formerly Greif France Holdings
	S.A.S. as acquiring company which merged with Greif France S.A.S. (as original French Seller and disappearing company) and subsequently changed its name into Greif France S.A.S.)	France
5	Greif Packaging Spain S.L.	Spain
6	Greif Packaging Germany GmbH (formerly Greif Germany Holding GmbH and merged with Greif Germany GmbH)	Germany
7	Greif Packaging Plastics Germany GmbH (formerly Pack2Pack Deutschland GmbH and merged with Greif Plastics Germany GmbH (formerly named EarthMinded Germany GmbH (which was formerly named pack2pack Mendig GmbH) and merged with Greif Plastics Germany GmbH (which was formerly named Fustiplast GmbH)))	Germany
8	Greif Portugal S.A.	Portugal

PART 2

INACTIVE ORIGINATORS

1	EarthMinded France SAS (formerly named Pack2pack Lille SAS)	France
2	Greif Sweden Aktiebolag (merged with Greif Packaging Sweden Aktiebolag	Sweden
3	Greif UK Ltd.	England

SCHEDULE 2
NOTICE DETAILS

Party	Notice Details
An Originator or the Originator's Agent	Greif Services Belgium BVBA Beukenlei 24, 2960 Brecht, Belgium Attn.: Mr. David Lloyd Facsimile: +32 3 6700246 Telephone: +32 3 6700204
CC Greif International Holding B.V. Van Heuven Goedhartlaan 9A, 1181 LE Amstelveen, The Netherlands Attn. Wanda H. van Engelen Facsimile: +31 (0)20 7157099 Telephone: +31 (0)20 7157091
CC Greif, Inc. 425 Winter Road Delaware, Ohio 43015 United States of America Attn: Gary R. Martz Facsimile: +1 740 549 6101 Telephone: +1 740 549 6188
Master Servicer, Belgian Intermediary or Subordinated Lender	Greif Services Belgium BVBA Beukenlei 24, 2960 Brecht, Belgium Attn.: Mr. David Lloyd Facsimile: +32 3 6700246 Telephone: +32 3 6700204
CC Greif International Holding B.V. Van Heuven Goedhartlaan 9A, 1181 LE Amstelveen, The Netherlands Attn. Wanda H. van Engelen Facsimile: +31 (0)20 7157099 Telephone: +31 (0)20 7157091
CC Greif, Inc. 425 Winter Road Delaware, Ohio 43015 United States of America Attn: Gary R. Martz Facsimile: +1 740 549 6101 Telephone: +1 740 549 6188

Party	Notice Details
Performance Indemnity Provider	Greif, Inc. 425 Winter Road Delaware, Ohio 43015 United States of America Attn: Mr Gary R. Martz Facsimile: +1 740 549 6101 Telephone: +1 740 549 6188
CC Greif International Holding B.V. Van Heuven Goedhartlaan 9A, 1181 LE Amstelveen, The Netherlands Attn. Wanda H. van Engelen Facsimile: +31 (0)20 7157099 Telephone: +31 (0)20 7157091
CC Greif Services Belgium BVBA Beukenlei 24, 2960 Brecht, Belgium Attn.: David Lloyd Facsimile: +32 3 6700246 Telephone: +32 3 6700204
Main SPV
Cooperage Receivables Finance B.V.
Naritaweg 165 Telestone 8
1043 BW Amsterdam, The Netherlands
Attn: Managing Directors
Facsimile: +31 (0)20 5722 650
Telephone: +31 (0)20 5722 300
Email: AmsStructuredFinance@citco.com

Main SPV's Director
Trust International Management (T.I.M.) B.V.
Naritaweg 165 Telestone 8
1043 BW Amsterdam, The Netherlands
Attn: Managing Directors
Facsimile: +31 (0)20 5722 650
Telephone: +31 (0)20 5722 300
Email: AmsStructuredFinance@citco.com

Director
Trust International Management (T.I.M.) B.V.
Naritaweg 165 Telestone 8
1043 BW Amsterdam, The Netherlands
Attn: Managing Directors
Facsimile: +31 (0)20 5722 650
Telephone: +31 (0)20 5722 300
Email: AmsStructuredFinance@citco.com

Party	Notice Details
Shareholder	Naritaweg 165 Telestone 8 1043 BW Amsterdam, The Netherlands Attn: Managing Directors Facsimile: +31 (0)20 5722 650 Telephone: +31 (0)20 5722 300 Email: AmsStructuredFinance@citco.com
The Facility Agent and Italian Intermediary, the Funding Administrator, Main SPV Administrator, Facility Agent, Reporting Entity and Main SPV Account Bank	Coöperatieve Rabobank U.A. Attn: Eugene van Esveld P.O. Box 17100, 3500 HG Utrecht, The Netherlands Facsimile: +31 (0)30 2161 863 Telephone: +31 (0)30 2169 398
The Lender	(1) Nieuw Amsterdam Receivables Corporation B.V. Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands Attention: The Directors Telephone: +31 20 521 4777 email: NL-NARC@intertrustgroup.com
With a copy to the following:
(1) Coöperatieve Rabobank U.A. P.O. Box 17100 3500 HG Utrecht The Netherlands Attn: Eugene van Esveld Facsimile: +31 (0)30 2161 863 Telephone: +31 (0)30 2169 398
Liquidity Facility Provider	Coöperatieve Rabobank U.A., trading as Rabobank London Thames Court One Queenhithe London EC4V 3RL England Attn: Asset Based Finance, James Han Telephone: +44 (0)20 7809 3072 Facsimile: +44 (0)20 7809 3523

SCHEDULE 3

ELIGIBILITY CRITERIA

The Receivables that satisfy each of the following criteria are Eligible Receivables:

(a)A Receivable that has been originated by the Seller in the ordinary course of its business.

(b)In the case of a Receivable which does not arise from a Key Account Contract, a Receivable which is governed by the laws of the jurisdiction of the Seller.

(c)In the case of a Receivable arising from a Key Account Contract, a Receivable that is governed by the laws of either Belgium, England, France, Italy, Portugal, Spain, Germany, Sweden, the Netherlands, Denmark, Norway, the State of California and the State of Michigan.

(d)A Receivable with respect to which the applicable Originator has performed all obligations required to be performed by it thereunder or under any related Contract, including shipment of the merchandise and/or the performance of the services purchased thereunder.

(e)A Receivable that is denominated in EUR, NOK, SEK, DKK or GBP.

(f)A Receivable where payment is due no later than 365 days after the relevant invoice date.

(g)A Receivable that is not a Delinquent Receivable or a Defaulted Receivable.

(h)A Receivable where the terms thereof (including payment terms) has not been altered, adjusted or extended in a manner that would materially adversely affect the transferability or collectability of such Receivable or the ability of a Transaction Party to comply with the terms of the Transaction Documents.

(i)A Receivable which has been underwritten in all material respects accordance with the relevant Originator's Credit and Collection Policy and complies in all material respects with applicable laws.

(j)A Receivable which is freely assignable by the relevant Originator without the need to give notice to, or obtain the consent of, the Debtor or any third party (or if such notice or consent is required, it has been obtained or given).

(k)The relevant Originator is the legal and beneficial owner of the Receivable, has good and marketable title to it, and is entitled and empowered to sell the Receivable to the Buyer.

(l)A Receivable which together with its related Contract constitutes the legal, valid, binding and enforceable obligation of the Debtor and is at the time of sale not subject to any litigation, dispute, counterclaim or other defence.

(m)A Receivable which together with its related Contract does not contravene any applicable law which would render such Receivable unenforceable or which would otherwise impair in any material respect the collectability of such Receivable.

(n)The Debtor of the Receivable is not a Delinquent Debtor.

(o)A Receivable which is free and clear of any charge, encumbrance or Adverse Claim, and has not (save in respect of ING Receivables) been previously sold or pledged to any other party.

(p)Where a Receivable as well as the Collections relating thereto and any Related Rights can be easily segregated and identified for ownership purposes on any given day.

(q)A Receivable that is identifiable by its Nominal Amount, Debtor name and address, and its term, the details of which are electronically stored in the computer systems of the relevant Originator and/or the Master Servicer at any given time.

(r)Where a Receivable and its Related Rights and Contracts are not subject to any current account arrangements.

(s)A Receivable that does not originate from the resale of products which were subject to an Adverse Claim or for which the original acquisition price has not been paid by the relevant Originator.

(t)A Receivable that does not originate from the resale of products which had been acquired by the relevant Originator subject to a reservation of title, unless the reservation of title has lapsed due to the payment of the original acquisition price or has otherwise lapsed.

(u)A Receivable evidenced by an invoice issued to the relevant Debtor which complies with the applicable VAT requirements, and which shows the amount and percentage of VAT applied, if any.

(v)A Receivable that does not carry any contractually agreed interest (other than late payment interest) and which is not subject to any withholding tax and in respect of which no stamp, registration or similar tax is required to be paid.

(w)A Receivable that does not arise under a contract which by its terms restricts or prevents the receipt and/or disclosure of the Receivable and any other Debtor related information as may be required in connection with the sale of such Receivable under the terms of any of the Transaction Documents or for the purposes of enforcement.

(x)A Receivable that does not arise under a contract which is subject to consumer protection or public procurement laws and regulations.

(y)A Receivable that is not subject to any currency convertibility or currency transfer limitation.

(z)A Receivable that does not arise under a contract that constitutes a hire, leasing, hire purchase or contract hire transaction.

(aa)In respect of French Receivables, that it does not arise from a sub-contract (contrat de sous-traitance) under which the relevant debtor may prevail itself of a direct claim right (action directe) provided for under French law no. 75-1334 dated 31 December 1975 (as amended by laws no. 81-1 dated 2 January 1981 and no. 84.46 dated 24 January 1984).
(bb)In respect of the Receivable, the location of the Debtor and its address for invoicing purposes (if different) are clearly identified in the books and records of the relevant Originator.

(cc)A Receivable that is not an Excluded Receivable.

(dd)An Italian Receivable is an Italian law governed monetary claims owned by the relevant Italian Originator originated by it in the course of its business activity and assignable to the Italian Intermediary pursuant to the law with Debtors made pursuant to the relevant Receivables Offers and the Receivables Acceptances under law No. 52 of 21st February 1991.

(ee)A Receivable that is not affected by (i) the rights of the holder of billets à ordre, lettres de change or similar types of negotiable instruments issued in relation to such receivable or (ii) any retention of title (réserve de propriété) or retention right (droit de retention) for the benefit of a third party.

SCHEDULE 4

CONDITIONS PRECEDENT

PART 1

INITIAL CONDITIONS PRECEDENT

The following are the Initial Conditions Precedent:

(a)copies of a resolution of the Main SPV's, the Shareholder's and each Greif Transaction Party's board of directors (except for the German Originators), and any other necessary corporate documents, approving the Transaction Documents to which it will become a party and the other documents to be delivered by it and the transactions contemplated hereunder;

(b)a director's certificate of each Originator certifying as to such Originator's solvency;

(c)copies of the constitutive documents of the Main SPV, the Shareholder and each Greif Transaction Party;

(d)a certificate of the Main SPV, the Shareholder and each Greif Transaction Party certifying:

(i)the names and signatures of the officers authorised on behalf of such party to execute the Transaction Documents to which it will become a party and any other documents to be delivered by it hereunder, on which certificate the Main SPV and the Funding Administrator may conclusively rely until such time as the Main SPV and the Funding Administrator shall receive from such party a revised certificate meeting the requirements of this paragraph; and

(ii)the authenticity of the constitutive documents of such party.

(e)legal opinions from:

(i)legal counsel in the relevant jurisdictions to the Greif Transaction Parties in form and substance satisfactory to the Main SPV and the Funding Administrator regarding (i) due execution by, and corporate authority of each Greif Transaction Party, (ii) the validity and enforceability of the obligations of the Greif Transactions Parties under and in connection with the Transaction Documents to which they are expressed to be a party and (iii) the perfection of the sale and transfer of the Receivables Purchase Agreements (other than the Nieuw Amsterdam Receivables Purchase Agreement) and such other matters concerning such Greif Transaction Party as the Main SPV and/or the Funding Administrator may require; and

(ii)legal counsel in the relevant jurisdictions to the Funding Administrator regarding (i) the due execution and corporate authority of Main SPV, (ii) the validity and enforceability of the obligations of Main SPV under and in connection with the relevant Transaction Documents to which Main SPV is expressed to be a party, (iii) the enforceability of the Main SPV Security Documents, and (iv) the sale of the Receivables;

(f)a copy of the Servicing Agreement as executed;

(g)a copy of the Nieuw Amsterdam Receivables Purchase Agreement (which has been, for the avoidance of doubt, been replaced by the Nieuw Amsterdam Receivables Funding Agreement) as executed;

(h)a copy of the Receivables Purchase Agreements as executed;

(i)a copy of the Subordinated Loan Agreement as executed;

(j)a copy of the Administration Agreement as executed;

(k)a copy of each Management Agreement as executed;

(l)a copy of each Security Agreement as executed;

(m)a copy of the Master Definitions Agreement as executed;

(n)a copy of the Performance and Indemnity Agreement as executed;

(o)a copy of the Liquidity Facility Agreement as executed;

(p)evidence satisfactory to the Facility Agent that the Transaction Security has been or will be perfected in accordance with all applicable laws, including but not limited to any notice required to be provided under any Collection Account Pledge Agreement;

(q)evidence satisfactory to the Facility Agent that any required UCC filing has been completed;

(r)confirmation from each of the Rating Agencies that upon execution of the Nieuw Amsterdam Receivables Purchase Agreement, the Commercial Paper will maintain their then current rating; and

(s)a copy of the Funding Cost Fee Letter as executed and evidence that the fees, costs and expenses then due from the Greif Transaction Parties pursuant thereto have been paid.

PART 2

ONGOING CONDITIONS PRECEDENT

The Ongoing Conditions Precedent are:

(a)no Termination Event has occurred;

(b)all representations and warranties referred to in Article 20 of the Nieuw Amsterdam Receivables Financing Agreement are true and correct;

(c)no applicable law, order, judgement or decree or other Requirement of Law shall prohibit the purchase of the Purchased Receivables by the relevant Lender;

(d)in the case of an Advance, the making of such Advance is permitted pursuant to Clause 5 of the Nieuw Amsterdam Receivables Financing Agreement and the Main SPV (or the Master Servicer on its behalf) has delivered a Drawdown Request, appropriately completed, within the time period required thereby;

(e)all Reports have been delivered when due or within any applicable grace period (or any failure to deliver a Report when due has been waived in writing by the Funding Administrator);

(f)in the case of an Investment, no Potential Termination Event has occurred;

(g)all Fees required to be paid, have been paid when due; and

(h)any Subordinated Loan Advance required to be made under the Subordinated Loan Agreement has been made in full.

PART 3

ACCESSION CONDITIONS PRECEDENT

The following are the Accession Conditions Precedent to the accession of an Additional Originator:

(a)copies of a resolution of the Additional Originator's board of directors (if applicable) and any other necessary corporate documents, approving the Transaction Documents to which it will become a party and the other documents to be delivered by it and the transactions contemplated hereunder;

(b)a director's certificate of each Additional Originator certifying as to such Additional Originator's solvency;

(c)copies of the constitutive documents of the Additional Originator;

(d)a certificate (signed by an authorised officer of the Additional Originator) certifying (a) the names and signatures of the officers authorised on behalf of such party to execute (1) the Transaction Documents to which it will become a party and any other documents to be delivered by it hereunder, on which certificate the Main SPV and the Funding Administrator may conclusively rely until such time as the Main SPV and the Funding Administrator shall receive from such party a revised certificate meeting the requirements of this paragraph and (2) all documents and notices to be signed and/or dispatched by it under or in connection with the Transaction Documents to which it is or will be a party; and (b) the authenticity of the constitutive documents of such party.

(e)a legal opinion in relation to such Additional Originator and its obligations under the Transaction Documents, in form and substance satisfactory to the Main SPV and the Funding Administrator (including its relevant counsel) and the Rating Agencies rating the Commercial Paper of the Lender, to substantially the same effect as the opinions delivered on or about the Closing Date including as to the capacity and authority of such Additional Originator, the sale of Receivables under the applicable law agreed between the Funding Administrator and the Servicer for such sale, enforceability, security and such other matters as the Main SPV and/or the Funding Administrator may require;

(f)a copy of the relevant Security Agreement as executed;

(g)evidence satisfactory to the Facility Agent that the Transaction Security has been or will be perfected in accordance with all applicable laws, including but not limited to any notice required to be provided under any Collection Account Security Agreement in relation to each Collection Account of such Additional Originator;

(h)evidence satisfactory to the Facility Agent that any required UCC filing has been completed;

(i)evidence that the fees, costs and expenses then due from the Greif Transaction Parties pursuant thereto have been paid;

(j)confirmation from the Facility Agent that it, the Funding Administrator and the Main SPV have completed all necessary 'Know Your Customer' checks with respect to such Additional Originator;

(k)confirmation from the Facility Agent that it, the Funding Administrator and the Main SPV have received all credit and other necessary internal approvals in connection with the accession of such Additional Originator; and

(l)the Lender and the Facility Agent shall have received confirmation from the Rating Agencies rating the Lender's Commercial Paper that the accession of such Additional Originator into the Transaction Documents will not adversely affect the ratings of the Lender.

PART 4

RESTRUCTURING CONDITIONS PRECEDENT

(a)a copy of the Amendment Agreement duly executed by all parties thereto together with all schedules thereto in agreed form;

(b)a copy of the Termination and Settlement Agreement, duly executed by the parties thereto;

(c)a copy of the Clifford Chance legal opinion regarding the Nieuw Amsterdam Receivables Funding Agreement and the Rights Pledge Agreement;

(d)the Accession Conditions Precedent having been fullfilled in connection with the accession to the Programme of Greif Packaging Germany GmbH and Greif Packaging Plastics Germany GmbH;

(e)an email confirmation from A&O Spain regarding the deletion of the apostille requirement in connection with the Spanish Transfer Requirements set out in Schedule 2 – Part B of this Agreement; and

(f)a copy of the Funding Cost Fee Letter in agreed form attached as schedule to the Amendment Agreement and payment of all fees due and payable on or prior to the occurrence of the Effective Date (or on such other date as Rabobank and the Performance Indemnity Provider may agree in writing).

PART 5
SECOND 2020 EFFECTIVE DATE CONDITIONS PRECEDENT

(a)a copy of the Second 2020 Amendment Agreement duly executed by all parties thereto together with all schedules thereto in agreed form; and

(b)written confirmation from Spanish, Portuguese and Italian legal counsel that the amendments do not affect the true sale analysis.

SCHEDULE 5

OVERVIEW OF LAW APPLICABLE TO CONTRACTS KEY ACCOUNTS AND TRANSFER REQUIREMENTS

Part A – Key Accounts

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
Belgium
	BASF + Ciba	German (Expired)	Belgian	German Belgian
	Bayer	German	Belgian	German Belgian
	BP	English	Belgian	English Belgian
	Brenntag	German	Belgian	German Belgian
Greif Belgium BVBA (Belgium)	Chevron	State law California	Belgian	State law California Belgian
	Dow Chemical + R&H	State law Michigan (Expired)	Belgian	State law Michigan Belgian
	Shell	English (Expired)	Belgian	English Belgian
	Total	Belgian	Belgian	Belgian
	Univar	Dutch (Expired)	Belgian	Dutch Belgian
The Netherlands
	Akzo Nobel/ICI	Dutch (Expired)	Belgian	Dutch Belgian

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
	Dow Chemical + R&H	State law Michigan (Expired)	Belgian	State law Michigan Belgian
Germany
	Bayer	German	Belgian	German Belgian
France
	Chevron	State law California	Belgian	State law Michigan Belgian
	Total	French	Belgian	Belgian
	Univar	Dutch (Expired)	Belgian	Dutch Belgian
Germany
	Akzo Nobel/ICI	Dutch (Expired)	German	Dutch German
	BASF + Ciba	German (Expired)	German	German
	Bayer	German	German	German
Greif Germany GmbH (Germany)	BP	English	German	English German
	Brenntag	German	German	German
	Chevron	State law California	German	State law Michigan German
	Dow Chemical + R&H	State law Michigan (Expired)	German	State law Michigan German
	Momentive/Hexion	Dutch	German	Dutch

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
German
	Shell	English (Expired)	German	English German
	Total	German	German	German
The Netherlands
	Akzo Nobel/ICI	Dutch (Expired)	German	Dutch German
	Dow Chemical + R&H	State law Michigan (Expired)	German	State law Michigan German
Denmark
	Brenntag	German	German	Danish German
France
	Dow Chemical + R&H	State law Michigan (Expired)	German	State law Michigan German
Spain
	Akzo Nobel/ICI	Dutch (Expired)	Spanish	Dutch Spanish
Greif Packaging Spain S.A. (Spain)	BASF + Ciba	German (Expired)	Spanish	German Spanish
	Bayer	German	Spanish	German Spanish
	BP	English	Spanish	English Spanish

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
	Brenntag	German	Spanish	German Spanish
	Chevron	State law California	Spanish	State law California Spanish
	DSM	Dutch (Expired)	Spanish	Dutch Spanish
	Momentive/Hexion	Dutch	Spanish	Dutch Spanish
	Shell	English (Expired)	Spanish	English Spanish
	Total	Spain	Spanish	Spanish
	Univar	Dutch (Expired)	Spanish	Dutch Spanish
France
	Akzo Nobel/ICI	Dutch (Expired)	French	Dutch French
	BASF + Ciba	German (Expired)	French	German French
Greif France S.A.S. (France)	Bayer	German	French	German French
	Brenntag	German	French	German French
	Chevron	State law California	French	State law California French
	Dow Chemical + R&H	State law Michigan (Expired)	French	State law Michigan

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
French
	DSM	Dutch (Expired)	French	Dutch French
	Shell	English (Expired)	French	English French
	Total	French	French	French
	Univar	Dutch (Expired)	French	Dutch French
Germany
	BASF + Ciba	German (Expired)	French	German French
Switzerland
	DSM	Dutch (Expired)	French	Dutch French
UK
	Akzo Nobel/ICI	Dutch (Expired)	English	Dutch English
	Bayer	German	English	German English
Greif UK Ltd. (UK)	Brenntag	German	English	German English
	Dow Chemical + R&H	State law Michigan (Expired)	English	State law Michigan English
	DSM	Dutch (Expired)	English	Dutch English
	Momentive/Hexion	Dutch	English	Dutch

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
English
	Shell	English (Expired)	English	English
	Total	English	English	English
	Univar	Dutch (Expired)	English	Dutch English
Italy
	Akzo Nobel/ICI	Dutch (Expired)	Italian	Dutch Italian
	BASF + Ciba	German (Expired)	Italian	German Italian
	Bayer	German	Italian	German Italian
	BP	English	Italian	English Italian
Greif Italia S.p.A. (Italy)	Brenntag	German	Italian	German Italian
	Chevron	State law California	Italian	State law California Italian
	Dow Chemical + R&H	State law Michigan (Expired)	Italian	State law California Italian
	Shell	English (Expired)	Italian	English Italian
	Total	Italian	Italian	Italian
Switzerland
	Brenntag	German	Italian	German

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
Italian
	DSM	Dutch (Expired)	Italian	Dutch Italian
	Univar	Dutch (Expired)	Italian	Dutch Italian
The Netherlands
	Akzo Nobel/ICI	Dutch (Expired)	Dutch	Dutch
	BASF + Ciba	German (Expired)	Dutch	German Dutch
	Dow Chemical + R&H	State law Michigan (Expired)	Dutch	State law Michigan Dutch
	DSM	Dutch (Expired)	Dutch	Dutch
	Shell	English (Expired)	Dutch	English Dutch
Greif Nederland B.V. (The Netherlands)	Total	Dutch	Dutch	Dutch
	Univar	Dutch (Expired)	Dutch	Dutch
Sweden
	Akzo Nobel/ICI	Dutch (Expired)	Dutch	Sweden Dutch
France
	BP	English	Dutch	English Dutch
	Dow Chemical + R&H	State law Michigan (Expired)	Dutch	State law Michigan Dutch
	DSM	Dutch (Expired)	Dutch	Dutch

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
Italy
	BP	English	Dutch	English Dutch
Switzerland
	Brenntag	German	Dutch	German Dutch
	DSM	Dutch (Expired)	Dutch	Dutch
Belgium
	Chevron	State law California	Dutch	State law Michigan Dutch
Germany
	Dow Chemical + R&H	State law Michigan (Expired)	Dutch	State law Michigan Dutch
Sweden
	Akzo Nobel/ICI	Dutch (Expired)	Swedish	Dutch Swedish
Greif Sweden Aktiebolag (Sweden)	Bayer	German	Swedish	German Swedish
	Brenntag	German	Swedish	German Swedish
	Univar	Dutch (Expired)	Swedish	Dutch Swedish
Denmark
	Bayer/Covestro	German	Swedish	Danish German

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
Swedish
Portugal
	BP	English	Portuguese	English Portuguese
Greif Portugal S.A. (Portugal)	Brenntag	German	Portuguese	German Portuguese
	Univar	Dutch (Expired)	Portuguese	Dutch Portuguese
The Netherlands
Greif Plastics Germany GmbH (formerly named Fustiplast GmbH) (Germany)	Tholu B.V.	Italian	German	Dutch German
Belgium
	Fuchs	German¹	French	German French
	Brenntag	Belgian¹	French	Belgian French
EarthMinded France SAS (formerly named P2P Lille S.A.S.) (France)	PPG	French¹	French	French
	Cytec	Belgian	French	Belgian French
France
	Fuchs	German¹	French	German French
	Brenntag	Belgian¹	French	Belgian French

Greif Affiliate	Debtor Location and Debtor	Governing Law of Key Account contract	Fall back governing law	Combined Transfer Requirements to be complied with
	PPG	French¹	French	French
The Netherlands
	PPG	French¹	French	French
Germany
	Fuchs	German¹	German	German
EarthMinded Germany GmbH (formerly named P2P Mendig GmbH) (Germany)	Cytec	Belgian	German	Belgian German
Belgium
	Cytec	Belgian	German	Belgian German
The Netherlands
	Cytec	Belgian	German	Belgian German
¹ Based on conflict of laws analysis.

Part B – Transfer Requirements

Capitalised terms defined in the relevant Originator Receivables Purchase Agreement corresponding with the governing law have the same meaning when used in this Schedule unless the context requires otherwise.
Governing law of Receivables	Transfer Requirements
Belgian	No formalities.
French
1.The Seller will on the Reporting Date immediately preceding the relevant Settlement Date and by no later than 17.00 CET deliver to the Buyer a duly completed Transfer Request, setting out the aggregate nominal amount of the Receivables originated by the Seller during the preceding Data Period to be transferred to the Buyer.

2.Following the delivery of a Transfer Request and on the immediately following Settlement Date:

(a)the Seller will deliver to the Buyer a duly completed and appropriate Transfer Document, duly signed by the Seller, vesting in the Buyer all its title to and rights and interest in the Scheduled Receivables, together with the benefit of all related security and all other ancillary rights (droits accessoires); and

(b)the Buyer will make payment of the Purchase Price to the Seller subject to and in accordance with paragraph 4 below.

3.The transfer of the Scheduled Receivables will take effect upon the delivery of a Transfer Document and the payment of the Purchase Price in accordance with paragraph 4 and further below.

4.The Buyer will pay the nominal Euro amount of the Scheduled Receivables (the Purchase Price) on each Investment Date on which these Scheduled Receivables are transferred and simultaneously with the delivery by the Seller of the Transfer Document.

5.The parties acknowledge and agree that any transfer of Scheduled Receivables effected pursuant to and in accordance with the terms of the relevant Originator Receivables Purchase Agreement (among which payment, by the Buyer to the relevant Seller, of the Purchase Price in respect of the relevant Scheduled Receivables) shall subrogate the Buyer to the full nominal value Euro amount of the relevant Scheduled Receivables on such date, irrespective of any other payments that are to be made by the parties pursuant to the relevant Originator Receivables Purchase Agreement.

6.On each Investment Date, the Seller will pay a fee (the Fee) to the Buyer calculated according to a rate fixed by the Parties from time to time on the Investment Date and will be determined on an at arms' length basis as if the Seller and the Buyer were unconnected companies, taking into account:

(a)the delcredere risk incurred by the Buyer;

(b)the administrative services performed by the Buyer;

(c)the face value of Scheduled Receivables as of the relevant Investment Date;

(d)the market rate for similar factoring transactions;

(e)the interest rate of the interbank offered rate prevailing in the principal financial centre of the Seller's location;

(f)all out-of-pocket costs and expenses of the Buyer in connection with the perfection of its rights, title and interest to the Scheduled Receivables and the enforcement of any obligation of the Seller vis-à-vis the Buyer hereunder; and

(g)any other fees, charges or costs charged by the Buyer as separately agreed from time to time between the Buyer and the Seller.

7.The Fee shall be calculated by applying the rate applicable on the Purchase Date to the aggregate nominal value of all Scheduled Receivables to be purchased by the Buyer on the Purchase Date, regardless of any collections made on the Purchased Receivables by the Seller.

8.As they are expected to become debtor and creditor of each other for the duration of the relevant Originator Receivables Purchase Agreement, the Seller and the Buyer will enter into a current account legal relationship (the Current Account) so that payment of the various amounts due by one Party to the other Party will take place by booking the amount due on this Current Account. Such payments shall be entered into the Current Account and settled exclusively in Euro.

The following amount will be booked to the Current Account on each Investment Date:

•in favour of the Buyer: the Fee; and
•in favour of the Seller: the Purchase Price.
On each Investment Date, the Parties will calculate the intermediate closing balance of the Current Account to be paid on such Investment Date, taking into account all entries scheduled to take place on such Investment Date. The balance resulting from each intermediate closing will be paid in favour of the Seller or the Buyer, as the case may be.
German
1.Without limiting paragraph 3 below, the Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Facility Agent) to the Buyer and Master Servicer two originals of the German Transfer Document duly executed by the Seller pursuant to which the Seller offers to assign the Receivables set out in a schedule (the German Receivables Transfer Schedule), whereas the German Receivables Transfer Schedule shall be in such form and detail as the Buyer may specify, setting out the relevant details of the Receivables sold by the Seller to the Buyer pursuant to the relevant Originator Receivables Purchase Agreement during the preceding Data Period (the German Scheduled Receivables).

2.The German Receivables Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer, Master Servicer or Funding Administrator may reasonably request and in particular:

(a)the name, address and contact number of the Debtors of the German Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the German Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer, Master Servicer or Funding Administrator may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

3.Upon receipt of two copies of the German Transfer Document and the relevant German Receivables Transfer Schedule on the relevant Reporting Date, the Buyer shall accept such offer to assign by countersigning two copies of the German Transfer Document and sending one copy back to the Seller.

Italian	1.The acceptance by the Buyer of a Receivables Offer through a corresponding Receivables Acceptance pursuant to paragraph 3 below; and

2. The payment of the relevant Purchase Price in accordance with paragraph 4 below on the Settlement Date immediately following such Purchase Date,

3.Without limiting paragraph 4 through 6 below, the Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Buyer (or any other person on its behalf)) to the Buyer:

(a)a schedule, in such form and detail as the Buyer may specify (the Transfer Schedule), setting out the relevant details of the Purchased Receivables purported to be sold by the Seller to the Buyer pursuant to the relevant Originator Receivables Purchase Agreement and originated during the preceding Data Period (the Scheduled Receivables); and

(b)a duly executed Receivables Offer.

4.The Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer may reasonably request and in particular:

(a)the name, address and contact number of the Debtors of the Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer, may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

5.Each Receivables Offer by the Seller:

(a)shall be irrevocable and binding on the Seller when delivered to the Buyer; and

(b)will constitute an irrevocable offer by the Seller to assign and transfer, pursuant to the Factoring Law and the applicable provisions of the Italian Civil Code, to the Buyer without recourse against the Seller in case of default by the relevant Debtors (pro soluto) in accordance with Article 1267 of the Italian Civil Code and with economic effect from the relevant Purchase Date, all of such Seller's title to, rights and interest in the Scheduled Receivables listed in the relevant Transfer Schedule (including, without limitation, all amounts due or to become due in respect thereof and any Related Rights).

6.If any Receivables Offer is not accepted by the Buyer in accordance with paragraph 7 below, such Receivables Offer shall automatically and with no formalities be considered cancelled.
Receivables Acceptance

7.Subject to the Buyer having received a duly completed and signed Receivables Offer, the Buyer shall by no later than 17.00 CET on the relevant Reporting Date, accept the relevant Receivables Offer made by the Seller via facsimile by sending a corresponding Receivables Acceptance.

8.Each Receivables Acceptance by the Buyer shall:

(a)be irrevocable and binding on the Buyer when delivered to the Seller;

(b)constitute an irrevocable acceptance by the Buyer to purchase, pursuant to the Factoring Law and applicable provisions of the Italian Civil Code, from the Seller without recourse against the Seller in case of default by the relevant Debtors (pro soluto) in accordance with Article 1267 of the Italian Civil Code and with economic effect from the relevant Purchase Date, all of such Seller's right and title to the Scheduled Receivables to which the relevant Receivables Offer relates.

9.Any purported acceptance of a Receivables Offer other than in the manner specified above shall be null and void and of no effect (and for the avoidance of doubt, nothing in the relevant Originator Receivables Purchase Agreement shall, by itself and without being followed by a Receivables Acceptance by the Buyer, operate so as to convey, assign or transfer to any person any title to or right or interest in any Scheduled Receivables).

Traceability Law

10.The Parties undertake that, if and to the extent any of the Scheduled Receivables and/or Contracts and/or the Debtors falls into one of the categories to which law no. 136 of 13 August 2010 on financial flow traceability relating to public-works or public-supply contracts and the relevant implementing regulations (the Traceability Law) applies or otherwise any of the transactions contemplated by the relevant Originator Receivables Purchase Agreement triggers the applicability of the Traceability Law, they will comply with all obligations, conditions and requirements provided for by the Traceability Law, including, without limitation, by making all payments to and from dedicated bank or postal accounts (conti dedicati) and upon request of the Buyer (in its sole discretion) provide evidence thereof by means of bank or postal wires or other payment instruments which ensure full traceability and, where relevant, by indicating in the relevant Debt assignment agreement and/or payment instrument the relevant work or supply identification codes (CIG and, where necessary, CUP).

11.The Seller undertakes (i) to indicate in each invoice relating to a Scheduled Receivable which Debtors are subject to Traceability Law and (ii) to provide the Buyer with all such information, and to take all such actions, as necessary for the Buyer to comply with its obligations under the Traceability Law.

12.The Buyer shall be entitled, at its own discretion, to elect whether to, or refuse to, purchase the Scheduled Receivables which are subject to Traceability Law.

13.The Seller shall give to the Buyer, promptly upon request and, in any case, not later than 2 Business Days after the receipt of a Receivables Acceptance, any information necessary to comply with the Traceability Law relating to the Scheduled Receivables which are subject to Traceability Law.

Purchase Price

14.The Buyer shall, provided it has received the necessary funding, pay the Purchase Price (as defined below) for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period on each Investment Date by:

(a)crediting the amount due to the Seller's Account; and

(b)to the extent permitted under applicable law, if the Buyer is also scheduled to receive payment from the Seller on the relevant Investment Date in the same currency, the Buyer may set off, in part but not in whole, such payments subject to the prior consent of the Seller.

15.The purchase price for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period shall be the aggregate nominal value of such Scheduled Receivables (the Purchase Price).

16.Following a request from the Buyer (in its sole discretion), the Seller shall request that, upon payment of the Purchase Price being made by the Buyer to the relevant Seller's Account in accordance with the foregoing provisions, the bank where such account is held shall issue a duly signed standard bank receipt (contabile bancaria), bearing date certain at law (data certa) to the Buyer, evidencing the amounts which have been paid into the relevant Seller's Account as Purchase Price and the date of such payment.

Dutch	In accordance with the Transaction Documents, the Buyer shall notify, or require the Seller to notify, the Debtor of the assignment of the present and future Receivables on or about the Closing Date and thereafter by sending such Debtor a notice substantially in the form of Schedule 6 (Form of Notification Letter) to the Dutch Originator Receivables Purchase Agreement, provided that no such notice shall be required to Debtors in respect of the assignment of the present and future Receivables under the English Originator Receivables Purchase Agreement and the Greif CC Receivables Purchase Agreement.
Portuguese	In accordance with the Transaction Documents, the Buyer shall give, or require that the Seller gives, notice of assignment to a Debtor on or about the Closing Date, informing the relevant Debtor of the sale of all present and future Receivables owing by that Debtor by the Seller to the Buyer substantially in the form of Schedule 6 (Form of Notification Letter) to the Portuguese Originator Receivables Purchase Agreement. The notice of assignment should be served by means of registered letter with evidence of receipt.
Spanish
For the purpose of reaching a certainty of the date and obtaining the benefits of Article 1526 of the Spanish Civil Code and for the purposes of article 323 of the Spanish Civil Procedural Law 1/2000 of 7 January the Seller and the Buyer agree to appear before a Notary Public and to raise to the status of a notarised document each duly executed Confirmation and corresponding Transfer Schedule provided that any such notarisation will take place before and by a Notary Public as soon as possible following the request of the Facility Agent (in its sole discretion) but in any event not later than ten (10) Business Days from such request.

Swedish
1.In accordance with the Transaction Documents, the Buyer shall notify, or shall require the Seller to notify, each Debtor of the assignment of the Receivables on or about the Closing Date by sending such Debtor a notice substantially in the form of Schedule 6 (Form of Notification Letter) to the to the Swedish Originator Receivables Purchase Agreement. The Seller shall notify any Debtors becoming Debtor of the Seller after the Closing Date by sending such Debtor a notice substantially in the form of Schedule 6 (Form of Notification Letter).

2.In addition to paragraph 1 above a notification text shall be included by the Seller in all invoices relating to the Receivables substantially as set out below:

"This is to notify you that all our claims under this invoice (and future invoices) have been sold to Greif Services Belgium BVBA and thereafter on-sold to Cooperage Receivables Finance B.V. All payments relating to this invoice shall, until further notice, be made to the following account number [account number] with [Bank] until otherwise instructed by Cooperage Receivables Finance B.V. We, [Swedish Originator], will administer the invoice as agent for Cooperage Receivables Finance B.V. until you are instructed otherwise by Cooperage Receivables Finance B.V."

English
On or about the Closing Date, the Buyer or, upon an instruction thereto from the Buyer, the Seller on its behalf shall (i) give formal notice of the sale to the Buyer of each Purchased Receivable and the onward sale of the Purchased Receivables to Cooperage Receivables Finance B.V., to the relevant Debtor in the form as set out in Schedule 6 to the English Originator Receivables Purchase Agreement and (ii) notify new payment instructions, or have them notified, to the relevant Debtors.

State law Michigan and State law California
On or about the Closing Date the Seller will file the UCC financing statements naming each of the Originators as Seller, Greif CC as Buyer, and Main SPV as the Assignee of the Buyer with the District of Columbia UCC filing office (the Filing Office) and the UCC-1 financing statement naming Greif CC as Seller and Main SPV as Buyer for filing with the Filing Office.

Danish	The Buyer shall notify, or shall require the Seller to notify, each Debtor of the assignment of the Receivables on the date on which such Receivable is transferred by sending such Debtor a notice substantially in the following form:

This is to notify you that pursuant to the terms of a receivables purchase agreement between [relevant Originator] and Greif Services Belgium BVBA dated 27 April 2012, we have sold and assigned all existing and future receivables we may have against you to Greif Services Belgium BVBA.

Subsequently, pursuant to another receivables purchase agreement between Greif Services Belgium BVBA and Cooperage Receivables Finance B.V. dated 27 April 2012, Greif Services Belgium BVBA has sold and assigned the same existing and future receivables to Cooperage Receivables Finance B.V.

These sales and assignments have at this moment no impact on you. We, [relevant Originator], will continue to administer the receivables as agent for the Cooperage Receivables Finance B.V. until you are instructed otherwise by the Cooperage Receivables Finance B.V. Hence, until further notice from the Cooperage Receivables Finance B.V. or its successor or assignees to the contrary, you may continue to pay any and all amounts due under existing and future receivables into collection account with account number [account number] with [name of bank].

SCHEDULE 6

FORM OF ACCESSION LETTER

To:
Coöperatieve Rabobank U.A. trading as Rabobank London
Coöperatieve Rabobank U.A. (together with Coöperatieve Rabobank U.A. trading as Rabobank London, Rabobank)
Nieuw Amsterdam Receivables Corporation B.V. Cooperage Receivables Finance B.V.
Stichting Cooperage Receivables Finance Holding Greif Services Belgium BVBA
the Originators
Trust International Management (T.I.M.) B.V. (together with Greif Inc., the Parties)

[Place, date] Dear Sir, Madam
Dated [ ]

Greif trade receivables securitisation programme – Accession Letter

1.In April 2012, the Parties set up a trade receivables securitisation programme (the Programme).

2.The Parties have entered into a Master Definitions Agreement originally dated 27 April 2012, as may be amended and/or restated from time to time (the Master Definitions Agreement) and into various other Transaction Documents in connection with the Programme. Capitalised terms used in this Accession Letter, unless otherwise defined herein, shall have the meanings provided in Clause 1.1 (Interpretation).

3.This is an Accession Letter as set out in clause 18 (Accession of Additional Originators) of the Master Definitions Agreement.

4.This Accession Letter is signed by [Additional Originator], [registered office] and [registered number] (the Additional Originator) following the delivery of the consent of the Facility Agent, the Funding Administrator and the Main SPV in accordance with clause 18 of the Master Definitions Agreement.

5.The Additional Originator agrees, as from the date hereof:

(a)to enter into an Originator Receivables Purchase Agreement [and Collection Account Pledge Agreement];

(b)to become party as an Originator the Master Definitions Agreement and to any Transaction Document as the Facility Agent may deem necessary; and

(c)to be bound by the terms of the Transaction Documents in its capacity as Originator.

6.By executing this Accession Letter, the Additional Originator represents and warrants to the Facility Agent, the Funding Administrator and the Main SPV that:

(a)it has received a copy of the Transaction Documents and has full knowledge of the same and undertakes to perform all obligations resulting from the Transaction Documents to which it accedes hereunder as an Originator;

(b)it has the full power and capacity and is able to perform its duties and obligations as Originator in accordance with the Transaction Documents to which it becomes a party pursuant to this Accession Letter;

(c)100% (or such other percentage as may be agreed by the Facility Agent, the Funding Administrator and the Main SPV) of its share capital and voting rights are held directly or indirectly by Greif Inc. (except for such percentage of share capital and voting rights that are attributed to directors or managers or other individuals in accordance with mandatory applicable laws).

7.The Additional Originator is a company duly incorporated under the laws of its jurisdiction and makes the representations and warranties provided for in the Transaction Documents to which it accedes hereunder in respect of an Originator at the date hereof and repeats such representations and warranties on any relevant date thereafter pursuant to the terms of the Transaction Documents to which it accedes hereunder. The representations and warranties are deemed to be incorporated mutatis mutandis into this Accession Letter.

8.The Additional Originator undertakes to fulfil at the date hereof the same undertakings as provided in the Transaction Documents to which it accedes hereunder in respect the other Originators. The undertakings are deemed to be incorporated mutatis mutandis into this Accession Letter.

9.Greif Inc. in its capacity as Performance Indemnity Provider confirms that the Performance and Indemnity Agreement remains in full force and effect and, for the avoidance of doubt, also extends to the Additional Originator.

10.The Additional Originator's administrative details are as follows:

Address:	[	]
Fax No:	[	]
Attention:	[	]
11.This Accession Letter does not create any amendment to the provisions of the Transaction Documents. This Accession Letter constitutes a Transaction Document

12.This Accession Letter and any non-contractual obligations shall be governed by, and shall be construed in accordance with, the laws of The Netherlands. The parties agree that the competent court in Amsterdam, The Netherlands, shall have the exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Accession Letter including any non-contractual obligations arising out of or in relation to this Accession Letter.

For and on behalf of:

[Additional Originator]

......................................................................
Name:
Title:

For and on behalf of:

Greif Inc. as Performance Indemnity Provider

......................................................................
Name:
Title:

For and on behalf of:
Coöperatieve Rabobank U.A. as Facility Agent and Funding Administrator

......................................................................
Name:
Title:

For and on behalf of:
Cooperage Receivables Finance B.V. as Main SPV

......................................................................
Name:
Title:

SCHEDULE 7

FORM OF MERGER NOTIFICATION LETTER

LETTERHEAD GREIF

To:
Coöperatieve Rabobank U.A. Cooperage Receivables Finance B.V.

[Place, date] Dear Sir, Madam
Subject: Notification of merger between [•] as disappearing company, and [•] as acquiring company

1.In April 2012, the Parties set up a trade receivables securitisation programme (as amended and extended from time to time: the Programme).

2.Under a [•] originator receivables purchase agreement dated [27 April 2012], [•] (the Acquiring Company) [and [•] (the Disappearing Company) from time to time sold and transferred legal title to trade receivables [it/they] originated].

3.Effective [•], [[•] (the Disappearing Company)/the Disappearing Company] legally merged (the Merger) into [•] (the Acquirer). As a result of the Merger, [all rights and obligations of the Disappearing Company have transferred to the Acquirer]. The Merger is evidenced by the extract from the [insert reference to relevant trade register] with respect to the Acquirer attached hereto as Annex.

4.[The rights and obligations of the Disappearing Company under the Programme are carried out by the Acquirer as of the effective date of the Merger].

By countersigning this notification letter:

(1)Greif formally notifies Rabobank of the Merger;

(2)The Parties expressly agree that the Merger does not constitute a Termination Event (as defined in the master definitions agreement relating to the Programme dated 27 April 2012, as amended from time to time). [If and to the extent that the occurrence of the Merger could be construed to constitute a Termination Event, Rabobank hereby waives such Termination Event but such waiver shall not be construed as a waiver of any other term or any other breach of the Programme.]

(3)Greif Inc. in its capacity as Performance Indemnity Provider confirms that the Performance and Indemnity Agreement remains in full force and effect and, for the avoidance of doubt, also extends to the Acquirer.

We look forward to receiving the countersigned notification letter. Once the document is signed by all parties, we will compile and circulate the executed letter.

Kind regards, Greif Inc.
[signature on following page]

SCHEDULE 8 EXCLUDED DEBTORS

Italian Excluded Debtors on 27 February 2020

BP code	Name
100028580	ITALCHIMICA SRL
100028615	ENI SPA
100028625	AGRUMARIA CORLEONE SPA
100028637	F.LLI BRANCA SPA
100028640	FRATELLI CALABRETTA SNC
100028654	CONSORZIO CASALASCO POMODORO
100028659	DECCO ITALIA SRL
100028677	LA CESENATE CONSERVE ALIMENTARI SPA
100028720	STERILTOM SRL
100028751	RODOLFI MANSUETO SPA
100028763	FEGER DI GERARDO FERRAIOLI SPA
100028783	CBCOTTI SRL
100028791	BONO & DITTA SPA
100028801	DESCO SPA
100028823	EUROFOOD SRL
100028827	COPPOLA SPA
100028834	MISITANO & STRACUZZI SPA
100028929	GIOIA SUCCHI SRL
100028944	HANS ZIPPERLE SPA
100028971	ALPENFRUCHT SRL
100029118	VOG PRODUCTS SOC. AGRICOLA COOP
100029125	LE DUE VALLI SRL

100029139	CITROFOOD SRL
100029178	MIRITZ & DI BARTOLO SRL
100029233	Matrica Spa
100029291	MUTTI SPA
100029370	BORMAN ITALIANA SRL
100029385	BRYMORE SPA
100029553	ECOSEAL SRL
100030115	Versalis
100030267	GARMON SPA
100030528	LCBEAUTY SPA
100030566	VINORTE SRL
100030851	AGRUMARIA REGGINA SRL
100038905	COLORIFICIO SAMMARINESE SPA
100050664	TOMATO FARM

Portuguese Excluded Debtors on 27 February 2020

BP code	Name
100040413	AGRAZ S.A.
100039836	ALSAT
100039561	CAMPIL
100039824	CONESA
100039564	CONESA PORTUGAL
100046612	CONESA VEGAS ALTAS, SLU
100039838	LAS MARISMAS
100039567	SUGAL

100009518	Sumol+Compal Marcas SA
100039865	TOMATES DEL GUADIANA
100039933	TOMATES DEL SUR
100039843	TRANSA
100061778	TRAVIR

Spanish Excluded Debtors on 27 February 2020

BP code	Name
100040413	AGRAZ S.A.
100039836	ALSAT
100039824	CONESA
100046612	CONESA VEGAS ALTAS, SLU
100039838	LAS MARISMAS
100039865	TOMATES DEL GUADIANA
100039933	TOMATES DEL SUR
100039843	TRANSA
100061778	TRAVIR

SCHEDULE 3

AMENDED AND RESTATED GREIF CC RECEIVABLES PURCHASE AGREEMENT

AGREED FORM

AMENDED AND RESTATED GREIF CC RECEIVABLES PURCHASE AGREEMENT

ORIGINALLY DATED 27 APRIL 2012, AS FURTHER AMENDED AND RESTATED ON 21 JUNE 2019 AND 17 APRIL 2020

BETWEEN

GREIF SERVICES BELGIUM BVBA
as Seller and as Master Servicer

AND

COOPERAGE RECEIVABLES FINANCE B.V.
as Buyer

AND

COÖPERATIEVE RABOBANK U.A.
as Facility Agent and Funding Administrator

GREIF CC RECEIVABLES PURCHASE AGREEMENT

THIS AGREEMENT is originally made on 27 April 2012, as amended and restated on 21 June 2019 and 17 April 2020
BETWEEN:

(1)GREIF SERVICES BELGIUM BVBA (formerly named Greif Coordination Center BVBA), a company incorporated under Belgian law, registered with the register of legal entities (RPM/RPR) under the number 0438.202.052, Commercial Court of Antwerp, Belgium, whose registered office is at Beukenlei 24, 2960 Brecht, Belgium (in its capacity as seller under this Agreement, the Seller, and in its capacity as master servicer under the Servicing Agreement, the Master Servicer);

(2)COOPERAGE RECEIVABLES FINANCE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Naritaweg 165, 1043 BW Amsterdam,
The Netherlands (the Buyer); and

(3)COÖPERATIEVE RABOBANK U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands (the Facility Agent and Funding Administrator).

WHEREAS:

(i)This Agreement was executed originally on 27 April 2012 between Greif Coordination Center BVBA (now Greif Services Belgium BVBA) as seller and master servicer and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch (now Coöperatieve Rabobank U.A.) as facility agent and funding administrator.

(ii)This Agreement is being amended and restated in order to make certain changes as further set out herein.

(iii)The Seller wishes to sell and transfer to the Buyer, and the Buyer wishes to purchase and acquire from the Seller, from time to time certain trade receivables originated by the Originators (other than the Italian Originators) in the course of their business which have been sold to the Seller under the relevant Originator Receivables Purchase Agreement, payable on such term and arising from the sale and delivery of goods and/or provision of services by the relevant Originator to its domestic and foreign business customers, including all amounts due and to become due thereunder, and all security for the payment of such amounts.

(iv)The Seller acknowledges and agrees that the Buyer may, in connection with the Greif Group's trade receivables securitisation programme (the Programme) and in accordance
1

with the Transaction Documents, create a security right over the receivables it acquires from the Buyer in favour of the Facility Agent (for the benefit of the Lender)..

(A)The Buyer has appointed Greif Services Belgium BVBA to be the Master Servicer of the receivables that will be sold to the Buyer under the Programme pursuant to the Servicing Agreement.

(B)The Facility Agent and the Funding Administrator, in their capacities as facility agent and funding administrator (respectively) to the Lender under the Transaction Documents, are party to this Agreement to acknowledge and obtain the benefit of certain undertakings in favour of them.

1.DEFINITIONS AND INTERPRETATION

1.1In this Agreement, unless the context requires otherwise, capitalised terms not otherwise defined have the meanings given to them in the Master Definitions Agreement (defined below) and:

Amendment Agreement means the amendment agreement dated 21 June 2019 between, amongst others, the Master Servicer, the Buyer and the Facility Agent.

Confirmation means, in relation to each Reporting Date, a confirmation substantially in the form of Schedule 3, confirming the transfer to the Buyer of all rights and title of the Seller in and to the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period.

Eligible Receivable means, for the purposes of this Agreement, a Receivable that meets the relevant Eligibility Criteria as set out in the Master Definitions Agreement and of which the Debtor is not a Restricted Party as defined in the Amendment Agreement.

Financing Cost means all financing cost incurred by the Buyer during a Data Period, including any Yield and fees payable to the Lender, any fees, interest or other costs payable under or in connection with the Subordinated Loan, any servicing fees or other costs payable under or in connection with the Servicing Agreement and any other fees, charges or costs payable by the Buyer in connection with the Programme and any other fees, charges or costs charged by the Buyer as separately agreed from time to time between the Buyer and the Seller.

Insolvency Regulation means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

Master Definitions Agreement means the master definitions agreement dated on or about the date of this Agreement made between among others, the Buyer, the Master Servicer, the Facility Agent, the Funding Administrator and the Lender.

Notary Public means a notary public or other official with the authority to sign public documents within the meaning of article 1 of the Convention Abolishing the Requirement of Legalisation for Foreign Public Documents in the territory of a State that has ratified such convention.
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Parties means the Seller and the Buyer and Party means either of them as the context may require.

Purchase Price has the meaning ascribed to such term in Clause 5.2.

Purchased Receivables Portfolio means in relation to a Reporting Date, the portfolio of outstanding Purchased Receivables.

Scheduled Receivables has the meaning ascribed to that term in Clause 4.1.

2020 Amendment Agreement means the amendment agreement dated April 2020 between, amongst others, the Master Servicer, the Buyer and the Facility Agent.

2020 Effective Date has the meaning given thereto in the 2020 Amendment Agreement.

Seller's Account means the bank account to be designated by the Seller. Stop Purchase Date means the date on which the Revolving Period ends. Transfer Schedule has the meaning ascribed to such term in Clause 4.1.
1.2Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Agreement set out in Clause 1.1 of the Master Definitions Agreement.

1.3Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Clause 1.2 of the Master Definitions Agreement.

1.4The Common Terms apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.5If there is any conflict between the provisions of the Master Definitions Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.6For the purpose of Clause 2 of the Master Definitions Agreement, the Seller is designated as an Obligor and the Buyer, the Facility Agent and the Funding Administrator (as applicable) each as an Obligee.

2.AGREEMENT TO SELL AND PURCHASE RECEIVABLES

2.1Subject to the terms of this Agreement:

(a)the Seller agreed to sell to the Buyer effective on the Closing Date and thereafter on each Purchase Date during the Revolving Period up to the 2020 Effective Date, all Receivables that the Seller owned on each such date, together with the benefit of all related security and all other ancillary rights, including for the avoidance of doubt, any Related Rights;
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(b)from the 2020 Effective Date until the Buyer has notified the Seller in writing that no further sales and assignments are to take place following the end of the Revolving Period (such date the Assignment End Date), and subject to and in accordance with Clause 3, the Seller hereby agrees to sell and assign to the Buyer all Receivables that the Seller owns or will own, together with the benefit of all related security and all other ancillary rights, including for the avoidance of doubt, any Related Rights, in each case until but excluding the Stop Purchase Date.

Subject to the provisions of this Agreement, the Buyer hereby accepts each such offer for sale and assignment.

2.2The Parties confirm that each sale of Receivables under this Agreement is unconditional. The Seller waives any right it may have to demand rescission of the sale of Purchased Receivables hereunder.

2.3For the avoidance of doubt, the Parties confirm that it is their intention to achieve an effective outright transfer of legal title to the Purchased Receivables, and not a security arrangement as security for any of the Seller's obligations (as an assignment by way of security or otherwise). The Buyer shall be free to further dispose of, and be entitled to the Collections made on, the Purchased Receivables, and shall bear the credit and/or insolvency risk of the Debtors. In connection with any such further disposal, the Buyer may disclose such information, other than personal data (as defined in accordance with all applicable data protection laws), about the Seller and the Purchased Receivables as the Buyer considers appropriate.

2.4For clarification purposes only, the deliverables to be provided by the Parties (and the timing for the delivery of such deliverables) required to give effect to the sale and purchase of Receivables under this Agreement, are further described in the timeline set out in Schedule 4. To the extent that the timeline conflicts with or contradicts any provision of a Transaction Document, such Transaction Documents shall prevail.

3.TRANSFER OF LEGAL TITLE TO THE RECEIVABLES

3.1Subject to any additional transfer formalities set out in Clause 3.2 and, where relevant, Clause 3.4 and unless otherwise specified in this Agreement, from the 2020 Effective Date the Seller transfers and assigns all its rights, title and interest in the relevant Receivables (other than the Italian Receivables) that the Seller owns on each Purchase Date to the Buyer. Such transfer and assignment shall in respect of:

(a)the Dutch Receivables and Belgian Receivables be governed by Dutch law;

(b)the UK Receivables be governed by English law;

(c)the French Receivables be governed by French law;

(d)the Spanish Receivables, be governed by Spanish law;

(e)the German Receivables, be governed by German law;
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(f)the Swedish Receivables, be governed by Swedish law;

(g)the Portuguese Receivables, be governed by Portuguese law.

3.2In respect of the transfer by the Seller to the Buyer of the Receivables described in Clause 2.1, the Parties must also comply with the following additional transfer formalities:

(a)for Dutch Receivables, the additional transfer formalities set out in Schedule 5;

(b)for French Receivables, the additional transfer formalities set out in Schedule 6;

(c)for Spanish Receivables, the additional transfer formalities set out in Schedule 7;

(d)for German Receivables, the additional transfer formalities set out in Schedule 8; and

(e)for UK Receivables, the additional transfer formalities set out in Schedule 9; and

(f)for Swedish Receivables, the additional transfer formalities set out in Schedule 10.

3.3Subject to the terms of the Transaction Documents, the Buyer is hereby authorised to and undertakes to proceed with any filings, notifications and/or other formalities which are necessary or which the Buyer deems useful for rendering the transfer of any Purchased Receivable fully effective vis-à-vis the Debtor thereof or any other third parties, at the expense of the Seller. The Seller hereby exempts the Buyer from the restrictions set forth in section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing and multi-representation) or any other restrictions under any other applicable law.

3.4Should it not be possible to effect a valid and effective assignment by the Seller to the Buyer of the Purchased Receivables purchased pursuant to this Agreement, the Seller and the Buyer agree that they shall:

(a)perform per Key Account Debtor the transfer requirements required by the laws set out under the heading "Combined Transfer Requirements" as set out in Schedule 5 to the Master Definitions Agreement (Overview of law applicable to contracts); and

(b)do all such other acts and things as may be required to assign validly and effectively the relevant Purchased Receivables to the Buyer, in accordance with the law applicable to the relevant Purchased Receivables and any other law set out in Schedule 5 to the Master Definitions Agreement (Overview of law applicable to contracts).

4.IDENTIFICATION OF RECEIVABLES

4.1Without limiting Clause 4.2, the Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Facility Agent) to the Buyer:

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(a)a schedule, in such form and detail as the Buyer may specify as agreed with the Funding Administrator (the Transfer Schedule), setting out the relevant details of the Receivables sold and transferred by the Seller to the Buyer pursuant to this Agreement during the preceding Data Period (the Scheduled Receivables); and

(b)a duly executed Confirmation.

4.2The Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer or Funding Administrator may reasonably request and in particular:

(a)the name, address and contact number of the Debtors of the Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer or Funding Administrator may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

5.PURCHASE PRICE

5.1The Buyer shall pay the Purchase Price (as defined below) for the Scheduled Receivables (other than any French Receivables) sold and transferred to the Buyer during the preceding Data Period on each Investment Date by:

(a)crediting the amount due to the Seller's Account; and

(b)to the extent permitted under applicable law, if the Buyer is also scheduled to receive payment from the Seller (other than Collections) on the relevant Investment Date in the same currency, the Buyer may set off such payments subject to the prior consent of the Seller.

5.2The purchase price for the Scheduled Receivables (other than any French Receivables) sold and transferred to the Buyer during the preceding Data Period shall be the aggregate nominal value of such Scheduled Receivables in the relevant Approved Currency less the Financing Cost as determined by the Master Servicer (the Purchase Price).

5.3In relation to any French Receivables this Clause 5 does not apply to the transfers by the Seller to the Buyer of the French Receivables and clause 5 (Purchase Price) of the Originator Receivables Purchase Agreement entered into by the Seller with, among others, the French Originators apply mutatis mutandis to this Agreement with respect to the Purchase Price and the fees to be paid by the Seller and the Buyer with respect to the transfer of French Receivables.

6.NOTIFICATION OF DEBTORS
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6.1Other than any notification in accordance with Clause 3 above, the Buyer and the Seller will not give notice of transfer to a Debtor of a Purchased Receivable other than in accordance with this Clause 6.

Netherlands and Sweden
6.2On the occurrence of a Debtor Notification Event, the Buyer may:

(a)notify;

(b)require the Seller to notify; or

(c)require the Seller to procure that a Dutch Originator or Swedish Originator notifies,

each Debtor of a Purchased Receivable (that was sold to the Seller by that Originator under the relevant Originator Receivables Purchase Agreement) of any new payment instructions specified by the Buyer or the Funding Administrator (as the case may be).

6.3Any notice given to a Debtor under Clause 6.2 should substantially be in the form set out in Schedule 11 with any necessary amendment as reasonably requested by the Buyer or the Funding Administrator.

Belgium, France, Germany, Portugal, Spain and United Kingdom
6.4On the occurrence of a Debtor Notification Event, the Buyer shall:

(a)notify; or

(b)require that the Seller notifies; or

(c)require the Seller to procure that a Belgian Originator, French Originator, German Originator, Portuguese Originator, Spanish Originator or UK Originator notifies,

each Debtor of a Purchased Receivable (that was sold to the Seller by that Originator under the relevant Originator Receivables Purchase Agreement) of:

(d)the transfer of the Purchased Receivable by that Originator to the Seller, and the subsequent transfer of such Purchased Receivable by the Seller to the Buyer under this Agreement; and

(e)any new payment instructions specified by the Buyer or the Funding Administrator (as the case may be).

6.5Any notice given to a Debtor under Clause 6.4 should substantially be in the form set out in Schedule 12 with any necessary amendment as reasonably requested by the Buyer or the Funding Administrator.

6.6Where the Purchased Receivable is a Portuguese Receivable, any notice to be given to the relevant Debtor under Clause 6.4 must be served by means of registered letter with evidence of receipt.
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7.REPRESENTATIONS AND WARRANTIES - COVENANTS - INDEMNIFICATION

7.1The Seller makes the representations and warranties set out in Schedule 1 to the Buyer, the Facility Agent and the Funding Administrator in accordance with Clause 7.4.

7.2The Seller undertakes to the Buyer, Facility Agent and Funding Administrator to comply with its obligations as set out in Schedule 2 at all times during the term of this Agreement in all material respects, except for the obligations set out in paragraphs (g), (h), (j), (p), (q), (r), (s), (t), (u) and (y) in Schedule 2, which shall be complied with in all respects on each date during the term of this Agreement.

7.3The Buyer contemplates reselling the Purchased Receivables to a third party in the context of the Programme. The Seller acknowledges and agrees that the Buyer shall from time to time provide the Seller with a copy of the representations, warranties and any other relevant requirements of the Programme and request the Seller to make corresponding representations and warranties, to undertake corresponding covenants or to meet corresponding requirements in relation to such onsold Purchased Receivables for the purposes of the Programme. In addition, the Buyer may also request that the Seller make additional representations and warranties, undertake additional covenants or comply with additional requirements in relation to such onsold Purchased Receivables. The Seller undertakes to immediately comply with these requests and undertakes to offer its full co-operation in this respect.

7.4The agreement of the Buyer to purchase and make payment for the Purchased Receivables is entered into on the basis of all undertakings and agreements of the Seller contained in this Agreement and of the aforesaid representations and warranties being true and accurate in all material respects on each Purchase Date, each Settlement Date and each Reporting Date, except for the representations or warranties set out in paragraphs (e) (i) (j) (k) (m) and (t) of Schedule 1 which shall be true and correct in all respects on each such date.

7.5Without prejudice to the other rights and/or remedies of the Buyer, the Seller undertakes that it will hold the Buyer, Facility Agent and Funding Administrator fully and effectively indemnified from and against, and will compensate the Buyer, Facility Agent and Funding Administrator for any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which it may incur or which may be made against it as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation by the Seller in, or any breach or alleged breach of, any of the aforesaid representations, warranties, undertakings or agreements and such indemnity shall include all costs, charges and expenses which the Buyer, Facility Agent and Funding Administrator may pay or incur in disputing or defending any claim, demand or action or other proceedings.

7.6The Buyer represents and warrants to each of the Seller, the Facility Agent and the Funding Administrator that:

(a)it is not and will not be a resident of France for tax purposes and it has not and will not have a permanent establishment in France.
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(b)it is not and will not be, incorporated, domiciled or established in a Non- Cooperative Jurisdiction.

7.7The Seller represents and warrants to each of the Buyer, the Facility Agent and the Funding Administrator that:

(a)it is not and will not be, incorporated, domiciled or established in a non- cooperative State or territory within the meaning of Article 238-0A of the French Tax Code (Code général des impôts) (a Non-Cooperative Jurisdiction).

(b)It is and will be a resident of Belgium within the meaning of the tax treaty entered into between France and Belgium on 10 March 1964, as amended, and no payment received by it or any transactions contemplated by the Receivables Purchase Agreements and the Transfer Documents shall be attributable to any of its permanent establishment in France.

8.DEEMED COLLECTIONS

8.1If and to the extent the Buyer or a subsequent owner of the Receivables shall be required for any reason to pay over to a Debtor, any Transaction Party or any other Person (other than in accordance with the Transaction Documents) any amount received by itself or on its behalf under this Agreement, or any subsequent Receivables Purchase Agreement or the Servicing Agreement, such amount shall be deemed not to have been so received but rather to have been retained by the Seller, and, accordingly, the Buyer or a subsequent owner (as the case may be) shall have a claim against the Seller (without duplication) for such amount in the relevant Approved Currency as a Deemed Collection, payable when and to the extent that any distribution to such Debtor, or any Transaction Party or any other Person (as the case may be) is made in respect thereof. The Seller shall pay or cause to be paid an amount in the relevant Approved Currency equal to such Deemed Collection to the Collection Account within two (2) Business Days.

8.2If at any time after the purchase of a Purchased Receivable hereunder, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the Seller shall, pay or cause to be paid an amount in the relevant Approved Currency equal to such Dilution as a Deemed Collection into the relevant Collection Account within two (2) Business Days.

8.3If any representation or warranty is untrue or incorrect with respect to any Receivable sold under this Agreement, the Seller shall pay or cause to be paid an amount equal to the Purchase Price paid for such Receivable as a Deemed Collection to the Seller's Collection Account within two (2) Business Days. Following such payment, the relevant Receivable shall cease to be part of the Portfolio.

8.4Any amounts paid or caused to be paid by the Seller into the Master Collection Account in accordance with Clauses 8.1, 8.2 and 8.3 above shall for the purposes of the Transaction Documents be treated as Collections.

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8.5Subject to Clause 13.2, in the event of the occurrence of a Termination Event in respect of the Seller, an amount equal to the Unpaid Balance of all Receivables sold by the Seller and at such time owned by the Main SPV shall for the purposes of the Transaction Documents be treated as Collections deemed to be received by the Seller. The Seller shall remit such Deemed Collections to Main SPV within two (2) Business Days.

8.6The Seller shall agree with the Buyer to create a security right over the Master Collection Accounts.

9.COLLECTION OF PURCHASED RECEIVABLES AND FURTHER ASSURANCE

9.1Subject to Clause 6, the Buyer or the Master Servicer (on account of the Buyer) may do whatever is necessary to ensure that the transfer of Purchased Receivables together with any related security and other ancillary rights is duly perfected, and enforceable against the Debtor and third parties. The Seller agrees that from time to time it will promptly execute and deliver all instruments and documents and take all further action that the Buyer or the Funding Administrator or the Facility Agent (after the occurrence of a Termination Event) may reasonably request in order to perfect the transfer of legal title to the Purchased Receivables, together with the benefit of any related security and all other related ancillary rights, to protect the Buyer's and/or the Funding Administrator's interest in the Purchased Receivables and to enable the Buyer and/or the Funding Administrator to exercise or enforce its rights under this Agreement and/or under the Purchased Receivables.

9.2Prior to a Termination Event, the Seller shall ensure that all Collections in relation to Purchased Receivables are received in a Collection Account and on a daily basis swept to the relevant Master Collection Account.

9.3After the occurrence of a Rating Downgrade Event, the Seller is required to either transfer ownership of each of the Master Collection Accounts to the Buyer or assist the Buyer to establish new blocked accounts in the name of the Buyer over which security will be created for the benefit of the Facility Agent and ensure that all Debtors are notified and all Collections are paid into such new account(s).

10.OTTAWA CONVENTION

The Parties agree to opt out entirely of the UNIDROIT Convention of 28 May 1988 on International Factoring (the Ottawa Convention) and any other provisions of any law in any other country or territory implementing the Ottawa Convention, pursuant to Article 3 of the Ottawa Convention.

11.COSTS AND EXPENSES

The Seller agrees to pay and indemnify, defend and hold harmless the Buyer against and from any tax or governmental fee or charge (other than any tax based on income) (i) which may be imposed upon any sale of the Receivables to the Buyer, or (ii) which may be imposed upon the Buyer with respect to any Receivable (or any related supplies) provided, however, that the Seller shall have the right, at its expense, to conduct or participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge.
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12.ASSIGNMENT

The Parties will not be entitled to assign, transfer or in any other manner dispose of all or any of its rights and/or obligations under this Agreement.

13.DURATION

13.1This Agreement shall commence on the date specified at the start of this Agreement and shall continue until it is terminated by either Party by giving the other one (1) calendar month's notice upon the earlier of (a) the occurrence of the Final Discharge Date, and (b) the date on which the obligations arising in respect of the occurrence of a Termination Event with respect to the Seller as set out in Clauses 8.5 above and 13.2 below or elsewhere in this Agreement have been irrevocably satisfied in full.

13.2In the event of the occurrence of a Stop Purchase Date in respect of the Seller, Clauses 2 and 3 will cease to be in effect (without retroactive effect).

14.NOTARISATION

The Seller and the Buyer agree to have this Agreement notarised by a Notary Public and properly apostilled as soon as possible following the request of the Funding Administrator (in its sole discretion) but in any event not later than ten (10) business days from the date of such request.

15.GOVERNING LAW AND JURISDICTION

15.1Other than as specifically set out in Clause 3.1 and Clauses 15.2 to 15.6 and any Schedules referred to therein, this Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands.

15.2Clause 3.2(b) and the additional transfer formalities set out in Schedule 6 shall be governed by, and construed in accordance with, French law.

15.3Clause 3.2(c) and the additional transfer formalities set out in Schedule 7 shall be governed by, and construed in accordance with, Spanish law.

15.4Clause 3.2(d) and the additional transfer formalities set out in Schedule 8 shall be governed by, and construed in accordance with, German law.

15.5Clause 3.2(e) and the additional transfer formalities set out in Schedule 9 shall be governed by, and construed in accordance with, English law

15.6Clause 3.2(f) and the additional transfer formalities set out in Schedule 10 shall be governed by, and construed in accordance with, Swedish law.

15.7The courts of The Netherlands will have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including any non-contractual
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obligations which may arise out of or in connection therewith) and that accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in such courts.

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SCHEDULE 1

REPRESENTATIONS AND WARRANTIES

(a)The Seller is a corporation validly organised and existing under the laws of the jurisdiction of its incorporation and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions of this Agreement.

(b)The Seller has obtained all necessary official authorisations and licences and complies with the laws and regulations applicable to carry on its business as well as to sell the Receivables to the Buyer under the terms of this Agreement, except to the extent that non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(c)The Seller has validly executed this Agreement and the execution, delivery and performance by the Seller of this Agreement and each transfer of Receivables have been duly authorised by all necessary corporate actions and do not and will not conflict with, nor result in any violation, or constitute any default under any provision of the articles of association of the Seller or any agreement or undertaking binding upon or applicable to the Seller or its property, or any law or governmental regulation or court decision applicable to the Seller or its property or result in the creation or imposition or of any Adverse Claim on its assets.

(d)For the purposes of the Insolvency Regulation, the Seller's centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Insolvency Regulation) in any other jurisdiction.

(e)The Transaction Documents to which the Seller is party constitute legal, valid, binding and enforceable obligations of the Seller in accordance with their terms subject to any bankruptcy or insolvency law or other similar law affecting creditors' rights.

(f)Any factual information (taken as a whole) provided to the Buyer under this Agreement, including any factual information relating to the Purchased Receivables and any information relating to the Collection Account is true, accurate and complete.

(g)Other than for debt collection services and certain other services which may be subject to VAT, no tax (including VAT) is payable and no deduction or withholding applies in connection with payments made under the Transaction Documents or under the Purchased Receivables, provided that, with respect to the Spanish Receivables, the Buyer proves its tax residence status in a Member State of the European Union (other than Spain) through a valid tax residence certificate issued by the competent tax authorities, and it does not act, for the purposes of this Agreement, through a tax haven territory (as defined in the Spanish Royal Decree 1080/1991 of 5th July) nor through a permanent establishment in Spain;

(h)No legal proceedings exist against the Seller which would have a Material Adverse Effect on the ability of the Seller to comply with its obligations under this Agreement or any of the transactions contemplated therein.

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(i)Each Receivable sold by the Seller that is treated as an Eligible Receivable for the purposes of (i) the Originator's Settlement Report or (ii) the determination of the Adjusted Net Receivables Balance, is in fact an Eligible Receivable.

(j)No Excluded Receivables are included in the Purchased Receivables Portfolio.

(k)No other amounts than Collections on the Purchased Receivables are deposited into the Collection Account. All collections on Purchased Receivables are paid into the Collection Account.

(l)Each of the Originators of the Purchased Receivables has complied with its Credit and Collection Policy.

(m)Any claims that the Buyer may have under this Agreement rank at least pari passu with the claims of all the Seller's other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by law.

(n)There has been no substantial change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement without the prior consent of the Facility Agent and Funding Administrator.

(o)The Seller has not knowingly withheld any information that could reasonably be deemed to be relevant to the Buyer.

(p)The Seller is an indirect wholly-owned subsidiary of the Performance Indemnity Provider.

(q)Subject to any applicable grace period, the Seller is not in breach of any of the Transaction Documents to which it is party.

(r)The Seller has kept proper documents, books, records and other information necessary or useful for the recovery of the Purchased Receivables and Collections in respect thereof and they are complete and accurate in all material respects.

(s)Subject to any applicable grace period, no Termination Event or Potential Termination Event has occurred.

(t)There is no Insolvency Proceeding instituted against the Seller.

(u)Upon the occurrence of the conditions set out in Clause 3, the Buyer acquires legal ownership of each Purchased Receivable and related security with respect thereto, and to the best of its knowledge and belief, free and clear of any Adverse Claim (other than in favor of the Buyer and the Facility Agent and Funding Administrator).

(v)The Seller has accounted for each sale of each Purchased Receivable by it hereunder in its books and financial statements as sales.

(w)The Receivables are non-negotiable monetary claims and have not been manifested in bearer debt instruments or similar.

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SCHEDULE 2

UNDERTAKINGS

The Seller undertakes:

(a)that it will furnish to the Buyer, the Facility Agent and Funding Administrator upon a reasonable request any general corporate and general financial information in respect of the Seller;

(b)to ensure that the relevant Originator (other than an Italian Originator) will allow the Buyer, the Facility Agent and the Funding Administrator and/or their agents at all times during normal business hours (subject to 10 Business Days' notice prior to the occurrence of a Stop Purchase Date), to review processes and procedures and systems to capture and report relevant information to be provided under the Transaction Documents in respect of Debtors, Purchased Receivables and Collections, to examine, inspect and make copies from the relevant Originator's books and records and to allow the Buyer or its agent to arrange for the verification of debts with the relevant Debtors through the Seller within a reasonable time period (if the Seller does not contact the Debtor within such reasonable timeframe, the Buyer, Facility Agent or Funding Administrator and/or their agents is allowed to do so directly) and to supply to the Buyer, the Facility Agent and Funding Administrator or their agents upon request additional statements of any purchase order together with all notes and papers evidencing the same and any guarantees, securities or other documents or information relating thereto;

(c)it will notify each of the Facility Agent and Funding Administrator of: (i) the occurrence of a Termination Event; (ii) all litigation, legal action and proceedings against the Seller that could affect the Seller's ability to comply with its obligations under this Agreement and furnish to the Buyer as soon as possible with information relating to such litigation, legal action or proceedings; (iii) any changes in the Credit and Collection Policies with a view to obtaining the Facility Agent's and Funding Administrator's consent prior to implementation (such consent shall not be unreasonably withheld); (iv) any change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement with the view of obtaining the Facility Agent and Funding Administrator's consent prior to implementation (such consent shall not be unreasonably withheld); or (iv) any event that has a Material Adverse Effect on the ability of the Seller to perform its obligations under the Transaction Documents to which it is party;

(d)to ensure that the relevant Originator (other than an Italian Originator) will seek the consent of the Funding Administrator and Facility Agent in relation to any change or amendment to its Credit and Collection Policy if such change or amendment would impact the collectability of the Purchased Receivables;

(e)to keep proper Records (maintained separately from its other books and records) (i) necessary or useful for the control and the recovery of the Purchased Receivables and Collections or (ii) otherwise required for the purposes of providing information in respect of Purchased Receivables, Collections and Debtors under the terms of the Transaction Documents;
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(f)to ensure that the relevant Originator (other than an Italian Originator) will make available to the Buyer on request and free of charge all documents needed for the recovery of unpaid Purchased Receivables or all documents from Debtors certifying the existence and the amount of the Purchased Receivables and all evidence required by the Buyer in any proceedings and the Seller will either itself or through the relevant Originator procure the attendance at any hearing of such witnesses as the Buyer may require;

(g)to do all things necessary to remain duly organized and validly existing under the laws of the jurisdiction of its incorporation and to maintain all requisite authority and licenses to conduct its business in the jurisdiction of its incorporation;

(h)to maintain its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation;

(i)it will ensure at all times that any unsecured and unsubordinated claims of the Buyer against it under this Agreement rank at least pari passu with all present and future claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application;

(j)it will comply in all respects with all laws and regulations to which it may be subject, if failure to comply has or is reasonably likely to have a Material Adverse Effect;

(k)it will comply with and perform its obligations under the Transaction Documents to which it is party;

(l)it will ensure that an Originator will use its best commercial efforts to comply with the terms and conditions of any purchase order or receivables contract between that Originator and a Debtor of a Purchased Receivable as if the relevant Originator is the owner of such Purchased Receivable;

(m)to use its best efforts to ensure that no transfers are made from or to the Master Collection Accounts except for (i) transfers made by the Originators (other than the Italian Originators) in respect of the Purchased Receivables and (ii) the daily sweep of the balance of the Collection Accounts to the Master Collection Accounts;

(n)to notify each of the Buyer. the Facility Agent and Funding Administrator of a change of its accountants or, to the extent relevant to the Programme, any changes in its accounting policies;

(o)to take any further action reasonably requested by the Buyer to ensure that the sale and transfer of Purchased Receivables contemplated under this Agreement are treated as a true sale from an accounting perspective;

(p)not to sell, assign, charge or otherwise dispose of any Purchased Receivables;

(q)not to grant security over any of the Purchased Receivables to any third party;

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(r)not to create or allow to subsist any security interest or encumbrance on or over the Master Collection Accounts except as required under the Transaction Documents;

(s)it will not without the prior consent of the Buyer grant any discounts or rebates, issue any credit notes, extend, amend or otherwise modify the terms of any Purchased Receivable unless such extension, amendment or modification is: permitted under the Servicing Agreement or in the ordinary course of the Seller's business or consistent with the Credit and Collection Policies;

(t)it will not without the prior consent of the Facility Agent and Funding Administrator amend or modify any payment instructions to the Debtors of the Purchased Receivables or the Master Collection Account unless the Seller executes and delivers a replacement account pledge or other equivalent security arrangement in favor of the Facility Agent and Funding Administrator to the satisfaction of the Facility Agent and Funding Administrator;

(u)it will not amend, supplement or terminate a Transaction Document to which it is party except in accordance with the Common Terms;

(v)it will promptly deliver any information, documents, Records or reports with respect to Purchased Receivables and Collections that the Buyer shall reasonably require to complete all reports to be provided by it, other than personal data (as defined in accordance with all applicable data protection laws);

(w)it will furnish to the Buyer, Master Servicer and Funding Administrator all such assistance (including powers of attorney and other authorisations) as the Buyer, Master Servicer or the Funding Administrator may from time to time reasonably request with respect to the servicing, administration, collection and enforcement of the Purchased Receivables and the related Collections;

(x)not to collect any collections in its own name, not to use any funds paid into the Collection Account for its own benefit and only to debit the Collection Account insofar as this is permitted under the Transaction Documents;

(y)it will ensure that Originators promptly inform the Seller, the Facility Agent and the Funding Administrator in case any information in relation to a Key Account Debtor as set out in Schedule 5 to the Master Definitions Agreement is incorrect and will ensure that Originators provide each of the Seller, the Facility Agent and the Funding Administrator with an updated Schedule; and

(z)all Records and documents relating to the Receivables sold under this Receivables Purchase Agreement are kept in the office of the Seller or its agents and such Records show clearly all transactions, payments, receipts and proceedings relating to that Purchased Receivable and are complete and accurate.

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SCHEDULE 3

CONFIRMATION

Subject: Transfer Schedule n. [•] for an amount of [•]

In accordance with the Greif CC Receivables Purchase Agreement, dated as of [●], between the undersigned (the Agreement)

the Seller:

GREIF SERVICES BELGIUM BVBA
Beukenlei 24
2960 Brecht Belgium

and

the Buyer:

COOPERAGE RECEIVABLES FINANCE B.V.
Naritaweg 165, 1043 BW Amsterdam The Netherlands

the Seller confirms having sold, assigned and effectively transferred as of the date below to the Buyer for a Purchase Price of EUR[•] that was received by the Seller on [•] all rights, title and interest of the Seller in, to and under each and every Scheduled Receivable identified in the Transfer Schedule attached hereto, together with all security granted to secure the payment of each such Scheduled Receivable, and any other ancillary rights related to each such Scheduled Receivable.

This sale, assignment and transfer has been made pursuant to, and upon the representations, warranties and agreements of the Seller contained in, the Agreement.

Any terms as used herein shall have the same meaning as set forth in the Agreement. [•],
[SELLER] DATE:
BY:
TITLE:

[BUYER] DATE:
BY:
TITLE:

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[to be signed by duly authorised signatory of the Seller] encl.: Transfer Schedule
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SCHEDULE 4

TIMELINE

Relevant Date	Timing	Deliverable
Cut-off Date	C (i.e., the last calendar day of each calendar month)
Reporting Date	S – 3 Business Days. Any Reporting Date falling on a day which is not a Business Day will be postponed to the next day that is a Business Day)	The Master Servicer will provide the Facility Agent and Funding Administrator with the relevant Servicer Report and Receivables Report in respect of the preceding Data Period.
The Facility Agent and Funding Administrator will receive the information from the Master Servicer which will be used to advise the Main SPV of the cash component of the Advance.
Settlement Date or "S"	24th calendar date of each calendar month. Any Settlement Date falling on a day which is not a Business Day will be postponed to the next day that is a Business Day)
Settlement Dates can happen more frequently after Special Report Dates.
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SCHEDULE 5 TRANSFER FORMALITIES FOR
DUTCH RECEIVABLES

(1)In accordance with the terms of the Dutch Originator RPA, the Seller shall procure that the relevant Dutch Originator notifies the relevant Debtor of the assignment of the Dutch Receivables under that Dutch Originator RPA, and the subsequent assignment under this Agreement, on or about the Closing Date by sending such Debtor a notice substantially in the form of Schedule 6 to the Dutch Originator RPA. The Seller shall procure that the relevant Dutch Originator notifies any Debtors becoming Debtor of the Seller after the Closing Date by sending such Debtor a notice substantially in the form of Schedule 6 to the Dutch Originator RPA.

(2)In this Schedule 5, "Dutch Originator RPA" means the Originator Receivables Purchase Agreement between the Dutch Originator (as seller) and the Seller (as buyer).

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SCHEDULE 6 TRANSFER FORMALITIES FOR
FRENCH RECEIVABLES

(1)The Seller will transfer all its rights, title and interest in the French Receivables that the Seller owns on each Purchase Date in accordance with this Schedule.

(2)The Seller will:

(a)on the Reporting Date immediately preceding the relevant Settlement Date and by no later than 17.00 CET deliver to the Buyer a duly completed transfer request addressed to the Buyer (substantially in the form of Schedule 3 of the French Originator RPA with any necessary amendments) (the Transfer Request), setting out the aggregate nominal amount of the French Receivables to be transferred to the Buyer; and

(b)following the delivery of a Transfer Request and on the immediately following Settlement Date, deliver to the Buyer a duly completed and appropriate transfer document addressed to the Buyer (substantially in the form of Schedule 4 of the French Originator RPA with any necessary amendments) (the Transfer Document), duly signed by the Seller, and the Buyer will pay the corresponding Purchase Price to the Seller subject to and in accordance with paragraph (5).

(3)The transfer of the French Receivables will take effect upon the delivery of a Transfer Document and the payment of the Purchase Price in accordance with paragraph (5).

(4)Clause 4 (Identification of Receivables) of the French Originator RPA shall apply to this Agreement as if set out in full with any necessary amendments.

(5)Clause 5 (Purchase Price) of the French Originator RPA shall apply to this Agreement as if set out in full with any necessary amendments.

(6)In this Schedule 6:

(a)"French Originator RPA" means each Originator Receivables Purchase Agreement between a French Originator (as seller) and the Seller (as buyer); and

(b)"French Receivables" means the French Receivables originated by the Seller during the relevant Data Period as further detailed in the relevant Transfer Request and Transfer Schedule.

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SCHEDULE 7

TRANSFER FORMALITIES FOR SPANISH RECEIVABLES

(1)Notwithstanding Clause 4.2, the Transfer Schedule shall contain the full legal name, address and contact number of the Debtors of the Spanish Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors.

(2)For the purpose of reaching a certainty of the date and obtaining the benefits of Article 1526 of the Spanish Civil Code and for the purposes of article 323 of the Spanish Civil Procedural Law 1/2000 of 7 January, the Seller and the Buyer agree to appear before a Notary Public and raise to the status of a notarised document each duly executed Confirmation and corresponding Transfer Schedule each time upon request of the Buyer (in its sole discretion) as soon as possible and ultimately within ten (10) business days from such request.

(3)In this Schedule 7, "Spanish Originator RPA" means each Originator Receivables Purchase Agreement between a Spanish Originator (as seller) and the Seller (as buyer).

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SCHEDULE 8

TRANSFER FORMALITIES FOR GERMAN RECEIVABLES

(1)The Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Facility Agent) to the Buyer two originals of the German transfer document (substantially in the form set out in Schedule 1 of the German Originator RPA with any necessary amendments) (the German Transfer Document) duly executed by the Seller pursuant to which the Seller offers to assign the German Receivables set out in a schedule (the German Receivables Transfer Schedule), whereas the German Receivables Transfer Schedule shall be in such form and detail as the Buyer may specify, setting out the relevant details of the German Receivables sold by the Seller to the Buyer pursuant to this Agreement during the preceding Data Period (the German Scheduled Receivables).

(2)The German Receivables Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer or the Funding Administrator may reasonably request and in particular:

(a)the name, address and contact number of the Debtors of the German Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the German Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer or Funding Administrator may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

(3)Upon receipt of two copies of the German Transfer Document and the relevant German Receivables Transfer Schedule on the relevant Reporting Date, the Buyer shall accept such offer to assign by countersigning two copies of the German Transfer Document and sending one copy back to the Seller.

(4)In this Schedule 8, "German Originator RPA" means each Originator Receivables Purchase Agreement between a German Originator (as seller) and the Seller (as buyer).

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SCHEDULE 9

TRANSFER FORMALITIES FOR UK RECEIVABLES

(1)In accordance with the terms of the UK Originator RPA, the Seller shall procure that the relevant UK Originator notifies the relevant Debtor of the assignment of the UK Receivables under that UK Originator RPA, and the subsequent assignment under this Agreement, on or about the Closing Date by sending such Debtor a notice substantially in the form of Schedule 6 to the UK Originator RPA. The Seller shall procure that the relevant UK Originator notifies any Debtors becoming Debtor of the Seller after the Closing Date by sending such Debtor a notice substantially in the form of Schedule 6 to the UK Originator RPA.

(2)In this Schedule 9, "UK Originator RPA" means the Originator Receivables Purchase Agreement between the UK Originator (as seller) and the Seller (as buyer).

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SCHEDULE 10

TRANSFER FORMALITIES FOR
SWEDISH RECEIVABLES

(1)In accordance with the terms of the Swedish Originator RPA, the Seller shall procure that the relevant Swedish Originator on each invoice notify the relevant Debtor of the assignment of the Swedish Receivables under that Swedish Originator RPA, and the subsequent assignment under this Agreement, and include the notification text set out in Schedule 6 to the Swedish Originator RPA. Furthermore, the Seller shall procure that the relevant Swedish Originator takes any step to comply with all such formalities which may be required under any applicable law to perfect the assignment of any such Swedish Receivables.

(2)In this Schedule 10, "Swedish Originator RPA" means each Originator Receivables Purchase Agreement between a Swedish Originator (as seller) and the Seller (as buyer).

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SCHEDULE 11

NOTICE OF NEW PAYMENT
INSTRUCTIONS TO DEBTOR

[name of the Debtor]
[address]
[place] [date]

New payment instructions

We refer to [our letter to you dated [•]]/[our invoice(s) set out in the annexed document].

As mentioned in the [letter]/[invoice(s)], pursuant to a Receivables Purchase Agreement dated [●] (the "Agreement"), Greif Services Belgium BVBA has purchased and acquired all receivables owing from you to us, as well as all related security and all other ancillary rights under the receivables (the "Receivables"). We have set out the details of those Receivables in the annexed document.

The Receivables have subsequently been onsold by Greif Services Belgium BVBA and the Receivables have ultimately been acquired by Cooperage Receivables Finance B.V.

You should in the future make all payments in connection with the Receivables exclusively to Cooperage Receivables Finance B.V account no [•] sort code [•] opened with [•] as the owner of the Receivables.

Yours sincerely,

[Insert name of Originator] Annex: list of Receivables

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ANNEX TO SCHEDULE 10 – LIST OF RECEIVABLES

Invoice number	Invoice date	Invoice amount	Due date
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SCHEDULE 12

NOTICE OF TRANSFER OF
RECEIVABLE AND NEW PAYMENT
INSTRUCTIONS TO DEBTOR

[name of the Debtor]
[address]
[place] [date]

Transfer of receivables

This is to give you notice that, pursuant to a Receivables Purchase Agreement dated [●] (the "Agreement"), Greif Services Belgium BVBA has purchased and acquired all receivables owing from you to [us] as identified in the annexed document, as well as all related security and all other ancillary rights under the receivables (the "Receivables").

The Receivables have subsequently been onsold by Greif Services Belgium BVBA and the Receivables have ultimately been acquired by Cooperage Receivables Finance B.V..

You should in the future make all payments in connection with the Receivables exclusively to Cooperage Receivables Finance B.V. account no [•] sort code [•] opened with [•] as the owner of the Receivables.

Yours sincerely,

[insert name of Originator] Annex: list of Receivables

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ANNEX TO SCHEDULE 11 – LIST OF RECEIVABLES

Invoice number	Invoice date	Invoice amount	Due date
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SCHEDULE 4

AMENDED AND RESTATED ITALIAN ORIGINATOR RECEIVABLES
PURCHASE AGREEMENT

AGREED FORM

AMENDED AND RESTATED ORIGINATOR RECEIVABLES PURCHASE AGREEMENT
ORIGINALLY DATED 27 APRIL 2012, AS AMENDED AND RESTATED ON 21 JUNE 2019 AND 27 FEBRUARY 2020 AND ON 17 APRIL 2020 BETWEEN GREIF ITALY S.R.L as Seller AND COÖPERATIEVE RABOBANK U.A. as Buyer

THIS ORIGINATOR RECEIVABLES PURCHASE AGREEMENT is originally made on 27 April 2012, as amended and restated on 21 June 2019 and as amended on 27 February 2020 and 17 April 2020
BETWEEN:

(1)GREIF ITALY S.R.L., a company governed by the laws of Italy, whose registered office is located at Viale Industria, 29, 24040, Bottanuco, Bergamo, Italy, registered with the Companies Registry of Bergamo under number 398886 in its capacity as seller under this agreement, the Seller; and

(2)COÖPERATIEVE RABOBANK U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands having its corporate seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands in its capacity as the Buyer.

WHEREAS:

(A)This Agreement was executed originally on 27 April 2012 between Greif Italia S.p.A. and Fustiplast S.p.A. (now Greif Italy S.R.l. (formerly named Greif Plastics Italy S.R.L. (which was formerly named Fustiplast S.P.A.)) and merged with Greif Italia S.P.A.)) as sellers and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (now Coöperatieve Rabobank U.A.) as buyer.

(B)This Agreement is being amended and restated in order to make certain changes as further set out herein.

(C)The Seller wishes to sell and transfer to the Buyer, and the Buyer wishes to purchase and acquire from the Seller, from time to time certain trade receivables originated by the Seller in the course of its business, payable on such term and arising from the sale and delivery of goods and/or provision of services by the Seller to its domestic and foreign business customers, including all amounts due and to become due thereunder, and all security for the payment of such amounts.

1.DEFINITIONS AND INTERPRETATION

1.1In this Agreement, unless the context requires otherwise, capitalised terms not otherwise defined have the meanings given to them in the Master Definitions Agreement (defined below) and:

Amendment Agreement means the Amendment Agreement dated on or about the date of this Agreement between, amongst others, the Sellers and the Buyer.

Eligible Receivable means, for the purposes of this Agreement, a Receivable that meets the relevant Eligibility Criteria as set out in the Master Definitions Agreement and of which the Debtor is not a Restricted Party as defined in the Amendment Agreement.

Credit and Collection Policy means the credit and collection policy of the Seller as set out in Schedule 4 as the same may be amended or supplemented from time to time.
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Factoring Law means Law No. 52 of 21 February 1991 of the Republic of Italy, as amended, integrated and supplemented from time to time.

Insolvency Regulation means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

Italian Civil Code means the Italian codice civile, the initial version of which was approved by Italian Royal Decree No. 262 of 16 March 1942.

Italian Insolvency Act means Royal Decree No. 267 of 16 March 1942, as amended, integrated and supplemented from time to time.

Master Definitions Agreement means the master definitions agreement dated on or about the date of this Agreement made between among others, the Seller and the Buyer.

Originator's Settlement Report has the meaning ascribed to that term in Clause 11.1.

Parties means the Sellers and the Buyer and Party means either of them as the context may require.

Purchase Price has the meaning ascribed to such term in Clause 5.1(b).

Purchased Receivables Portfolio means in relation to a Reporting Date, the portfolio of outstanding Purchased Receivables.

Receivables Acceptance means, in relation to each Reporting Date and a Receivables Offer, an acceptance to purchase by the Buyer substantially in the form of Schedule 3, Part B, pursuant to which the Buyer accepts to purchase from the Seller all rights and title of the Seller in and to the relevant Scheduled Receivables.

Receivables Offer means, in relation to each Reporting Date, an offer substantially in the form of Schedule 3, Part A, pursuant to which the Seller offers for sale to the Buyer all rights and title of the Seller in and to the Scheduled Receivables originated by the Seller during the preceding Data Period.

Scheduled Receivables has the meaning ascribed to that term in Clause 4.1.

Seller's Account means the bank account to be designated by the Seller.

Stop Purchase Date means earlier of: (a) the date of occurrence of an Originator Termination Event with respect to the Seller and (b) the date on which the Revolving Period ends.

Transfer Schedule has the meaning ascribed to such term in Clause 4.1.

1.2Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in
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the Master Definitions Agreement set out in Clause 1.1 of the Master Definitions Agreement.

1.3Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Clause 1.2 of the Master Definitions Agreement.

1.4The Common Terms apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.5If there is any conflict between the provisions of the Master Definitions Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.6For the purpose of Clause 2 of the Master Definitions Agreement, the Seller is designated as an Obligor and the Buyer as an Obligee.

2.AGREEMENT TO SELL AND PURCHASE RECEIVABLES

2.1Subject to the terms of this Agreement, the Seller hereby offers to sell to the Buyer, effective without recourse in the case of default by the relevant Debtors (pro soluto) on each Purchase Date, and the Buyer agrees to purchase, pursuant to the Factoring Law and the applicable provisions of the Italian Civil Code, all Receivables that the Seller owns or will own on each such date, together with the benefit of all related security and all other ancillary rights, including for the avoidance of doubt, any Related Rights, in each case until but excluding the Stop Purchase Date. Subject to the provisions of this Agreement, the Buyer hereby accepts such offer for sale.

2.2Subject to Clause 3.2 below, the Parties confirm that each sale of Receivables under this Agreement is unconditional. The Seller waives, to the possible extent, any right it may have to demand rescission of the sale of Purchased Receivables hereunder.

2.3For the avoidance of doubt, the Parties confirm that it is their intention to achieve an effective outright transfer of legal title to the Purchased Receivables, and not a security arrangement as security for any of the Seller's obligations (as an assignment by way of security or otherwise). The Buyer shall be free to further dispose of, and be entitled to the Collections made on, the Purchased Receivables, and shall bear the credit and/or insolvency risk of the Debtors. In connection with any such further disposal, the Buyer may disclose such information about the Seller and the Purchased Receivables as the Buyer considers appropriate.

3.TRANSFER OF LEGAL TITLE TO THE RECEIVABLES

3.1The Seller will transfer all its rights, title and interest in the Receivables that the Seller owns on that Purchase Date in accordance with the terms set out in this Agreement and, where relevant, Clause 3.4.

3.2Subject to the following conditions precedent being met:

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(a)the acceptance by the Buyer of a Receivables Offer through a corresponding Receivables Acceptance pursuant to Clause 4 below; and

(b)the payment of the relevant Purchase Price in accordance with Clause 5 below on the Settlement Date immediately following such Purchase Date,

all of that Seller's rights, titles and interests to the Scheduled Receivables to which the relevant Receivables Offer and Receivables Acceptance relate shall, on such Settlement Date, pass and be assigned to the Buyer without recourse against the Seller in case of default by the relevant Debtors (pro soluto) and with economic effect from the relevant Purchase Date, on the terms and conditions of this Agreement.

3.3Subject to the terms of the Transaction Documents, the Buyer is hereby authorised to and undertakes to proceed with any filings, notifications and/or other formalities which are necessary or which the Buyer deems useful for rendering the transfer of any Purchased Receivable fully effective vis-à-vis the Debtor thereof or any other third parties, at the expense of the Seller.

3.4Should it not be possible to effect a valid and effective assignment by the Seller to the Buyer of the Purchased Receivables purchased pursuant to this Agreement, the Seller and the Buyer agree that they shall:

(a)perform per Key Account Debtor the transfer requirements required by the laws set out under the heading "Combined Transfer Requirements" as set out in Schedule 5 to the Master Definitions Agreement (Overview of law applicable to contracts); and

(b)do all such other acts and things as may be required to assign validly and effectively the relevant Purchased Receivables to the Buyer, in accordance with the law applicable to the relevant Purchased Receivables and any applicable law set out in Schedule 5 to the Master Definitions Agreement.

3.5The Buyer shall be entitled to give notice of transfer to the relevant Debtors under the terms set out in Clause 8.1 below.

4.OFFER OF RECEIVABLES – ACCEPTANCE Receivables Offer
4.1Without limiting Clause 4.2, the Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Buyer (or any other person on its behalf)) to the Buyer:

(a)a schedule, in such form and detail as the Buyer may specify (the Transfer Schedule), setting out the relevant details of the Purchased Receivables purported to be sold by the Seller to the Buyer pursuant to this Agreement and originated during the preceding Data Period (the Scheduled Receivables); and

(b)a duly executed Receivables Offer.

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4.2The Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer may reasonably request and in particular:

(a)the name, address and contact number of the Debtors of the Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer, may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

4.3Each Receivables Offer by the Seller shall:

(a)be irrevocable and binding on the Seller when delivered to the Buyer; and

(b)will constitute an irrevocable offer by the Seller to assign and transfer, pursuant to the Factoring Law and the applicable provisions of the Italian Civil Code, to the Buyer without recourse against the Seller in case of default by the relevant Debtors (pro soluto) in accordance with Article 1267 of the Italian Civil Code and with economic effect from the relevant Purchase Date, all of such Seller's title to, rights and interest in the Scheduled Receivables listed in the relevant Transfer Schedule (including, without limitation, all amounts due or to become due in respect thereof and any Related Rights).

4.4If any Receivables Offer is not accepted by the Buyer in accordance with Clause 4.5 below, such Receivables Offer shall automatically and with no formalities be considered cancelled.

Receivables Acceptance

4.5Subject to the Buyer having received a duly completed and signed Receivables Offer, the Buyer shall by no later than 17.00 CET on the relevant Reporting Date, accept the relevant Receivables Offer made by the Seller via facsimile by sending a corresponding Receivables Acceptance.

4.6Each Receivables Acceptance by the Buyer shall:

(a)be irrevocable and binding on the Buyer when delivered to the Seller;

(b)constitute an irrevocable acceptance by the Buyer to purchase, pursuant to the Factoring Law and applicable provisions of the Italian Civil Code, from the Seller without recourse against the Seller in case of default by the relevant Debtors (pro soluto) in accordance with Article 1267 of the Italian Civil Code and with economic effect from the relevant Purchase Date, all of such Seller's right and title to the Scheduled Receivables to which the relevant Receivables Offer relates.
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4.7Any purported acceptance of a Receivables Offer other than in the manner specified above shall be null and void and of no effect (and for the avoidance of doubt, nothing in this Agreement shall, by itself and without being followed by a Receivables Acceptance by the Buyer, operate so as to convey, assign or transfer to any person any title to or right or interest in any Scheduled Receivables).
Traceability Law

4.8The Parties undertake that, if and to the extent any of the Scheduled Receivables and/or Contracts and/or the Debtors falls into one of the categories to which law no. 136 of 13 August 2010 on financial flow traceability relating to public-works or public-supply contracts and the relevant implementing regulations (the Traceability Law) applies or otherwise any of the transactions contemplated by this Agreement triggers the applicability of the Traceability Law, they will comply with all obligations, conditions and requirements provided for by the Traceability Law, including, without limitation, by making all payments to and from dedicated bank or postal accounts (conti dedicati) by means of bank or postal wires or other payment instruments which ensure full traceability and, where relevant, by indicating in the relevant debt assignment agreement and/or payment instrument the relevant work or supply identification codes (CIG and, where necessary, CUP).

4.9The Seller undertakes (i) to indicate in each invoice relating to a Scheduled Receivable which Debtors are subject to Traceability Law and (ii) to provide the Buyer with all such information, and to take all such actions, as necessary for the Buyer to comply with its obligations under the Traceability Law.

4.10The Buyer shall be entitled, at its own discretion, to elect whether to, or refuse to, purchase the Scheduled Receivables which are subject to Traceability Law.

4.11The Seller shall give to the Buyer, promptly upon request and, in any case, not later than 2 Business Days after the receipt of a Receivables Acceptance, any information necessary to comply with the Traceability Law relating to the Scheduled Receivables which are subject to Traceability Law.

5.PURCHASE PRICE

5.1The Buyer shall, provided it has received the necessary funding, pay the Purchase Price (as defined below) for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period on each Investment Date by:

(a)on the Settlement Date immediately following the relevant Purchase Date, crediting the amount due to the Seller's Account through a payment bearing date certain at law (data certa) in accordance with article 5, paragraphs 1 and 1-bis of the Factoring Law; and

(b)to the extent permitted under applicable law, if the Buyer is also scheduled to receive payment from the Seller on the relevant Investment Date in the same currency, the Buyer may set off, in part but not in whole, such payments subject to the prior consent of the Seller.

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5.2The purchase price for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period shall be the aggregate nominal value of such Scheduled Receivables (the Purchase Price).

5.3Following a request from the Buyer (in its sole discretion), the Seller shall arrange that, upon payment of the Purchase Price being made by the Buyer to the relevant Seller's Account in accordance with the foregoing provisions, the bank where such account is held shall issue a duly signed standard bank receipt (contabile bancaria), bearing date certain at law (data certa) to the Buyer, evidencing the amounts which have been paid into the relevant Seller's Account as Purchase Price and the date of such payment.

6.REPRESENTATIONS AND WARRANTIES - COVENANTS - INDEMNIFICATION

6.1The Seller makes the representations and warranties set out in Schedule 1 to the Buyer, Facility Agent and Funding Administrator in accordance with Clause 6.4.

6.2The Seller undertakes to comply with its obligations as set out in Schedule 2 at all times during the term of this Agreement in all material respects, except for the obligations set out in paragraphs (g), (h), (j), (r), (s), (t), (u), (v), (w) and (aa) in Schedule 2, which shall be complied with in all respects on each date during the term of this Agreement.

6.3The Buyer contemplates reselling the Purchased Receivables to a third party. The Seller acknowledges and agrees that the Buyer shall from time to time provide the Seller with a copy of the representations, warranties and any other relevant requirements in case of further transfer and assignment and request the Seller to make corresponding representations and warranties, to undertake corresponding covenants or to meet corresponding requirements in relation to such onsold Purchased Receivables. In addition, the Buyer may also request that the Seller make additional representations and warranties, undertake additional covenants or comply with additional requirements in relation to such onsold Purchased Receivables. The Seller undertakes to immediately comply with these requests and undertakes to offer its full co-operation in this respect.

6.4The agreement of the Buyer to purchase and make payment for the Purchased Receivables is entered into on the basis of all undertakings and agreements of the Seller contained in this Agreement and of the aforesaid representations and warranties being true and accurate in all material respects on each Purchase Date, each Settlement Date and each Reporting Date except for the representations or warranties set out in paragraphs (e), (j), (l), (m) and (t) of Schedule 1 which shall be true and correct in all respects on each date.

6.5Without prejudice to the other rights and/or remedies of the Buyer, the Seller undertakes that it will hold the Buyer fully and effectively indemnified from and against, and will compensate the Buyer for any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which it may incur or which may be made against it as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation by the Seller in, or any breach or alleged breach of, any of the aforesaid representations, warranties, undertakings or agreements and such indemnity shall include all costs, charges and expenses which the Buyer may pay or incur in disputing or defending any claim, demand or action or other proceedings.
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7.DEEMED COLLECTIONS

7.1If and to the extent the Buyer or a subsequent owner of the Receivables shall be required for any reason to pay over to a Debtor, any Transaction Party or any other Person (other than in accordance with the Transaction Documents) any amount received by itself or on its behalf under this Agreement, or any subsequent Receivables Purchase Agreement or the Servicing Agreement, such amount shall be deemed not to have been so received but rather to have been retained by the Seller, and, accordingly, the Buyer shall have a claim against the Seller (without duplication) for such amount in the relevant Approved Currency as a Deemed Collection, payable when and to the extent that any distribution to such Debtor, or any Transaction Party or any other Person (as the case may be) is made in respect thereof. The Seller shall pay or cause to be paid an amount in the relevant Approved Currency equal to such Deemed Collection to the relevant Collection Account within two (2) Business Days.

7.2If at any time after the purchase of a Purchased Receivable hereunder, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the Seller shall pay or cause to be paid an amount in the relevant Approved Currency equal to such Dilution as a Deemed Collection into the relevant Collection Account within two (2) Business Days.

7.3If any representation or warranty is untrue or incorrect with respect to any Receivable sold under this Agreement, the Seller shall pay or cause to be paid an amount equal to the Purchase Price paid for such Receivable as a Deemed Collection to the relevant Collection Account within two (2) Business Days. Following such payment, the relevant Receivable shall cease to be part of the Portfolio.

7.4If any Deemed Collection (other than referred to in Clauses 7.1, 7.2 or 7.3) is received, or deemed to be received, by the Seller, the Seller shall pay or cause to be paid an amount equal to such Deemed Collection to the relevant Collection Account within two (2) Business Days.

7.5Any amounts paid or caused to be paid by the Seller into the relevant Collection Account in accordance with Clauses 7.1, 7.2 and 7.3 above shall for the purposes of the Transaction Documents be treated as Collections.

7.6Subject to Clause 15.2, in the event of the occurrence of an Originator Termination Event in respect of the Seller, an amount equal to the Unpaid Balance of all Receivables sold by the Seller and not yet paid by the Debtor shall for the purposes of the Transaction Documents be treated as Collections deemed to be received by the Seller. The Seller shall remit such Deemed Collections to the Buyer within two (2) Business Days.

8.DEBTOR NOTIFICATION AND REDIRECTION OF COLLECTIONS

8.1On the Closing Date and at any time thereafter, the Buyer shall be entitled to give notice of transfer to a Debtor of a Purchased Receivable by serving to such Debtor a written notice, substantially in the form set out in Schedule 5.

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8.2Other than any notification in accordance with Clauses 3 above and 8.3 below, the Seller will not give notice of transfer to a Debtor of a Purchased Receivable, except in accordance with the instructions of the Buyer.

8.3Notwithstanding the foregoing, the Buyer may do whatever is necessary to ensure that the transfer of Purchased Receivables together with any related security and other ancillary rights is duly perfected, and enforceable against the Debtor and third parties. The Seller agrees that from time to time it will promptly execute and deliver all instruments and documents and take all further action that the Buyer may reasonably request in order to perfect the transfer of legal title to the Purchased Receivables, together with the benefit of any related security and all other related ancillary rights, to protect the Buyer's interest in the Purchased Receivables and to enable the Buyer to exercise or enforce its rights under this Agreement and/or under the Purchased Receivables.

8.4The Seller will ensure that on each Business Day, prior to the occurrence of any of a Potential Termination Event, Termination Event, Potential Originator Termination Event or Originator Termination Event, the Collections standing to the balance of the Seller's Collection Account on such day will be transferred to the Master Collection Account. After the occurrence of a Potential Termination Event, Termination Event, Potential Originator Termination Event or Originator Termination Event, the Seller shall ensure that all Collections shall be transferred to the account or accounts designated by the Facility Agent for such purpose.

8.5After the occurrence of a Rating Downgrade Event, the Seller is required to either transfer ownership of each of the Seller Collection Accounts to Main SPV or assist Main SPV to establish new blocked accounts in the name of Main SPV over which security will be created for the benefit of the Facility Agent and ensure that all Debtors are notified and all Collections are paid into such new account(s).

9.OTTAWA CONVENTION

9.1The parties agree to opt out entirely of the UNIDROIT Convention of 28 May 1988 on International Factoring (the Ottawa Convention) and any other provisions of any law in any other country or territory implementing the Ottawa Convention, pursuant to Article 3 of the Ottawa Convention.

10.APPOINTMENT OF SELLER AS SUB-CONTRACTOR

10.1The Buyer hereby appoints the Seller as sub-servicer to provide services in respect of the Receivables.

10.2The Seller hereby accepts its appointment as sub-contractor under Clause 10.1. The Seller shall carry out such services with due care and diligence in accordance with the Servicing Agreement and shall be liable for any breaches or other failures in connection with the performance of such services under the Servicing Agreement in accordance therewith.

11.REPORTING OBLIGATIONS OF THE SELLER AS SUB-CONTRACTOR

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11.1The Seller shall, subject to Clause 11.2, provide the Buyer by no later than ten (10) Business Days prior to the Settlement Date with a report in respect of the Purchased Receivables Portfolio (the Originator's Settlement Report).

11.2If (a) a Rating Downgrade Event occurs, within 30 days of the occurrence of the Rating Downgrade Event or (b) a Stop Purchase Date occurs, the Seller shall provide the Buyer with an Originator's Settlement Report at more regular intervals as specified in the Servicing Agreement.

11.3At the occurrence of a Termination Event, the Buyer may require the Seller to provide the Buyer with an Originator's Settlement Report on such dates as reasonably indicated by the Buyer.

11.4Each Originator's Settlement Report will be delivered in computer readable format and contains the following data in respect of the Purchased Receivables Portfolio:

(i)total Collections received in respect of the outstanding Purchased Receivables during the preceding Data Period;

(ii)total amount of Receivables sold by the Seller to the Buyer during the preceding Data Period;

(iii)the total amount of Eligible Receivables in the Purchased Receivables Portfolio during the preceding Data Period;

(iv)any credit notes granted in respect of any outstanding Purchased Receivables during the preceding Data Period;

(v)information relating to the outstanding balances of Purchased Receivables as at the date of the Originator's Settlement Report;

(vi)information relating to any outstanding Purchased Receivables that are deemed to be Delinquent Receivables during the preceding Data Period; and

(vii)information relating to any outstanding Purchased Receivables that are deemed to be Defaulted Receivables during the preceding Data Period.

11.5On the date falling six months after the date of this Agreement, and on each date falling six months thereafter, the Seller, in its capacity as sub-contractor under the Servicing Agreement, shall provide the Buyer with details relating to any outstanding Purchased Receivables that have been written-off during the preceding six months period.

12.COSTS AND EXPENSES

The Seller agrees to pay and indemnify, defend and hold harmless the Buyer against and from any tax or governmental fee or charge, including withholding tax (other than any tax based on income) (i) which may be imposed upon any sale of the Receivables to the Buyer, or (ii) which may be imposed upon the Buyer with respect to any Receivable (or any related supplies) provided, however, that the Seller shall have the right, at its expense, to conduct or
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participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge.

13.POWER OF ATTORNEY

The Seller hereby appoints the Buyer to be its lawful attorney to complete, deal with, negotiate or endorse negotiable instruments and other remittance received by the Seller.

14.MISCELLANEOUS PROVISIONS

14.1As between the Seller and the Buyer, a copy of the Buyer's ledger sheets whether maintained manually or by machine or by computer and certified by the company secretary or an authorised officer of the Buyer to be a true and accurate copy shall be final and conclusive evidence, absent manifest error, as to the sums collected and received by the Buyer in respect of Purchased Receivables or of the fee charges and other sums payable by the Seller to the Buyer up to the date of such certificate save only to the extent that the Seller shall prove specific errors or omissions appearing on the face of the ledger sheets.

14.2The Parties will not be entitled to assign, transfer or in any other manner dispose of all or any of its rights and obligations under this Agreement.

15.DURATION

15.1This Agreement shall commence on the date specified at the start of this Agreement and shall continue until it is terminated, either in respect of one or both of the Sellers, by either a Seller or the Buyer by giving the other Party one (1) calendar month's notice upon the earlier of (a) the occurrence of the Final Discharge Date, and (b) the date on which the obligations arising in respect of the occurrence of an Originator Termination Event with respect to the relevant Seller as set out in Clauses 7.6 and 15.2 below or elsewhere in this Agreement have been irrevocably and fully satisfied in full.

15.2In the event of an occurrence of a Stop Purchase Date in respect of any of the Sellers, Clauses 2 and 3 will cease to be in effect (without retroactive effect) in respect of the relevant Seller.

16.DATA PROTECTION

The Buyer also appoints the Seller as "processor" (the Responsabile del Trattamento) of the personal data relating to the Purchased Receivables including any Related Rights for and on behalf of the Buyer, in accordance with Legislative Decree no. 196 of 30 June 2003 and Regulation (EU) 2016/679 (Privacy Law). In such capacity as Responsabile del Trattamento the Seller shall perform any processing of personal data relating to the Purchased Receivables, that is necessary in the context of the Seller's activities and duties hereunder and undertakes to comply with the provisions of the Privacy Law. The Seller further agrees, in relation to its activities, to carry out all that is necessary in order to ensure that the Buyer complies with and fulfils all provisions of the Privacy Law in respect of the Purchased Receivables and any Related Rights.

17.TRANSPARENCY RULES
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Pursuant to and in accordance with the transparency rules (Disposizioni in materia di trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clienti) applicable to transactions and banking and financial services issued by Bank of Italy on 9 February 2011 and published in the Italian official gazette (Gazzetta Ufficiale) on 16 February 2011 (the Transparency Rules), the parties to this Agreement acknowledge and declare that this Agreement and any of its terms and conditions have been negotiated, with the assistance of their respective legal counsels, on an individual basis and, as a result, this Agreement falls into the category of the agreements "che costituiscono oggetto di trattativa individuale" which are exempted from the application of Section II of the Transparency Rules.

18.GOVERNING LAW

Except for the provisions set out in Clauses 2, 3, 4, 5, 16 and 17, which are governed by Italian law, this Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands.

19.ENFORCEMENT

The courts of The Netherlands will have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including any non-contractual obligations which may arise out of or in connection therewith) and that accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in such courts.

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SCHEDULE 1 REPRESENTATIONS AND WARRANTIES
(a)The Seller is a corporation validly organised and existing under the laws of the jurisdiction of its incorporation and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions of this Agreement.

(b)The Seller has obtained all necessary official authorisations and licences and complies with the laws and regulations applicable to carry on its business as well as to sell the Receivables to the Buyer under the terms of this Agreement, except to the extent that non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(c)The Seller has validly executed this Agreement and the execution, delivery and performance by the Seller of this Agreement and each transfer of Receivables have been duly authorised by all necessary corporate actions and do not and will not conflict with, nor result in any violation, or constitute any default under any provision of the articles of association of the Seller or any agreement or undertaking binding upon or applicable to the Seller or its property, or any law or governmental regulation or court decision applicable to the Seller or its property or result in the creation or imposition or of any Adverse Claim on its assets.

(d)For the purposes of the Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

(e)The Transaction Documents to which the Seller is party constitute legal, valid, binding and enforceable obligations of the Seller in accordance with their terms subject to any bankruptcy or insolvency law or other similar law affecting creditors' rights.

(f)Any factual information (taken as a whole) provided to the Buyer under this Agreement, including any factual information relating to the Purchased Receivables and any information relating to the Collection Account is true, accurate and complete.

(g)No tax (including VAT) is payable and no deduction or withholding applies in connection with the collection on the outstanding Purchased Receivable or payments made under the Transaction Documents.

(h)No legal proceedings exist against the Seller which would have a Material Adverse Effect on the ability of the Seller to comply with its obligations under this Agreement or any of the transactions contemplated therein.

(i)Each Receivable sold by the Seller that is treated as an Eligible Receivable for the purposes of (i) the Originator's Settlement Report or (ii) the determination of the Adjusted Net Receivables Balance, is in fact an Eligible Receivable.

(j)No Excluded Receivables are included in the Purchased Receivables Portfolio.

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(k)No other amounts than Collections on the Purchased Receivables are deposited into the Collection Account. All collections on Purchased Receivables are paid into the Collection Account.

(l)The Seller has complied with its Credit and Collection Policy.

(m)Any claims that the Buyer may have under this Agreement rank at least pari passu with the claims of all the Seller's other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by law.

(n)There has been no substantial change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement without the prior consent of the Buyer.

(o)The Seller has not knowingly withheld any information that could reasonably be deemed to be relevant to the Buyer.

(p)The Seller is an indirect wholly-owned subsidiary of the Performance Indemnity Provider.

(q)Subject to any applicable grace period, the Seller is not in breach of any of the Transaction Documents to which it is party.

(r)The Seller has kept proper documents, books, records and other information necessary or useful for the recovery of the Purchased Receivables and Collections in respect thereof and they are complete and accurate in all material respects.

(s)Subject to any applicable grace period, no Termination Event or Potential Termination Event or Originator Termination Event has occurred.

(t)There is no Insolvency Proceeding instituted against the Seller.

(u)Upon the occurrence of the conditions set out in Clause 3 of the Agreement, the Buyer acquires legal ownership of each Purchased Receivable sold on each Purchase Date and Related Security with respect thereto, and to the best of its knowledge and belief, free and clear of any Adverse Claim (other than in favour of the Buyer).

(v)The Seller has accounted for each sale of each Purchased Receivable by it hereunder in its books and financial statements as sales.

(w)Since the Closing Date there have been no material changes in its Credit and Collection Policy other than in accordance with the Transaction Documents.

(x)the transaction contemplated in this Agreement is not a transaction of greater importance with related parties (operazione di maggiore rilevanza con parti correlate) as defined pursuant to the provisions of the CONSOB regulation "Regolamento recante disposizioni in materia di operazioni con parti correlate", adopted with Resolution no. 17221 of 12 March 2010, later amended by Resolution no. 17389 of 23 June 2010.

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SCHEDULE 2

UNDERTAKINGS

The Seller undertakes:

(a)it will furnish to the Buyer upon a reasonable request any general corporate and general financial information in respect of the Seller;

(b)to allow the Buyer and/or its agents at all times during normal business hours (subject to 10 Business Days' notice prior to the occurrence of a Stop Purchase Date), to review processes and procedures and systems to capture and report relevant information to be provided under the Transaction Documents in respect of Debtors, Purchased Receivables and Collections, to examine, inspect and make copies from the Seller's books and records and to allow the Buyer to arrange for verification of debts with the relevant Debtors through the Seller within a reasonable time period (if the Seller does not contact the Debtor within such reasonable timeframe, the Buyer and/or its agent is allowed to do so directly) and to supply to the Buyer upon request additional statements of any purchase order together with all notes and papers evidencing the same and any guarantees, securities or other documents or information relating thereto;

(c)it will notify the Buyer of: (i) the occurrence of a Termination Event or Originator Termination Event; (ii) all litigation, legal action and proceedings against the Seller that could affect the Seller's ability to comply with its obligations under this Agreement and furnish to the Buyer as soon as possible with information relating to such litigation, legal action or proceedings; (iii) any changes in its Credit and Collection Policy with a view to obtain the Buyer's consent prior to implementation (such consent shall not be unreasonably withheld); (iv) any change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement with the view of obtaining the Buyer's consent prior to implementation (such consent shall not be unreasonably withheld); or (iv) any event that has a Material Adverse Effect on the ability of the Seller to perform its obligations under the Transaction Documents to which it is party;

(d)it will comply with the terms of its Credit and Collection Policy and, in accordance with the Servicing Agreement, seek the consent of the Buyer in relation to any change or amendment to the same if such change or amendment would impact the collectability of the Purchased Receivables;

(e)to keep proper Records (maintained separately from its other books and records) (i) necessary or useful for the control and the recovery of the Purchased Receivables and Collections or (ii) otherwise required for the purposes of providing information in respect of Purchased Receivables, Collections and Debtors under the terms of the Transaction Documents;

(f)to make available to the Buyer on request and free of charge all documents needed for the recovery of unpaid Purchased Receivables or all documents from Debtors certifying the existence and the amount of the Purchased Receivables and all evidence required by the
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Buyer in any proceedings and the Seller will procure the attendance at any hearing of such witnesses as the Buyer may require;

(g)to do all things necessary to remain duly organised and validly existing under the laws of the jurisdiction of its incorporation and to maintain all requisite authority and licenses to conduct its business in the jurisdiction of its incorporation;

(h)to maintain its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation;

(i)it will ensure at all times that any unsecured and unsubordinated claims of the Buyer against it under this Agreement rank at least pari passu with all present and future claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application;

(j)it will comply in all respects with all laws and regulations to which it may be subject, if failure to comply has or is reasonably likely to have a Material Adverse Effect;

(k)it will comply with and perform its obligations under the Transaction Documents to which it is party;

(l)to ensure that it will use its best commercial efforts to comply with the terms and conditions of any purchase order or receivables contract between itself and a Debtor of a Purchased Receivable as if an interest in such Purchased Receivable had not been sold and assigned hereunder;

(m)to require each Debtor to make payments in relation to the Purchased Receivables exclusively to the Collection Account and to ensure that no transfers are made from or to the Collection Account except for (i) crediting of Collections in respect of the Purchased Receivables, (ii) crediting transfers pursuant to paragraph (n) below, and
(iii) debits made in respect of the daily sweep of the balance of the Collection Account to the Master Collection Account;

(n)without prejudice to the undertaking under paragraph (m) above, if a Debtor makes a payment in relation to the Purchased Receivables to an account of the Seller (other than the Collection Account), the Seller will transfer such payment to the Collection Account within 2 Business Days of such payment being made;

(o)if a Debtor has made payment in relation to the Purchased Receivables to an account of the Seller (other than the Seller's Collection Account), the Seller has transferred or will transfer such payment to the Collection Account within 2 Business Days of such payment being made;

(p)to notify the Buyer of a change of its accountants or, to the extent relevant to the Programme, any changes in its accounting policies;

(q)to take any further action reasonably requested by the Buyer to ensure that the sale and transfer of Purchased Receivables contemplated under this Agreement are treated as a true sale from an accounting perspective;
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(r)not to sell, assign, charge or otherwise dispose of any Purchased Receivables;

(s)not to grant security over any of the Purchased Receivables to any third party;

(t)not to create or allow to subsist any security interest or encumbrance on or over the Collection Account except as required under the Transaction Documents;

(u)it will not without the prior consent of the Buyer, extend, amend or otherwise modify the terms of any Purchased Receivable unless such extension, amendment or modification is: (i) permitted under the Servicing Agreement; (ii) in the ordinary course of the Seller's business; or (iii) consistent with the Credit and Collection Policy;

(v)it will not without the prior consent of the Buyer amend or modify any payment instructions to the Debtors of the Purchased Receivables or the Collection Account unless the Seller executes and delivers a replacement account pledge or other equivalent security arrangement in favour of the Buyer to the satisfaction of the Buyer; and

(w)it will not amend, supplement or terminate a Transaction Document to which it is party except in accordance with the Common Terms;

(x)it will promptly deliver any information, documents, Records or reports with respect to Purchased Receivables and Collections that the Buyer shall reasonably require to complete all reports to be provided by it;

(y)it will furnish to the Buyer all such assistance (including powers of attorney and other authorizations) as the Buyer may from time to time reasonably request with respect to the servicing, administration, collection and enforcement of the Purchased Receivables and the related Collections;

(z)all Records and documents relating to the Receivables sold under this Receivables Purchase Agreement are kept in the office of the Seller or its agents and such Records show clearly all transactions, payments, receipts and proceedings relating to that Purchased Receivable and are complete and accurate; and

(aa)it will promptly inform the Master Servicer, the Facility Agent and the Funding Administrator in case any information in relation to a Key Account Debtor as set out in Schedule 5 to the Master Definitions Agreement is incorrect and will provide each of the Master Servicer, the Facility Agent and the Funding Administrator with an updated Schedule.

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SCHEDULE 3 RECEIVABLES OFFER
Part A

To:

[Coöperatieve Rabobank U.A.]
[•]

[place], [date]
Subject: Transfer Schedule n. [•] for an amount of [•]
We refer to the [Originator] Receivables Purchase Agreement (hereinafter the Agreement) dated [•] as amended and/or restated from time to time between your company (as Buyer) and our company (as Seller).

Capitalised terms not otherwise defined in this letter, shall have the meanings given to them in the Agreement.

We hereby offer to assign and transfer to you under the provisions of the Factoring Law and the applicable provisions of the Italian Civil Code, without recourse against us in the case of default by the relevant Debtors (pro soluto), all the Scheduled Receivables identified in the Transfer Schedule attached hereto, together with all related Related Rights.

Pursuant to Clause [5] of the Agreement, we wish to receive payment of the Purchase Price due in respect of the Scheduled Receivables identified in the Transfer Schedule being equal to Euro [to be completed], on the next Settlement Date into the following account [•].

Yours faithfully,

[GREIF ITALY S.R.L]

Schedule: Transfer Schedule

*** *** ***

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Part B

RECEIVABLES ACCEPTANCE

To:

[GREIF ITALY S.R.L]
[•]

[place], [date]
Subject: Transfer Schedule n. [•] for an amount of [•]

We refer to the Originator Receivables Purchase Agreement (hereinafter the Agreement) dated [•] between your company (as Seller) and our company (as Buyer) and the Receivables Offer dated the date hereof.

Capitalised terms not otherwise defined in this letter, shall have the meanings given to them in the Agreement.

We hereby accept your Receivables Offer [no. [to be completed]] and thus accept to purchase from you under the provisions of the Factoring Law and the applicable provisions of the Italian Civil Code, without recourse against you in the case of default by the relevant Debtors (pro soluto), all the Scheduled Receivables identified in the Transfer Schedule attached thereto, together with all Related Rights.

In the light of the above, we confirm that we will transfer to you the Purchase Price due in respect of the Scheduled Receivables on the next Settlement Date in accordance with Clause [5] of the Agreement.

This letter incorporates by reference any provisions of the Agreement governing the agreements and understanding between the Buyer and the Seller in respect of the assignment of the Scheduled Receivables listed in the Transfer Schedule.

Yours faithfully,

(as Buyer)

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SCHEDULE 4

CREDIT AND COLLECTION POLICIES

Remains unchanged

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SCHEDULE 5

FORM OF NOTIFICATION TO DEBTORS PART 1
ITALIAN VERSION

Spett.le [•] [•]
all'att.ne di [•] [luogo], [data]
Oggetto: Notifica di cessione di credito

Con riferimento al nostro credito derivante dal contratto [•], relativo alla fattura n. [•] e di ammontare pari ad euro [•] (il "Credito"), Vi comunichiamo che la scrivente società [•] (la "Società"), ai sensi del contratto denominato "[Originator] Receivables Purchase Agreement" (il "Contratto") e sottoscritto dalla Società in data [•] con Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. ("Rabobank"), ha ceduto il Credito a Rabobank, con sede legale a Croeselaan 18, 3521 CB Utrecht, Olanda.

Con la presente lettera Vi diamo pertanto istruzione di pagare gli importi dovuti in relazione al Credito sul conto corrente n. [•], aperto presso [•] in nome di [•] salvo diverse istruzioni impartite per iscritto da [Rabobank].

Inoltre, Vi informiamo che in dipendenza di quanto previsto dal contratto di cessione su indicato, Rabobank, (in qualità di titolare autonomo, il Titolare del Trattamento) ha ricevuto, o potrà ricevere a breve, i dati personali contenuti nei documenti relativi al/i Credito/i Ceduto/i e/o da Voi comunicati al Cedente al momento della conclusione dei contratti da cui il/i Credito/i Ceduto/i deriva/no (i Dati). Una volta trasferiti, i Dati saranno trattati dal Titolare del Trattamento e dal o dai responsabili del trattamento al solo fine di gestire e riscuotere e/o recuperare il/i Credito/i Ceduto/i mediante elaborazioni manuali o strumenti elettronici o comunque automatizzati, informatici e telematici, con logiche strettamente correlate a questa finalità.

[Greif Italia S.p.A.]., con sede legale in [•], Codice Fiscale e Partita IVA [•], iscritta nel registro delle imprese di [•], é stato incaricato dal Titolare del Trattamento di agire, per suo conto, per procedere al recupero del/i Credito/i Ceduto/i. [Grief Italia S.p.A.] é stato inoltre nominato a questo fine responsabile del trattamento dei dati personali dei debitori del/i Credito/i Ceduto/i e degli eventuali loro garanti, secondo quanto disposto all'articolo 29 del Codice Privacy.

I Dati potranno essere comunicati anche ad ulteriori soggetti che agiranno in qualità di responsabili del trattamento dei Dati, per trattamenti che soddisfino le menzionate finalità, ai sensi del, e nel rispetto di quanto previsto al, Codice Privacy. I Dati potranno essere comunicati all'estero ad alcuni o tutti i soggetti di cui sopra, residenti all'interno dell'Unione Europea. L'elenco completo di tali soggetti sarà a disposizione presso il responsabile per il riscontro all'interessato di seguito
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identificato. In qualità di debitore ceduto e/o eventuale garante, successore o avente causa, il soggetto in indirizzo può esercitare i diritti di cui all'articolo 7 del Codice Privacy e, pertanto, ha il diritto di chiedere la conferma dell'esistenza o meno dei Dati, di conoscere l'origine degli stessi, le finalità e modalità del trattamento, l'aggiornamento, la rettificazione, la cancellazione ove ricorrano i presupposti, nonché, qualora vi abbia interesse, l'integrazione dei Dati.

Titolare autonomo del trattamento dei Dati è Rabobank,. Responsabile per il riscontro all'interessato in caso di esercizio dei diritti di cui all'art. 7 del Codice Privacy per conto del Titolare del Trattamento é [•].

Vogliate cortesemente indirizzare tutte le comunicazioni relative al Credito ceduto, per quanto riguarda la nostra Società, al seguente indirizzo:

[•]

in copia a [•], al seguente indirizzo [•]:

Distinti Saluti

[data certa]

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PART 2

ENGLISH VERSION

(for information purpose only)
To Debtor
[•]
For the kind attention of [•]

RE: Notification of assignment of claim

We hereby inform you that, with respect to our claim deriving from the agreement [•], relating to the invoice [•] and for an amount of Euro [•] (the "Claim"), our company [•] (the "Company"), by way of the receivables purchase agreement (the "Agreement") entered into on [•] with Coöperatieve Rabobank U.A. ("Rabobank"), has assigned the Claim (the "Assigned Claim") to [Rabobank], with registered office at Croeselaan 18, 3521 CB Utrecht, Olanda.

We hereby instruct you to pay any amount due in relation to the Claim into current account no. [•] held at [•] in the name of [•], unless [Rabobank] instruct otherwise in writing.

Furthermore, we inform you that pursuant to the provisions of the receivables purchase agreement described above, Rabobank (the Recipient) has received, or may receive shortly, the personal data set out in the agreements related to the Assigned Receivable/s and/or communicated by you to the Assignor at the time of signing the agreements from which the Assigned Claim/s arises/arise (the Data). Once transferred, the Data shall be managed by the Recipient and/or such other entities responsible for the management of the Data with the sole purpose of managing, collecting and/or recovering the Assigned Claim/s by means of manual, electronic and automatic processing instruments in each case related to this objective.

[Greif Italia S.p.A.], with its registered office at [•], fiscal and VAT Code [•], enrolled with the Companies' Register of [•], has been appointed by the Recipient to act, on its behalf, as agent for the recovery of the collections in respect of the Assigned Receivable/s. [Greif Italia S.p.A] has also been appointed as the entity responsible for the processing of the personal data of the Assigned Claim/s' debtors and their possible grantors, according to the provisions of article 29 of the Privacy Law.

The Data may also be communicated to any other person acting as the responsible person for the Data processing, for processes having the aim of carrying out activities permitted under the provisions of the Privacy Law. The Data may be communicated abroad to some or all of the persons indicated above resident in the European Union. The full list of these persons will be available at the office of the responsible entity indicated below.

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As assigned debtor and/or possible grantor, successor or third party creditor, the person by whom the relevant data shall be managed may exercise its rights under article 7 of the Privacy Law and, therefore, it shall have the right to require the confirmation of the existence of the Data, to know the source of the Data, to know the purposes and the methods of the processing of the Data, to require the updating, the amendment and the deletion (if the necessary conditions apply) of any Data and, if so interested, to require any integration of the Data.

The individual recipient of the Data is [Rabobank]. The entity responsible for dealing with those persons whose data is being managed, in the event such persons exercise their rights under article 7 of the Privacy Law, is [•].

Please kindly send all the notifications relating to the assigned receivables, intended for our Company, to the following address:

[•]

A copy is sent to [•] to the following address [•]: Yours sincerely,

[date certain at law]

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SCHEDULE 5

AMENDED AND RESTATED PORTUGUESE ORIGINATOR RECEIVABLES PURCHASE AGREEMENT

AGREED FORM
AMENDED AND RESTATED ORIGINATOR RECEIVABLES PURCHASE AGREEMENT

ORIGINALLY DATED 27 APRIL 2012 AND 27 FEBRUARY 2020 AND AS AMENDED AND RESTATED ON
 17 APRIL 2020

BETWEEN

GREIF PORTUGAL, S.A.
as seller

AND

GREIF SERVICES BELGIUM BVBA
as Buyer and as Master Servicer

AND

COÖPERATIEVE RABOBANK U.A.
as Facility Agent and Funding Administrator

THIS ORIGINATOR RECEIVABLES PURCHASE AGREEMENT is made on 27 April 2012 and amended on 27 February 2020 as amended and restated on 17 April 2020
BETWEEN:

(1)GREIF PORTUGAL, S.A., a company incorporated under Portuguese law, registered with the Commercial Registry Office of Vila Franca de Xira under the number 500345155 (formerly number 646/19739213), whose registered office is at Rua da Leziria, nº 1, Póvoa de Santa Iria, Portugal (the Seller);

(2)GREIF SERVICES BELGIUM BVBA (formerly named Greif Coordination Center BVBA), a company incorporated under Belgian law, registered with the register of legal entities (RPM/RPR) under the number 0438.202.052, Commercial Court of Antwerp, Belgium, whose registered office is at Beukenlei 24, 2960 Brecht, Belgium (in its capacity as buyer under this Agreement, the Buyer, and in its capacity as master servicer under the Servicing Agreement, the Master Servicer); and

(3)COÖPERATIEVE RABOBANK U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands in its capacities as facility agent and funding administrator (respectively) to the Lender (the Facility Agent and Funding Administrator).

WHEREAS:

(A)This Agreement was executed originally on 27 April 2012 between Greif Portugal,
S.A. as seller and Greif Coordination Center BVBA (now Greif Services Belgium BVBA) as buyer and master servicer and Coöperatieve Centrale Raiffeisen- Boerenleenbank B.A. (trading as Rabobank International), London Branch (now Coöperatieve Rabobank U.A.) as facility agent and funding administrator.

(B)This Agreement is being amended and restated in order to make certain changes as further set out herein

(C)The Seller wishes to sell and transfer to the Buyer, and the Buyer wishes to purchase and acquire from the Seller, from time to time certain trade receivables originated by the Seller in the course of its business, payable on such term and arising from the sale and delivery of goods and/or provision of services by the Seller to its domestic and foreign business customers, including all amounts due and to become due thereunder, and all security for the payment of such amounts.

(D)The Seller acknowledges and agrees that:

(i)the Buyer will on-sell the receivables it acquires from the Seller under this Agreement to the Main SPV; and

(ii)the Main SPV may further on-sell the receivables it acquires from the Buyer to the Funding Administrator (for the account of the Lender),

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each in connection with the Greif Group's trade receivables securitisation programme (the Programme) in accordance with the Transaction Documents.
1.On or about the Closing Date, the Buyer will repurchase certain Receivables from ING that have been originated by the Seller. The Seller is willing to give certain representations and undertakings in respect of those Receivables to the Buyer.

(E)The Main SPV has appointed Greif Services Belgium BVBA to be the Master Servicer of the Receivables that will be sold to it by the Buyer under the Programme pursuant to the Servicing Agreement.

(F)The Facility Agent and the Funding Administrator, in their capacities as facility agent and funding administrator (respectively) to the Lender under the Transaction Documents, are party to this Agreement to acknowledge and obtain the benefit of certain undertakings in favour of them.

1.DEFINITIONS AND INTERPRETATION

1.1In this Agreement, unless the context requires otherwise, capitalised terms not otherwise defined have the meanings given to them in the Master Definitions Agreement (defined below) and:

Confirmation means, in relation to each Reporting Date, a confirmation substantially in the form of Schedule 3, confirming the transfer to the Buyer of all rights and title of the Seller in and to the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period.

Credit and Collection Policy means the credit and collection policy of the Seller as set out in Schedule 4 as the same may be amended or supplemented from time to time.

Financing Cost means all financing cost incurred by the Main SPV during a Data Period, including any Yield and fees payable to the Lender, any fees, interest or other costs payable under or in connection with the Subordinated Loan.

Insolvency Regulation means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

Master Definitions Agreement means the master definitions agreement dated on or about the date of this Agreement made between among others, the Seller, the Master Servicer, the Facility Agent, the Funding Administrator and the Lender.

Originator's Settlement Report has the meaning ascribed to that term in Clause 10.1.

Parties means the Seller and the Buyer and Party means either of them as the context may require.

Purchase Price has the meaning ascribed to such term in Clause 5.2.

Purchased Receivables Portfolio means in relation to a Reporting Date, the portfolio of outstanding Purchased Receivables.
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Scheduled Receivables has the meaning ascribed to that term in Clause 4.1.

Seller's Account means the bank account to be designated by the Seller.

Stop Purchase Date means earlier of: (a) the date of occurrence of an Originator Termination Event with respect to the Seller and (b) the date on which the Revolving Period ends.

Transfer Schedule has the meaning ascribed to such term in Clause 4.1.

1.2Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Agreement set out in Clause 1.1 of the Master Definitions Agreement.

1.3Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Clause 1.2 of the Master Definitions Agreement.

1.4The Common Terms apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.5If there is any conflict between the provisions of the Master Definitions Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.6For the purpose of Clause 2 of the Master Definitions Agreement, the Seller is designated as an Obligor and the Buyer, the Facility Agent and the Funding Administrator (as applicable) each as an Obligee.

2.AGREEMENT TO SELL AND PURCHASE RECEIVABLES

2.1Subject to the terms of this Agreement, the Seller hereby agrees to sell and assign to the Buyer, effective on (a) the Closing Date and (b) thereafter on each Purchase Date during the Revolving Period, all Receivables that the Seller owns or will own on each such date, together with the benefit of all related security and all other ancillary rights, including for the avoidance of doubt, any Related Rights, in each case until but excluding the Stop Purchase Date. Subject to the provisions of this Agreement, the Buyer hereby accepts such offer for sale. The sale and assignment of the Receivables pursuant to this Clause 2.1 and Clause 3 shall be governed by the laws of Portugal.

2.2The Parties confirm that each sale of Receivables under this Agreement is unconditional. The Seller waives any right it may have to demand rescission of the sale of Purchased Receivables hereunder.

2.3For the avoidance of doubt, the Parties confirm that it is their intention to achieve an effective outright transfer of legal title to the Purchased Receivables, and not a security arrangement as security for any of the Seller's obligations (as an assignment by way of security or otherwise). The Buyer shall be free to further dispose of, and be entitled to the
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Collections made on, the Purchased Receivables, and shall bear the credit and/or insolvency risk of the Debtors. In connection with any such further disposal, the Buyer may disclose such information about the Seller and the Purchased Receivables as the Buyer considers appropriate.

2.4For clarification purposes only, the deliverables to be provided by the Parties (and the timing for the delivery of such deliverables) required to give effect to the sale and purchase of Receivables under this Agreement, are further described in the timeline set out in Schedule 5. To the extent that the timeline conflicts with or contradicts any provision of a Transaction Document, such Transaction Documents shall prevail.

3.TRANSFER OF LEGAL TITLE TO THE RECEIVABLES

3.1The Seller shall transfer and assign to the Buyer all its rights, title and interest in the Receivables that the Seller owns on that Purchase Date in accordance with Clause 2.1 and, where relevant, Clause 3.3. The Parties recognise that in certain cases notice to the Debtors of the assignment of the Receivables pursuant to this Agreement by the Seller to the Buyer may have been given already prior to the amendment and restatement of this Agreement.

3.2Subject to the terms of the Transaction Documents, the Buyer is hereby authorised to and undertakes to proceed with any filings, notifications and/or other formalities which are necessary or which the Buyer deems useful for rendering the transfer of any Purchased Receivable fully effective vis-à-vis the Debtor thereof or any other third parties, at the expense of the Seller.

3.3Should it not be possible to effect a valid and effective assignment by the Seller to the Buyer of the Purchased Receivables purchased pursuant to this Agreement, the Seller and the Buyer agree that they shall:

(a)perform per Key Account Debtor the transfer requirements required by the laws set out under the heading "Combined Transfer Requirements" as set out in Schedule 5 to the Master Definitions Agreement (Overview of law applicable to contracts); and

(b)do all such other acts and things as may be required to assign validly and effectively the relevant Purchased Receivables to the Buyer, in accordance with the law applicable to the relevant Purchased Receivables and any other applicable law set out in Schedule 5 to the Master Definitions Agreement.

4.IDENTIFICATION OF RECEIVABLES

4.1Without limiting Clause 4.2, the Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Facility Agent) to the Buyer and Master Servicer:

(a)a schedule, in such form and detail as the Buyer may specify as agreed with the Funding Administrator (the Transfer Schedule), setting out the relevant details of the Receivables sold and transferred by the Seller to the Buyer pursuant to this Agreement during the preceding Data Period (the Scheduled Receivables); and

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(b)a duly executed Confirmation.

4.2The Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer, Master Servicer or Funding Administrator may reasonably request and in particular:

(a)the name, address and contact number of the Debtors of the Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer, Master Servicer or Funding Administrator may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

5.PURCHASE PRICE

5.1The Buyer shall pay the Purchase Price (as defined below) for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period on each Investment Date by:

(a)crediting the amount due to the Seller's Account; and

(b)to the extent permitted under applicable law, if the Buyer is also scheduled to receive payment from the Seller (other than Collections) on the relevant Investment Date in the same currency, the Buyer may set off such payments subject to the prior consent of the Seller.

5.2The purchase price for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period shall be the aggregate nominal value of such Scheduled Receivables in the relevant Approved Currency less the sum of (i) the Financing Cost attributable to the Seller as determined by Master Servicer and (ii) the Servicing Fee attributable to the Seller as determined by the Master Servicer. The Master Servicer shall make such determination having regard to the aggregate nominal value of all Scheduled Receivables sold by the Seller during that Data Period relative to the aggregate nominal value of Receivables sold by all Originators (other than the Italian Originator) during the same Data Period (the Purchase Price).

6.REPRESENTATIONS AND WARRANTIES - COVENANTS - INDEMNIFICATION

6.1The Seller makes the representation and warranties set out in Schedule 1 to the Buyer, Facility Agent and Funding Administrator in accordance with Clause 6.4.

5

6.2The Seller undertakes to the Buyer, Facility Agent and Funding Administrator to comply with its obligations as set out in Schedule 2 at all times during the term of this Agreement in all material respects except for the obligations set out in paragraphs (g), (h), (j), (q), (r), (s), (t), (u), (v) and (z) in Schedule 2, which shall be complied with in all respects on each date during the term of this Agreement.

6.3The Buyer contemplates reselling the Purchased Receivables to a third party in the context of the Programme. The Seller acknowledges and agrees that the Buyer shall from time to time provide the Seller with a copy of the representations, warranties and any other relevant requirements of the Programme and request the Seller to make corresponding representations and warranties, to undertake corresponding covenants or to meet corresponding requirements in relation to such onsold Purchased Receivables for the purposes of the Programme. In addition, the Buyer may also request that the Seller make additional representations and warranties, undertake additional covenants or comply with additional requirements in relation to such onsold Purchased Receivables. The Seller undertakes to immediately comply with these requests and undertakes to offer its full co-operation in this respect.

6.4The agreement of the Buyer to purchase and make payment for the Purchased Receivables is entered into on the basis of all undertakings and agreements of the Seller contained in this Agreement and of the aforesaid representations and warranties being true and accurate in all material respects on each Purchase Date, each Settlement Date and each Reporting Date except for the representations or warranties set out in paragraphs (e), (j), (l), (m) and (t) of Schedule 1 which shall be true and correct in all respects on each date.

6.5Without prejudice to the other rights and/or remedies of the Buyer, the Seller undertakes that it will hold the Buyer, the Facility Agent and Funding Administrator fully and effectively indemnified from and against, and will compensate the Buyer, the Facility Agent and Funding Administrator for any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which it may incur or which may be made against it as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation by the Seller in, or any breach or alleged breach of, any of the aforesaid representations, warranties, undertakings or agreements and such indemnity shall include all costs, charges and expenses which the Buyer, the Facility Agent and Funding Administrator may pay or incur in disputing or defending any claim, demand or action or other proceedings.

7.DEEMED COLLECTIONS

7.1If and to the extent the Buyer or a subsequent owner of the Receivables shall be required for any reason to pay over to a Debtor, any Transaction Party or any other Person (other than in accordance with the Transaction Documents) any amount received by itself or on its behalf under this Agreement, or any subsequent Receivables Purchase Agreement or the Servicing Agreement, such amount shall be deemed not to have been so received but rather to have been retained by the Seller, and, accordingly, the Buyer or a subsequent owner (as the case may be) shall have a claim against the Seller (without duplication) for such amount in the relevant Approved Currency as a Deemed Collection, payable when and to the extent that any distribution to such Debtor, or any Transaction Party or any other Person (as the case may be) is made in respect thereof. The Seller shall pay or cause to be paid an amount in the
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relevant Approved Currency equal to such Deemed Collection to the relevant Collection Account within two (2) Business Days.

7.2If at any time after the purchase of a Purchased Receivable hereunder, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the Seller shall pay or cause to be paid an amount in the relevant Approved Currency equal to such Dilution as a Deemed Collection into the relevant Collection Account within two (2) Business Days.

7.3If any representation or warranty is untrue or incorrect with respect to any Receivable sold under this Agreement, the Seller shall pay or cause to be paid an amount equal to the Purchase Price paid for such Receivable as a Deemed Collection to the relevant Collection Account within two (2) Business Days. Following such payment, the relevant Receivable shall cease to be part of the Portfolio.

7.4If any Deemed Collection (other than referred to in Clauses 7.1, 7.2 or 7.3) is received, or deemed to be received, by the Seller, the Seller shall pay or cause to be paid an amount equal to such Deemed Collection to the relevant Collection Account within two (2) Business Days.

7.5Any amounts paid or caused to be paid by the Seller into the relevant Collection Account in accordance with Clauses 7.1, 7.2 and 7.3 above shall for the purposes of the Transaction Documents be treated as Collections.

7.6Subject to Clause 14.2, in the event of the occurrence of an Originator Termination Event in respect of the Seller, an amount equal to the Unpaid Balance of all Receivables sold by the Seller and at such time owned by the Main SPV shall for the purposes of the Transaction Documents be treated as Collections deemed to be received by the Seller. The Seller shall remit such Deemed Collections to Main SPV within two (2) Business Days.

8.DEBTOR NOTIFICATION AND REDIRECTION OF COLLECTIONS

8.1The Buyer has the right at any time to give notice of transfer to a Debtor of a Purchased Receivable or to cause the Seller to notify any Debtors substantially in the form of Schedule 6 (Form of Notification Letter).

8.2Other than any notification in accordance with Clauses 3 above and 8.3 below, the Seller will not give notice of transfer to a Debtor of a Purchased Receivable, except in accordance with the instructions of the Buyer, or following the occurrence of a Debtor Notification Event, the instructions of the Facility Agent.

8.3Notwithstanding the foregoing, the Buyer may do whatever is necessary to ensure that the transfer of Purchased Receivables together with any related security and other ancillary rights is duly perfected, and enforceable against the Debtor and third parties. The Seller agrees that from time to time it will promptly execute and deliver all instruments and documents and take all further action that the Buyer or the Funding Administrator or the Facility Agent (after the occurrence of a Termination Event) may reasonably request in order to perfect the transfer of legal title to the Purchased Receivables, together with the benefit of any related security and all other related ancillary rights, to protect the Buyer's
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and/or the Main SPV's and/or the Funding Administrator's interest in the Purchased Receivables and to enable the Buyer and/or the Main SPV and/or the Funding Administrator to exercise or enforce its rights under this Agreement and/or under the Purchased Receivables.

8.4The Seller will ensure that on each Business Day, prior to the occurrence of any of a Potential Termination Event, Termination Event, Potential Originator Termination Event or Originator Termination Event, the Collections standing to the balance of the Seller's Collection Account on such day will be transferred to the Master Collection Account. After the occurrence of a Potential Termination Event, Termination Event, Potential Originator Termination Event or Originator Termination Event, the Seller shall ensure that all Collections shall be transferred to the account or accounts designated by the Facility Agent for such purpose.

8.5After the occurrence of a Rating Downgrade Event, the Seller is required to either transfer ownership of each of the Seller Collection Accounts to Main SPV or assist Main SPV to establish new blocked accounts in the name of Main SPV over which security will be created for the benefit of the Facility Agent and ensure that all Debtors are notified and all Collections are paid into such new account(s).

9.APPOINTMENT OF SELLER AS SUB-CONTRACTOR

9.1The Master Servicer pursuant to the Servicing Agreement, hereby appoints the Seller as sub-contractor for the services referred to in Clause 3 of the Servicing Agreement.

9.2The Seller hereby accepts its appointment as sub-contractor under Clause 9.1. The Seller shall carry out such services with due care and diligence in accordance with the Servicing Agreement and shall be liable for any breaches or other failures in connection with the performance of such services to the same extent as the Master Servicer under the Servicing Agreement.

9.3The Seller is entitled to an arm's length remuneration for its services as sub- contractor, as separately agreed between the Seller and the Master Servicer.

10.REPORTING OBLIGATIONS OF THE SELLER AS SUB-CONTRACTOR

10.1The Seller shall, subject to Clause 10.2, provide the Master Servicer by no later than ten (10) Business Days prior to the Settlement Date with a report in respect of the Purchased Receivables Portfolio (the Originator's Settlement Report).

10.2If (a) a Rating Downgrade Event occurs, within 30 days of the occurrence of the Rating Downgrade Event or (b) a Stop Purchase Date occurs, the Seller shall provide the Master Servicer with an Originator's Settlement Report at more regular intervals as specified in the Servicing Agreement.

10.3At the occurrence of a Termination Event, the Master Servicer may, at the instruction of the Facility Agent, require the Seller to provide the Master Servicer with an Originator's Settlement Report on such dates as indicated by the Master Servicer, acting on the reasonable instruction of the Facility Agent.
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10.4Each Originator's Settlement Report will be delivered in computer readable format and contains the following data in respect of the Purchased Receivables Portfolio:

(i)total Collections received in respect of the outstanding Purchased Receivables during the preceding Data Period;

(ii)total amount of Receivables sold by the Seller to the Buyer during the preceding Data Period;

(iii)the total amount of Eligible Receivables in the Purchased Receivables Portfolio during the preceding Data Period;

(iv)any credit notes granted in respect of any outstanding Purchased Receivables during the preceding Data Period;

(v)information relating to the outstanding balances of Purchased Receivables as at the date of the Originator's Settlement Report;

(vi)information relating to any outstanding Purchased Receivables that are deemed to be Delinquent Receivables during the preceding Data Period; and

(vii)information relating to any outstanding Purchased Receivables that are deemed to be Defaulted Receivables during the preceding Data Period.

10.5On the date falling six months after the date of this Agreement, and on each date falling six months thereafter, the Seller, in its capacity as sub-contractor under the Servicing Agreement, shall provide the Buyer and the Master Servicer with details relating to any outstanding Purchased Receivables that have been written-off during the preceding six months period.

11.COSTS AND EXPENSES

11.1The Seller agrees to pay and indemnify, defend and hold harmless the Buyer against and from any tax or governmental fee or charge (other than any tax based on income) (i) which may be imposed upon any sale of the Receivables to the Buyer, or (ii) which may be imposed upon the Buyer with respect to any Receivable (or any related supplies) provided, however, that the Seller shall have the right, at its expense, to conduct or participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge.

11.2The Seller agrees to pay the Buyer any fees, charges or costs charged by the Buyer in relation to the Programme as agreed from time to time and as approved by the Funding Administrator (such approval not to be unreasonably withheld).

12.POWER OF ATTORNEY

The Seller hereby appoints the Buyer to be its lawful attorney:

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(a)to execute or sign a Confirmation relating to the transfer of the relevant Receivables; and

(b)to complete, deal with, negotiate or endorse negotiable instruments and other remittance received by the Seller.

13.MISCELLANEOUS PROVISIONS

13.1As between the Seller and the Buyer, a copy of the Buyer's ledger sheets whether maintained manually or by machine or by computer and certified by the company secretary or an authorised officer of the Buyer to be a true and accurate copy shall be final and conclusive evidence, absent manifest error, as to the sums collected and received by the Buyer in respect of Purchased Receivables or of the fee charges and other sums payable by the Seller to the Buyer up to the date of such certificate save only to the extent that the Seller shall prove specific errors or omissions appearing on the face of the ledger sheets.

13.2The Parties will not be entitled to assign, transfer or in any other manner dispose of all or any of its rights and obligations under this Agreement.

14.DURATION

14.1This Agreement shall commence on the date specified at the start of this Agreement and shall continue until it is terminated by either Party by giving the other one (1) calendar month's notice upon the earlier of (a) the occurrence of the Final Discharge Date, and (b) the date on which the obligations arising in respect of the occurrence of an Originator Termination Event with respect to the Seller as set out in Clauses 7.6 and 14.2 below or elsewhere in this Agreement have been irrevocably satisfied in full.

14.2In the event of the occurrence of a Stop Purchase Date in respect of the Seller, Clauses 2 and 3 will cease to be in effect (without retroactive effect).

15.GOVERNING LAW AND JURISDICTION

15.1This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands except for Clause 2.1 and Clause 3 and the sale and assignment of the Receivables hereunder which shall be governed by and construed in accordance with the laws of Portugal.

15.2The courts of The Netherlands will have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including any non-contractual obligations which may arise out of or in connection therewith) and that accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in such courts.

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SCHEDULE 1 REPRESENTATIONS AND WARRANTIES

(a)The Seller is a corporation validly organised and existing under the laws of the jurisdiction of its incorporation and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions of this Agreement.

(b)The Seller has obtained all necessary official authorisations and licences and complies with the laws and regulations applicable to carry on its business as well as to sell the Receivables to the Buyer under the terms of this Agreement, except to the extent that non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(c)The Seller has validly executed this Agreement and the execution, delivery and performance by the Seller of this Agreement and each transfer of Receivables have been duly authorised by all necessary corporate actions and do not and will not conflict with, nor result in any violation, or constitute any default under any provision of the articles of association of the Seller or any agreement or undertaking binding upon or applicable to the Seller or its property, or any law or governmental regulation or court decision applicable to the Seller or its property or result in the creation or imposition or of any Adverse Claim on its assets.

(d)For the purposes of the Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Insolvency Regulation) in any other jurisdiction.

(e)The Transaction Documents to which the Seller is party constitute legal, valid, binding and enforceable obligations of the Seller in accordance with their terms subject to any bankruptcy or insolvency law or other similar law affecting creditors' rights.

(f)Any factual information (taken as a whole) provided to the Buyer under this Agreement, including any factual information relating to the Purchased Receivables and any information relating to the Collection Account is true, accurate and complete.

(g)No tax (including VAT) is payable and no deduction or withholding applies in connection with the collection on the outstanding Purchased Receivable or payments made under the Transaction Documents.

(h)No legal proceedings exist against the Seller which would have a Material Adverse Effect on the ability of the Seller to comply with its obligations under this Agreement or any of the transactions contemplated therein.

(i)Each Receivable sold by the Seller that is treated as an Eligible Receivable for the purposes of (i) the Originator's Settlement Report or (ii) the determination of the Adjusted Net Receivables Balance, is in fact an Eligible Receivable.

(j)No Excluded Receivables are included in the Purchased Receivables Portfolio.

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(k)No other amounts than Collections on the Purchased Receivables are deposited into the Collection Account. All collections on Purchased Receivables are paid into the Collection Account.

(l)The Seller has complied with its Credit and Collection Policy.

(m)Any claims that the Buyer may have under this Agreement rank at least pari passu with the claims of all the Seller's other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by law.

(n)There has been no substantial change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement without the prior consent of the Facility Agent and Funding Administrator.

(o)The seller has not knowingly withheld any information that could reasonably be deemed to be relevant to the Buyer.

(p)The Seller is an indirect wholly-owned subsidiary of the Performance Indemnity Provider.

(q)Subject to any applicable grace period, the Seller is not in breach of any of the Transaction Documents to which it is party.

(r)The Seller has kept proper documents, books, records and other information necessary or useful for the recovery of the Purchased Receivables and Collections in respect thereof and they are complete and accurate in all material respects.

(s)Subject to any applicable grace period, no Termination Event or Potential Termination Event or Originator Termination Event has occurred.

(t)There is no Insolvency Proceeding instituted against the Seller.

(u)Upon the occurrence of the conditions set out in Clause 3 of the Agreement, the Buyer acquires legal ownership of each Purchased Receivable sold on each Purchase Date and Related Security with respect thereto, and to the best of its knowledge and belief, free and clear of any Adverse Claim (other than in favour of the Buyer and the Facility Agent and Funding Administrator).

(v)The Seller has accounted for each sale of each Purchased Receivable by it hereunder in its books and financial statements as sales.

(w)Since the Closing Date there have been no material changes in its Credit and Collection Policy other than in accordance with the Transaction Documents.

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SCHEDULE 2
UNDERTAKINGS

The Seller undertakes:

(a)it will furnish to the Buyer, the Facility Agent and Funding Administrator upon a reasonable request any general corporate and general financial information in respect of the Seller;

(b)to allow the Buyer, the Facility Agent and Funding Administrator and/or their agents at all times during normal business hours (subject to 10 Business Days' notice prior to the occurrence of a Stop Purchase Date), to review processes and procedures and systems to capture and report relevant information to be provided under the Transaction Documents in respect of Debtors, Purchased Receivables and Collections, to examine, inspect and make copies from the Seller's books and records and to allow the Buyer to arrange for verification of debts with the relevant Debtors through the Seller within a reasonable time period (if the Seller does not contact the Debtor within such reasonable timeframe, the Buyer, Facility Agent or Funding Administrator and/or their agents is allowed to do so directly) and to supply to the Buyer, the Facility Agent and Funding Administrator upon request additional statements of any purchase order together with all notes and papers evidencing the same and any guarantees, securities or other documents or information relating thereto;

(c)it will notify each of the Facility Agent and Funding Administrator of: (i) the occurrence of a Termination Event or Originator Termination Event; (ii) all litigation, legal action and proceedings against the Seller that could affect the Seller's ability to comply with its obligations under this Agreement and furnish to the Buyer as soon as possible with information relating to such litigation, legal action or proceedings; (iii) any changes in its Credit and Collection Policy with a view to obtaining the Facility Agent's and Funding Administrator's consent prior to implementation (such consent shall not be unreasonably withheld); (iv) any change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement with the view of obtaining the Facility Agent's and Funding Administrator's consent prior to implementation (such consent shall not be unreasonably withheld); or (iv) any event that has a Material Adverse Effect on the ability of the Seller to perform its obligations under the Transaction Documents to which it is party;

(d)it will comply with the terms of its Credit and Collection Policy and, in accordance with the Servicing Agreement, seek the consent of the Funding Administrator and Facility Agent in relation to any change or amendment to the same if such change or amendment would impact the collectability of the Purchased Receivables;

(e)to keep proper Records (maintained separately from its other books and records) (i) necessary or useful for the control and the recovery of the Purchased Receivables and Collections or (ii) otherwise required for the purposes of providing information in respect of Purchased Receivables, Collections and Debtors under the terms of the Transaction Documents;

(f)to make available to the Buyer on request and free of charge all documents needed for the recovery of unpaid Purchased Receivables or all documents from Debtors certifying the
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existence and the amount of the Purchased Receivables and all evidence required by the Buyer in any proceedings and the Seller will procure the attendance at any hearing of such witnesses as the Buyer may require;

(g)to do all things necessary to remain duly organised and validly existing under the laws of the jurisdiction of its incorporation and to maintain all requisite authority and licenses to conduct its business in the jurisdiction of its incorporation;

(h)to maintain its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation;

(i)it will ensure at all times that any unsecured and unsubordinated claims of the Buyer against it under this Agreement rank at least pari passu with all present and future claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application;

(j)it will comply in all respects with all laws and regulations to which it may be subject, if failure to comply has or is reasonably likely to have a Material Adverse Effect;

(k)it will comply with and perform its obligations under the Transaction Documents to which it is party;

(l)to ensure that it will use its best commercial efforts to comply with the terms and conditions of any purchase order or receivables contract between itself and a Debtor of a Purchased Receivable as if an interest in such Purchased Receivable had not been sold and assigned hereunder;

(m)to require each Debtor to make payments in relation to the Purchased Receivables exclusively to the Collection Account and to ensure that no transfers are made from or to the Collection Account except for (i) crediting of Collections in respect of the Purchased Receivables, (ii) crediting transfers pursuant to paragraph (n) below, and
(iii) debits made in respect of the daily sweep of the balance of the Collection Account to the Master Collection Account;

(n)without prejudice to the undertaking under paragraph (m) above, if a Debtor makes a payment in relation to the Purchased Receivables to an account of the Seller (other than the Collection Account), the Seller will transfer such payment to the Collection Account within 2 Business Days of such payment being made;

(o)to notify each of the Buyer, the Facility Agent and Funding Administrator of a change of its accountants or, to the extent relevant to the Programme, any changes in its accounting policies;

(p)to take any further action reasonably requested by the Buyer to ensure that the sale and transfer of Purchased Receivables contemplated under this Agreement are treated as a true sale from an accounting perspective;

(q)not to sell, assign, charge or otherwise dispose of any Purchased Receivables;

14

(r)not to grant security over any of the Purchased Receivables to any third party;

(s)not to create or allow to subsist any security interest or encumbrance on or over the Collection Account except as required under the Transaction Documents;

(t)it will not without the prior consent of the Buyer, extend, amend or otherwise modify the terms of any Purchased Receivable unless such extension, amendment or modification is: (i) permitted under the Servicing Agreement; (ii) in the ordinary course of the Seller's business; or (iii) consistent with the Credit and Collection Policy;

(u)it will not without the prior consent of the Facility Agent and Funding Administrator amend or modify any payment instructions to the Debtors of the Purchased Receivables or the Collection Account unless the Seller executes and delivers a replacement account pledge or other equivalent security arrangement in favour of the Facility Agent and Funding Administrator to the satisfaction of the Facility Agent and Funding Administrator;

(v)it will not amend, supplement or terminate a Transaction Document to which it is party except in accordance with the Common Terms;

(w)it will promptly deliver any information, documents, Records or reports with respect to Purchased Receivables and Collections that the Master Servicer or Backup Servicer shall reasonably require to complete all reports to be provided by it;

(x)it will furnish to the Buyer, Master Servicer and Funding Administrator all such assistance (including powers of attorney and other authorizations) as the Buyer, Master Servicer or the Funding Administrator may from time to time reasonably request with respect to the servicing, administration, collection and enforcement of the Purchased Receivables and the related Collections;

(y)all Records and documents relating to the Receivables sold under this Receivables Purchase Agreement are kept in the office of the Seller or its agents and such Records show clearly all transactions, payments, receipts and proceedings relating to that Purchased Receivable and are complete and accurate; and

(z)it will promptly inform the Master Servicer, the Facility Agent and the Funding Administrator in case any information in relation to a Key Account Debtor as set out in Schedule 5 to the Master Definitions Agreement is incorrect and will provide each of the Master Servicer, the Facility Agent and the Funding Administrator with an updated Schedule.

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SCHEDULE 3 CONFIRMATION

Subject: Transfer Schedule n. [•] for an amount of [•]

In accordance with the Originator Receivables Purchase Agreement, dated as of [•] (as amended from time to time), between the undersigned (the Agreement)

the Seller:

GREIF PORTUGAL, S.A.

Rua da Leziria, nº 1 Póvoa de Santa Iria Portugal

and

the Buyer:

GREIF SERVICES BELGIUM BVBA

Beukenlei 24
2960 Brecht Belgium

the Seller confirms having sold, assigned and effectively transferred as of the date below to the Buyer all rights, title and interest of the Seller in, to and under each and every Scheduled Receivable identified in the Transfer Schedule attached hereto, together with all security granted to secure the payment of each such Scheduled Receivable, and any other ancillary rights related to each such Scheduled Receivable.

This sale, assignment and transfer has been made pursuant to, and upon the representations, warranties and agreements of the Seller contained in, the Agreement.

Any terms as used herein shall have the same meaning as set forth in the Agreement. [•],
[SELLER] DATE:
BY:
TITLE:

[BUYER] DATE:
BY:
TITLE:

[to be signed by duly authorised signatory of the Seller] encl.: Transfer Schedule
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SCHEDULE 4
CREDIT AND COLLECTION POLICIES

17

C2C Credit and Collection Policies and Procedures

THE GREIF WAY Customer to Cash
Greif Europe Customer-to-Cash Policy Document

Issue No 01

18

C2C Credit and Collection Policies and Procedures

Date	April, 2004
Document Ref.	Customer to Cash Greif Europe Credit Policy and Guidelines
Written by	Reviewed by	Approved by
Greif – MV
REL – JSH

CONTENTS

1.	Document Overview....................................................................................................................20
1.1	Objective..................................................................................................................................…20
1.2	Scope............................................................................................................................................20
1.3	Policies.........................................................................................................................................20
1.4	Review.........................................................................................................................................21
2.	Credit Policies and Procedures....................................................................................................22
2.1	New Customer Credit Approval and Set-up................................................................................22
2.2	Customer Master File Maintenance.........................................................................................…24
2.3	Establishing Account Credit Limits.............................................................................................25
2.4	Payment Terms............................................................................................................................27
2.5	Credit Limit Monitoring and Control..........................................................................................28
2.6	Credit Sanctions...........................................................................................................................30
2.7	Bankruptcies, Administration, Receivership...............................................................................33
2.8	Credit Notes.................................................................................................................................35
3.	Collections...................................................................................................................................36
3.1	Account segmentation..................................................................................................................36
3.2	Collection Process........................................................................................................................37
3.3	Consignment Billing....................................................................................................................40
3.4	Consolidated Billing....................................................................................................................42
3.5	Cash Application..........................................................................................................................44
3.6	Terms Compliance & Unearned Discounts.................................................................................45
4.	Dispute Management...................................................................................................................47
4.1	Dispute Management System Process.........................................................................................47

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C2C Credit and Collection Policies and Procedures

1.Document Overview

1.1Objective

The objective of this document is to establish The Greif Way to manage the customer to cash cycle. This cycle begins at new customer set-up and order generation and ends with successful collection of receivables or deactivation of a customer no longer doing business with or unable to meet their financial obligation to Greif. The process includes establishing credit protocols to minimize risk exposure, developing collections strategies to maximize cash receipts and minimize receivables, and enabling the root cause elimination and timely correction of errors.

1.2Scope

The scope of the customer-to-cash policies and procedures include: Sales, Credit and Collection, Customer Service, Shipping, Billing and Accounts Receivable. They apply to third parties only – different policies and procedures apply to sales within Greif.

1.3Policies

The following are the policies that are set out in more detail in this document:

Greif will extend terms only to customers that have been approved for credit. Exceptions require appropriate management approval.

Greif will sell products only to customers that are formally recorded into Greif’s ERP systems and will review customer data on a periodic basis to maintain accuracy.

SBU Controllers are responsible for determining who must approve all credit limits within the limits of the Greif Approval Authority Matrix, and what documentation will be required to support the limit given. New small accounts will be required to purchase product via credit card terms in countries where this is possible.

It is Greif policy that only a limited number of terms and conditions are offered to customers. However, in recognition of the variation of normal trading terms between European countries the range of terms will be defined per country.

Customer credit limits will be monitored and updated as deemed appropriate to business needs and to mitigate credit risk exposure.

Greif will use collection escalation and credit sanctions up to and including legal action and/or customer deactivation to assure prompt collections of receivables and mitigate credit risk exposure.

Collection strategies will be segmented based on Working Capital impact.

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C2C Credit and Collection Policies and Procedures

All customers will be contacted for collection purposes to ensure on time payments. The contact method (phone call, fax, email or dunning letters) will vary according to the customer segment.

Consolidated billing and self-billing terms must be documented in a contract, which is in writing, dated and signed by the customer and Greif. Processes and systems must be clearly set up to ensure accuracy and completeness of consolidated billing and supplier self-billing.

Cash Application will apply all payments and credits to a customer’s account on a timely basis.

Discounted payments must be received by Greif by the discount due date and discounts are only allowed if customers account is current except for acknowledged disputes.

A dispute is defined as “any unmet customer expectation, real or perceived, that results in short or non-payment of an invoice”. Effective dispute management systems must be in place to ensure timely resolution of all disputes and, therefore, timely settlement of customer accounts.

1.4Review

It is the responsibility of the Greif Credit Committee to ensure the Global Policies and Procedures are adhered to and remain current on an annual basis and make the proper adjustments.

The Greif Credit Committee comprises the CFO; Treasurer; IP&S Global Controller; IP&S Vice President Global Sales and Controller PP&S.

The SBU Controllers are responsible for ensuring that appropriate local policies and procedures are developed and followed that fit within the framework of this overall Greif policy and procedure. They are also responsible to ensure that the local policies and procedures are amended as needed in accordance with changes in business requirements.

Local policies and procedures need to address:

Local policies and where they differ from Greif’s overall policy.

Local responsible process owner(s) - Responsibility Matrix

Local criteria applied in implementing the policy.

Documentation needed locally to support the policy.

Responsibility for each function within the process.

Timing applied in the process.

Reports that are generated to support the policies and procedures.
21

C2C Credit and Collection Policies and Procedures

2.Credit Policies and Procedures

2.1New Customer Credit Approval and Set-up

2.1.1Policy

Greif will extend terms only to customers who have been approved for credit. Exceptions require appropriate management approval.

2.1.2Purpose

The process of establishing a new customer account is to ensure Greif can operate and maintain commercial transactions with the customer, including order entry, invoicing, shipping and collection. This process ensures that all current and potential customers are aware of Greif’s business practices in executing commercial transactions. Any potential new customer needs to acknowledge Greif’s business practices and fulfil certain documentation pre-requisites to validate its existence and allow Greif to evaluate risk and assign a credit limit. Documentation for new customers could typically include: new customer request form; terms and conditions of sale; Greif’s payment remittance preferences and relevant information; late payment bill back and interest policy; Greif’s consolidated and consignment billing requirements; credit application; additional guarantee if needed.

2.1.3Responsibilities

The SBU Controllers and designated personnel are responsible for determining the responsibilities for new customer credit approval and set-up within their BU’s.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Sales/Customer Service (CS):

•Provide potential new customers with New Customer Orientation Package

•Review credit applications and supporting documents for completeness and accuracy prior to forwarding to the Credit Department

•Ensure credit applications are signed by authorized parties

•Provide estimated annual sales to the Credit Department

Credit Department

•Update content of customer orientation packages

•Assess risk and determine a credit limit for the customer

•Determine if there is a need for an additional credit guarantee
22

C2C Credit and Collection Policies and Procedures

Credit Supervisor/Manager

•Review new accounts and assign to appropriate Credit Analyst

•Approve exceptions for new customers requests without credit applications

Customer Master File Administrator

Set up Customer Master File

•Ensure all required customer information is entered into the customer master file

•Assign new customer account numbers

•identify duplicate customer numbers

•Provide account number to customer service

Submit duplicate customer numbers to Credit Supervisor/Manager for review

2.1.4Criteria

Any potential new customer needs to acknowledge Greif's business practices and fulfil certain documentation pre-requisites to validate its existence and allow Greif to evaluate risk and assign a credit limit.

2.1.5Timing

The New Customer Request must be submitted before a new customer number can be established.

A credit application and a new customer request form must be received before a customer can be assigned a credit limit.

Credit limits must be established before terms can be extended to a new customer.

Upon receipt of a complete and accurate credit application with all required supporting documentation, the credit department will, within a completion target of 48 hours, review the account, perform risk assessment and assign a credit limit.

Note: If any documentation or information is missing, the new customer request will be sent back to Sales/Customer Service for completion.

2.1.6Documentation

Responsibility Matrix

Local (country specific) format of New Customer Request Form
23

C2C Credit and Collection Policies and Procedures

Local (country specific) format of New Customer Orientation Package (which could include a.o.: Terms and Conditions, Payment remittance preferences, Payment and remittance information, Bank details, Late payment bill back and interest policy, Greif’s consolidated and consignment billing requirements (as appropriate), Credit Application, etc.)

2.1.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy Process Flows Europe’.

2.2Customer Master File Maintenance

2.2.1Policy

Greif will sell products only to customers that are formally recorded into Greif’s ERP systems and will review customer data on a periodic basis to maintain accuracy.

2.2.2Purpose

To ensure orders can be correctly shipped and billed to support timely collections of receivables.

2.2.3Responsibilities

Business Units are responsible for ensuring the procedures for maintaining accurate Customer Master Files are followed and are effective. Although an overall coordinator is normally responsible for the Customer Master File maintenance process, the various fields within the Customer Master File should have specific owners responsible for data integrity. Thus responsibility for credit limits may well be with a different than responsibility for customer addresses.

The following is an indicative fist of functions and owners, to be tailored at a country level to local organization and practice:

Credit:

Terms of Payment – must approve deviations from standard terms

Credit Limits – assigns credit limits

Credit Analyst – determines collection responsibility
Block field – controls the release of shipments

Bill-to fields – must be notified of additions or changes

Parent/subsidiary relationships – Where a corporate guarantee is required we must ensure there is documentation from the customer, on the customer’s letterhead, verifying this relationship.
24

C2C Credit and Collection Policies and Procedures

Sales Admin/Customer Master:

Sales Reps – assigns sales rep responsible for account

Initial Customer Category A/B/C designation based on forecast annual sales ‒ determines the collection approach Greif will take with this customer

Customer Addresses Contact information
2.2.4Criteria

A change request is required to execute a change in a Customer Master File. Supporting documentation will be maintained for Customer Master Fife changes.

Changes could be: address change, new addresses, phone number, contact name, parent/subsidiary (parent-child) relationship, etc.

2.2.5Documentation

Responsibility Matrix

Customer Master File Change Request

Audit Trail Report (log of changes to Customer Master File)

2.2.6Timing

Customer Master Files will be updated as needed.

The Customer Master File field owners will use ad hoc reports to validate Customer Master File data integrity as deemed necessary.

2.2.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

2.3Establishing Account Credit Limits

2.3.1Policy

SBU Controllers are responsible for determining who must approve all credit limits within the limits of the Greif Approval Authority Matrix, and what documentation will be required to support the credit limit given.

2.3.2Purpose
25

C2C Credit and Collection Policies and Procedures

To manage credit exposure with new customers

2.3.3Responsibilities

SBU Controllers or designated personnel are responsible for determining the authority levels for credit limits within the SBU’s.

The authority level on BU level cannot exceed the approval authority of the SBU Manager. The authority of the SBU Manager is defined in the Greif Approval Authority Matrix and currently amounts to $1,000,000.

They are also responsible for ensuring that this process is followed when assigning new credit limits, and updating these requirements, as business needs change.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Credit Analyst:

Performs credit risk assessment

Can issue credit limits up to a certain limit (to be defined in the Responsibility Matrix)

Credit Supervisor:

Approves credit limits which are incremental of the credit limits issued by the Credit Analyst, again limited to a certain maximum (to be defined in the Responsibility Matrix)

SBU Controller/Customer to Cash Director:

Approves credit limits which are incremental of the credit limits approved by the Credit Supervisor, but limited to the authority level of the SBU Manager

2.3.4Criteria

New small accounts will be required to purchase product via cash terms (payment in advance, direct debit, credit card etc). Exceptions are to be approved by the Credit Supervisor/Manager.

Customers who have been in business less than 2 years may be required to provide a Personal Credit Guarantee, Corporate Guarantee at the discretion of the credit department.

The following documentation may be used to establish customers’ credit limits: Financial statements
References
26

C2C Credit and Collection Policies and Procedures

D&B (Dun & Bradstreet or equivalent) score Annual sales
Years in business

Number of employees

Any customer who does not qualify for extended credit will be assigned the lowest possible credit limit (e.g. €1 where €0 indicates unlimited credit), and they will be assigned a cash payment term (i.e. Cash in Advance. Credit Card, etc). This is the default value that populates the customer’s file if a credit limit is not entered.

2.3.5Documentation

Responsibility Matrix

Credit Application & supporting financial documentation

Forecast annual sales to the customer

2.3.6Timing

New customers are assigned credit limits upon receipt of a new customer request with accompanying credit application and financial information

2.3.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

2.4Payment Terms

2.4.1Policy

It is Greif policy that only a limited number of terms and conditions are offered to customers. Recognizing the fact that normal trading terms vary significantly from country to country means that Europe-wide terms cannot be defined, so this is interpreted as a limited number of terms within any country.

The SBU Controllers or designated personnel must approve exceptions to standard terms at a country level.

2.4.2Purpose

Control the accounts receivable levels to a competitive position. Upon signing a Greif credit application the customer is agreeing to Greif’s Terms and Conditions (note: where a credit application has been waived, the agreed upon payment terms must be specified in a formal signed contract and a request for extended terms).
27

C2C Credit and Collection Policies and Procedures

2.4.3Responsibilities

The SBU Controllers and designated personnel are responsible for defining, communicating and driving adherence to standard terms.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

SBU Controllers/Customer to Cash Director/Supervisor Credit and Collections: Approve exceptions to standard terms
Define objectives to drive toward standard terms Sales/Customer Service:
Present Greif’s standard terms to new customers

Secure customer agreement to agreed (and approved if required) payment terms contract.

Credit/ Customer Service:

Drive customers to pay to formally agreed upon terms

2.4.4Criteria

Upon signing a Greif credit application the customer is agreeing to Greif’s Terms and Conditions

Where a credit application has been waived by the Credit Supervisor/Manager, the agreed upon payment terms must be specified in a formal signed contract and a request for extended terms.

2.4.5Documentation

Responsibility Matrix

List of accepted payment terms Signed credit application Customer contract
Unearned Discount Report Request for Extended Terms
2.4.6Timing
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C2C Credit and Collection Policies and Procedures

Customers with extended terms will be reviewed on an annual basis

2.4.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

2.5Credit Limit Monitoring and Control

2.5.1Policy

Customer credit limits will be monitored and Updated as deemed appropriate to business needs and to mitigate credit risk exposure. In order to ensure this the credit limit check must compare the value of open orders plus the outstanding account balance against the credit limit.

2.5.2Purpose

The purpose of reviewing credit limits is to ensure risk levels are acceptable and customers who require adjustments to their credit limit based on business volume changes have it adjusted accordingly.

2.5.3Responsibilities

SBU Controllers and designated personnel are responsible to ensure periodic reviews and appropriate limits are maintained on all customers in compliance with this process.

One possible exception to the use of a credit limit as the primary method of controlling exposure is where a system such as BPCS has a secondary check on ‘days overdue’. This means that the system can be set to trigger order hold and delivery stop if an invoice for the customer is more than a certain number of days overdue, for example 2 days. The ‘days overdue’ check operates in parallel with but independently of the credit limit check. In these circumstances it would be possible to set a high credit limit for an established customer who places blanket orders so that the order hold is not triggered unnecessarily. In this case the control would come from the check on days overdue.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Credit Supervisor:

•Reviews high profile accounts for credit limits and credit risk exposure
Sales/Customer Service:

•Requests for credit limit increases
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C2C Credit and Collection Policies and Procedures

Credit Analyst:

•Reviews, assesses and responds to requests for credit limit increases

•Maintains limits to their appropriate levels for Greif

•Determine when customers require high risk limits to control exposure

•Communicates changes to credit limits to sales and plant personnel

2.5.4Criteria

High Risk Credit Limits:

•The lowest possible value that would trigger a credit limit check. (Note: this is the default value that populates the customer’s file if a credit limit is not entered. In some systems 0 indicates no credit limit checking required)

Open Credit Terms

•When the customer has open terms this is indicated by a value which means no credit limit check or the maximum permitted by the field size (e.g. 0 or 9999999999999, depending on the system rules)

Standard Credit Limits

Updated customer financials may be required to increase a customer’s credit limit depending on risk factors and Credit Department Review.

A customer’s credit may be increased more than once per year by obtaining the appropriate financial information and Credit Department Analysis.

2.5.5Documentation
Responsibility Matrix

Updated financial data

D&B (Dun & Bradstreet or equivalent) report (if applicable)

Annual Sales data

Request for credit limit increase

2.5.6Timing

Customer credit limit reviews will be performed as dictated by various parameters. i.e.:

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C2C Credit and Collection Policies and Procedures

•Past due performance

•Debit ratio

•Increase in sales volume

•Changes in payment performance

•Overall financial condition

2.5.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy - Process Flows Europe’

2.6Credit Sanctions

2.6.1Policy

Greif will use collection escalation and credit sanctions up to and including legal. action and/or customer deactivation to assure prompt collections of receivables and mitigate credit risk exposure.

Customer orders will be held if customers exceed their credit limits and may be held if they incur a high past due balance. With the use of credit limits most order holds will be an automatic process. Where a manual stop is required only a designated person can enter this. Equally, only designated users have the authority to release a customer from order hold status.

The various levels of credit sanctioning are as follows: order stop and legal action/3rd party collection agency. Customers will be blocked for order entry / deactivated if they are escalated to legal action / a 3rd party collections agency and also if they have not conducted business within the last 12 months. Customers blocked or deactivated for credit reasons can only be reactivated provided that they pay any uncollected receivables and/or have an agreed payment arrangement. Customers deactivated due to lack of business must submit a new credit application with supporting documentation to be reactivated unless they provide a valid guarantee for future terms of payment or agree to cash terms.

2.6.2Purpose

The purpose of having credit sanctions in place is to take action in the case of breaches, to restrict the customer’s ability to incur additional debt, as well as to increase the level of risk exposure. Minimize risk exposure to customers that have not respected the General Terms and Conditions outlined by Greif.

2.6.3Responsibilities

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C2C Credit and Collection Policies and Procedures

SBU Controllers and designated personnel are responsible for monitoring the adherence to these guidelines and, in particular, for determining how and when the various levels of credit sanctions are applied.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Credit Department:

Follow collection steps as outlined in the policy

Execute sanctioning steps as appropriate

Ensure several attempts have been made to collect from a customer prior to escalating an account to a sanctioned status

Manually apply shipment holds in the system as appropriate

Notify Sales and Plant personnel of customers at risk of being escalated to a sanctioned status and communicating the ramifications of such actions

Notifying customers who are at risk of being escalated to a sanctioned status

Block the account, change credit limit and update terms and Customer Master File as required for 3rd Party Collection Accounts

Block for order entry/deactivate customers meeting deactivation criteria and communicating these accounts to Sales and Plant personnel

Communicated list of customers to deactivate to the Customer Master File Administrator to update the CMF

Ensure deactivated customers are not reactivated (or assigned a new customer number) without fulfilling the reactivation requirements

Sales/Customer Service:

Must provide written documentation if extenuating circumstances that should exclude a customer from any sanctioning steps.

Must identify customers who should not be deactivated within 2 weeks of notification, otherwise the customer will be deactivated and must submit a new credit application to resume business.

Credit Supervisor/Manager:

Provides feedback (approval-disapproval) on customers who should not be deactivated

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C2C Credit and Collection Policies and Procedures

Customer Master File Administrator:

Updates Customer Master File

2.6.4Criteria

Credit Sanctioning:

The various levels of credit sanctioning are as follows:

•Order Stop

•3rd Party Collections/Legal action
•These accounts will be blocked to prevent additional order acceptance
•These credit limits will be set to a low value to block orders
•Sales and plant personnel will be notified of status
Customer Deactivation (Blocked on Customer Master):

Customers will be blocked or deactivated if they are escalated to a 3rd Party Collections agency or legal action

Customers can be blocked or deactivated if they have not conducted business with Greif within the last 12 months.

Customer Reactivation:

Customers blocked or deactivated for credit reasons cannot be reactivated until they pay any uncollected receivables and accrued collection charges and/or have an agreed payment arrangement or agree to cash terms for any future business.

Customers blocked or deactivated due to lack of business must submit a new credit application with supporting documentation to be reactivated unless they provide a valid guarantee for future terms of payment or agree to cash terms for any future business.

Reserves:

Uncollectible receivables must be provided for as defined in the Accountancy Policy on Accounts Receivable Allowances
Once an account is 90 days overdue or is sent to a 3rd Party Collection Agency or for legal action, Greif will reserve for 30% of the open balance
If an account at a 3rd Party Collection agency or subject to legal action ages beyond
150 days (may be 90 days in some countries), any outstanding balance will be reserved for at 100%.
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C2C Credit and Collection Policies and Procedures

2.6.5Documentation

Responsibility Matrix.

Collections history

Report of blocked/deactivated customers 3rd

Party Collections Report

Customer Hold Report

2.6.6Timing

On a quarterly basis, the customer base will be reviewed to identify customers to be deactivated:

2.6.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

2.7Bankruptcies, Administration, Receivership

2.7.1Policy

All accounts in bankruptcy, administration, receivership or subject to a voluntary creditors’ agreement will be reserved for 100%. For the purposes of this policy ‘bankruptcy’ will include all the above categories.

Customers who file for bankruptcy may continue to do business with Greif upon review and approval of extenuating circumstances by Greif’s management, as deemed appropriate under local circumstances.

All bankruptcies should be reviewed on a monthly basis

2.7.2Purpose

To minimize the exposure/loss if a customer files for bankruptcy

2.7.3Responsibilities

The SBU Controller and designated personnel are responsible for determining who is responsible for managing any accounts in bankruptcy.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Credit Analyst:

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C2C Credit and Collection Policies and Procedures

Upon notification that a customer is in bankruptcy:

•These accounts will be blocked to prevent additional order acceptance
•These credit limits will be set to a low value to block orders
•Sales and plant personnel will be notified of status
•Notify Sales and plant personnel
•Provide monthly status of bankruptcies

Customer to Cash Director:

Review monthly bankruptcy report with Credit Analyst to determine if action is required

Provide monthly bankruptcy report, with updated action requirements, to SBU Controller

Review monthly bankruptcy report to determine the proper accruals and recoveries

2.7.4Criteria

Customers who have filed for bankruptcy

Customers subject to a winding-up order

Customers who are no longer in business

Customers against which Greif has or files Legal actions

Customers in liquidation

2.7.5Documentation

Responsibility Matrix

Reorganization Plan

Monthly Bankruptcy Status/Summary

2.7.6Timing

All bankruptcies will be reviewed on a monthly basis

2.7.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy Process Flows Europe’

2.8Credit Notes
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C2C Credit and Collection Policies and Procedures

2.8.1Policy

Greif will only issue credit notes as a consequence of a validly tested and approved resolution to an erroneous, disputed or otherwise contested’ receivable, or as a consequence of a contractual obligation. The occurrence of events leading to erroneous, disputed or otherwise contested receivables needs to be questioned and repetition should be avoided whenever possible. The delay between the resolution, the approval thereof and the issuance of a credit note should be kept to a minimum.

The authority to approve the issuance of credit notes can differ based on the event triggering it and/or on the financial impact.

2.8.2Purpose

To minimize the ageing of the accounts receivables caused by credit balances already in the ledger and/or credit notes expected to be issued

2.8.3Responsibilities

The SBU Controller and designated personnel are responsible for determining who is managing and approving the issuance of credit notes and to define the time allowed between the trigger to release and the actual issuance of a credit note.

2.8.4Documentation

Responsibility Matrix

Summary on Issued Credit Notes

Summary on Events leading to Credit Notes Summary on Delay in Credit Note Issuance
3.Collections

3.1Account segmentation

3.1.1Policy

Collection strategies will be segmented based on Working Capital impact. Collection strategies will normally be segmented based on the following criteria:
•Large Customers; customers who have a significant relationship with Greif. The criterion is those accounts that represent up to 80% of net turnover in the country. Consider also including Key Accounts whatever the turnover in the country. These will be designated as ‘A’ accounts.

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C2C Credit and Collection Policies and Procedures

•Mid-size accounts; these are typically medium to large customers. The criterion is those accounts that represent 15% (between 80% and 95%) of net turnover in the country. These will be designated as ‘B’ accounts.

•Small accounts; these are typically smaller customers who require little or no special attention and who represent just 5 % of turnover in the country. These will be designated as ‘C’ accounts.

To recognise the payment patterns of customers there is a further element of segmentation:

•Good Payers; Customers who on an average over 12 months pay on time (with a 2-day grace period to allow for weekends) are in Category 1

•Medium Payers; Customers who on an average over 12 months pay within 30 days of due date are in Category 2.

•Bad Payers; Customers who on an average over 12 months pay more than 30 days late are Category 3.

The two elements are combined to give a code, e.g. Al, to define the segment to which an account is assigned. The method used to establish this code is described in Appendix A2.

3.1.2Purpose

The purpose of the account segmentation is to assign proper service support to each type or group of customers based on their relevance to the organization

3.1.3Responsibilities

The SBU Controller and designated personnel will determine who will define the segment strategies and how the customers in each segment will be addressed from the customer to cash processes.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Credit Department

Defines collection strategies for all customer segments Notifies

Sales and Customer MF Administrator of changes

Executes collection strategies for all Large, Mid-size and Small customers

3.1.4Criteria

Collection strategies will be segmented based on the following Customer Financial Groups in the system:
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C2C Credit and Collection Policies and Procedures

•Large–(incl. Key) Customers; customers who have a significant relationship with Greif

•Mid-size accounts; these are typically medium to large customers
•Small accounts; these are typically smaller customers who require little or no special attention

3.1.5Documentation

Responsibility Matrix

A list of segments and customers

3.1.6Timing

As new customers are added to Greif’s portfolio they will be assigned to specific segments based on key account status (regardless of expected turnover), on forecast turnover and creditworthiness and with a default value of ‘medium payer, i.e. in one of segments A2, B2 or C2.

Periodic reviews can generate customer reassignments to a new segment.

3.1.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy - Process Flows Europe’ for account segmentation.

3.2Collection Process

3.2.1Policy

All customers will be contacted for collection purposes and to ensure on time payments. The contact method (phone call, fax, email or dunning letters) will vary according to the customer segment.

Guidelines need to be established for all collectors so as to effectively focus their efforts. In general, the prime focus of collection efforts should be on the Large accounts and to a lesser extent the medium accounts. More cost effective strategies need to be developed for small accounts (e.g., using more automated approaches such as dunning letters).

Customer orders will be held if customers exceed their credit limits and may be held if they incur a high past due balance. With the use of credit limits most order holds will be an automatic process. Where a manual stop is required only a designated person can enter this. Equally, only designated users have the authority to release a customer from order hold status

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C2C Credit and Collection Policies and Procedures

Collection agencies will be used to collect from delinquent accounts after Greif has exercised due diligence in obtaining payment

3.2.2Purpose

The purpose of the collection practice is to ensure that the A/R balance has a proper coverage and all invoices are paid according to the negotiated terms.

3.2.3Responsibilities

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Collector:

Collecting on all Large, Mid-size and Small accounts

Notifying Sales of customers with high past due balances negatively impacting company performance

Solicit Sales support in collections of accounts not paying where there are no identifiable invoicing or shipment issues

Credit Supervisor & Sales/Customer Service:

Both functions must:

•Ensure invoices are paid in a timely manner
•Review cash application (matching) to ensure unapplied cash is not the cause of old outstanding invoices

•Log disputes as they arise to prevent old outstanding invoices due to invoicing/order problems

•Adhere to collection Policies and strategies Sales/Customer Service:
Support collection efforts on Large and Mid-size accounts

3.2.4Criteria

The SBU Controllers and designated personnel are responsible for determining who is responsible for ensuring effective collection strategies are implemented for all customer Criteria

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C2C Credit and Collection Policies and Procedures

Collection strategies will be used according to its segments (proactive calls, service calls, account reconciliation calls, dunning – letters, fax or emails, etc) will be performed according to the business rules following the guidelines listed below:

Large accounts:

•Use proactive calls to verify accuracy and timely payment of large invoices
•Use customer service calls to maintain contact and good relationships with these customers

•Past due/reconciliation calls will be used to reconcile accounts and identify issues impeding payment

•Dispute follow-up to ensure timely resolution of problems impeding payment
•Follow-up contacts will be used to secure payment commitments on past due invoices or on disputed invoices that have been resolved

•Sales support will be solicited to assist in collection of severely past due invoices that have no disputes impeding payment in order to avoid shipment delays due to non-payment

•With proper notification to Sales of inability to secure payment future shipments may be halted.

Mid-size accounts:

•Use proactive calls to verify accuracy and timely payment of large invoices
•Past due calling will be executed based on A/R impact, accounts should be contacted as they become 1-20 days past due to prevent aging to 31-60 or 60- 90 day buckets. These calls will target the identification of disputes impeding payment or obtaining a promise to pay from the customer

•Dispute follow-up to ensure timely resolution of problems impeding payment
•Sales support may be solicited to assist in collection of severely past due invoices that have no disputes impeding payment in order to avoid shipment delays due to non-payment

•With proper notification to sales of inability to secure payment, future shipments may be halted.

Small accounts:

•A more cost effective strategy will be used to secure payments from small accounts that have limited impact on the A/R balance
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C2C Credit and Collection Policies and Procedures

•These accounts will initially be contacted via dunning letters to encourage the customers to contact collections if there is a problem with the past due invoice.

•Failure to respond will result in subsequent calls and letters ultimately escalating to shipment hold and 3rd Party Collections for payment delinquencies. Payment with order may be required for any future orders.
3rd Party Collection and Bankruptcy:
•These accounts will be managed on a monthly basis.

3.2.5Documentation

Responsibility Matrix

Dunning letters

Aging reports
Monthly 3rd Party Collections reports Monthly Bankruptcy reports
3.2.6Timing

Collection activity will be triggered according to the business rules Control Reports
Aging Report

Collection Activity Report Customer Performance Reports Dispute Reports
3.2.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

3.3Consignment Billing

3.3.1Policy

Consignment agreements must be documented in a contract, which is in writing, dated and signed by the customer and Greif.

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C2C Credit and Collection Policies and Procedures

Processes and systems must be clearly set up to ensure accuracy and completeness of billing for sales under consignment arrangements.

3.3.2Purpose

A Consignment program is very similar to a “flooring” programme. The supplier (Greif) places its product (drums) at the customer’s facility and is paid as the product is consumed or sold. The supplier (Greif) retains ownership of the product but relinquishes most physical control of the product. This requires different control procedures from product that is billed on dispatch.

3.3.3Responsibilities

The SBU Controllers and designated personnel are responsible for ensuring the accuracy and effectiveness of this process and identifying when and where improvements are needed and driving those improvements forward.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Sales:

Established consignment billing contracts

Communicate consignment contracts to the Master-file maintenance function so consignment warehouses can be set up in the system

Ensure all parties (customer, plant, credit, etc) understand if any currently billed product will be part of the consignment stock and how those invoices will be dealt with.

Ensures weekly or monthly physical counts are being performed Make sure consignment invoices are being send out
Customer Master File Administrator

Manages the request for set up of consignment warehouses in the system Customer.
Notifies Greif when to replenish the consignment warehouse (where applicable) Notifies Greif of what product has been used
3.3.4Criteria

Warehouses are set up for each consignment customer.

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C2C Credit and Collection Policies and Procedures

Greif plants are notified by the customer when to replenish the consignment warehouse.

The customer, notifies Greif plants on art agreed interval, what was used

The plants use the customer’s usage numbers to then generate invoices.

Upon setting up a new consignment customer, Sales should strongly avoid having the contract be retroactive and should ensure they have explicitly documented when the customer believes the contract starts.

If the customer is going to consider current stock as consignment, that is considered retroactive and immediate inventory counts should commence to ensure the initial billing is correct. These counts should be documented and approved/signed by both Greif and the customer, detailing the status of the inventory including:

•Which open invoices are to be paid
•Which open invoices are considered part of consignment stock and will be credited

•Note: Incorrect initial billings or gaps in the understanding of initial billing will likely result in problematic billing carrying through for several months resulting in unnecessary excessive aging A/R

3.3.5Documentation

Responsibility Matrix

Consignment contract

Consignment Service Level Agreement (SLA) Checklist (recommended)

Consignment Control Reports (consumption reports) in order to ensure timely consignment billing

3.3.6Timing

Periodic audits (weekly where possible)

3.3.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy Process Flows Europe’

3.4Consolidated Billing

3.4.1Policy

Processes and systems must be clearly set up to ensure accuracy and completeness of consolidated billing. Similar considerations apply where customers self-bill.
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C2C Credit and Collection Policies and Procedures

3.4.2Purpose

The purpose of consolidated billing is to optimise the collection effort and improve service to customer.

3.4.3Responsibilities

The SBU Controllers are responsible for ensuring the accuracy and effectiveness of this process and identifying when and where improvements are needed and driving those improvements forward.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Sales:

Generates consolidated invoicing contracts

Notifying all parties of consolidated billing requirements Approved Terms of Payment Form
Sales/Customer Service:

Must use correct order type when entering an order that falls under consolidated billing

Runs reports as required to generate the consolidated billing summary to send to the customer

3.4.4Criteria

Consolidated billing can only be for the whole customer account, not for part of the transactions.

Orders for consolidated billing customers must have a certain order type to prevent printing and mailing of the invoice until the end of the consolidation cycle:

3.4.5Documentation

Responsibility Matrix

Where systems support automatic production of a single invoice per set of consolidated transactions no further action is required. If a separate invoice is produced per despatch there may be a requirement to produce a consolidated bill summary, which summarises a number of receivable items but is not itself a receivable. In this case a copy of the summary document is sent to the customer, to collections and to cash application.

Summary invoice where required.
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C2C Credit and Collection Policies and Procedures

3.4.6Timing

Billing performed as required (may be 7-day, 10-day, 14-day or monthly intervals).

3.4.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy Process Flows Europe’

3.5Cash Application

3.5.1Policy

Cash Application will apply all payments and credits to a customer’s account on a timely basis.

Payments will be auto matched with invoices wherever possible upon electronic remittance from the bank. Any unmatched payments will need to be manually applied.

Matching tolerances may be used to apply payments to invoices with slight value differences as long as strictly defined criteria for tolerances are in place.

3.5.2Purpose

To ensure accurate and timely closure of paid invoices

3.5.3Responsibilities

The SBU Controllers are responsible for ensuring the cash application processes and policies are effective and are adhered to.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Cash Application:

Apply ail payments and credits to open invoices

Credit Department:

Review Unearned Discount report monthly and determine if action is required

Assisting in the matching of payments/credits to invoices where matches have not been made

3.5.4Criteria

Wherever. systems support this, payments will be auto matched with invoices upon electronic remittance from the bank.
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C2C Credit and Collection Policies and Procedures

Any unmatched payments will need to be manually applied as soon as possible.

Wherever systems support this, matching tolerances will be used to apply payments to invoices with slight value differences. This policy is applicable to manual matching as well as auto matching.

A report will be run monthly to review short payments trends and identify customers who chronically do not comply to Greif’s discount terms policy, or who chronically fail to pay their invoices in full.

3.5.5Documentation

Responsibility Matrix
Bank remittances

Negotiable drafts

Cheques

Unearned discount report

3.5.6Timing

Cash Application will apply non-problematic payments/credits within 48 hours of receipt.

3.5.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy Process Flows Europe’

3.6Terms Compliance & Unearned Discounts

3.6.1Policy

In certain countries it is practice that discounts are offered by Greif for early settlement of amounts due. This policy applies in such cases. Discounted payments must be received by Greif by the discount due date and discounts are allowed only if the customer’s account is current except for acknowledged disputes.

3.6.2Purpose

To identify and manage customers who do not comply with Greif’s early payment discount terms policy, in order and minimize profit leakage and charge back customers taking unearned discounts.

3.6.3Responsibilities

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C2C Credit and Collection Policies and Procedures

The SBU Controllers and designated personnel are. responsible for ensuring process compliance and initiating process changes as needed.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Credit Department

Review monthly Unearned Discount report and identify customers to be considered for charge-back

Notify Sales of customers in non-compliance with Greif’s discount payment terms and those customers under consideration for billing back of unearned discounts

Issue warning letters and non-compliance letters to customers identified to be chronic abusers

Conduct quarterly meeting's with Sales to review customer non-compliance performance and determine which customers should be denied early payment discount terms

Notify customer if payment terms change Sales
Review Large customers targeted for Unearned Discount letter (warning letter or non- compliance letter)

Provide feedback within 7 days to the Credit Department of extenuating circumstances that would exclude certain Key customers from being charged back for unearned discounts

Support quarterly non-compliance review meetings and complete action items

Participate in collection process if customers continue to take unauthorized discounts, or support change in payment terms to Net Terms for such customers

3.6.4Criteria

Unearned discounts:

•Discounts taken on accounts that do not allow early payment discounts (i.e. accounts with Net Payment Terms)

•Discounts taken where remittance is received in the Greif bank account after the discount term period has expired

•Discounts taken above the authorized discount percentage:

All customers

Relevant charge back criteria:
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C2C Credit and Collection Policies and Procedures

•Customers taking unearned discounts over multiple months
•Amounts exceeding 25% of discount allowed or €500 per month
•Average Days Late >2 days after discount allowable date

3.6.5Documentation

Responsibility Matrix

Unearned Discount Report

Activity report – modified unearned discount report to include activity status and recommendations

Warning Letter – letter issued to customers the first time they take unearned discounts

Non-compliance Letter – letter issued to customers who continue taking unearned discount this notice includes an invoice for the amount to be re-billed with supporting information on the unauthorized discounts taken

Payment Terms Change Letter – letter informing the customer that they no longer qualify for discount terms and that they have been moved to Net Terms

Customer Master File update notice – form instructing the payment terms be updated on the Customer Master File

3.6.6Timing

Monthly Reporting

Monthly Rebilling

Quarterly Review meetings between Credit and Sales

3.6.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

4.Dispute Management

4.1Dispute Management System Process

4.1.1Policy

A dispute is defined as “any unmet customer expectation, real or perceived, that results in short or non-payment of an invoice”.
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C2C Credit and Collection Policies and Procedures

All disputes must be identified. The process of identifying a dispute defines the initial responsibilities for routing and resolution.

4.1.2Purpose

The purpose of a Dispute Management System is:

To accelerate the resolution of customer disputes

To establish a formal process for identifying, tracking, routing, escalating, resolving and reporting on customer disputes

Capture all key dates and information throughout the lifespan of a dispute for monitoring and control of processing activity

4.1.3Responsibilities

The SBU Controllers and designated personnel are responsible for ensuring the Dispute Management process is effective and is adhered to by all functions in the organization and that everyone involved in the process has a full understanding of their responsibilities.

The following is an indicative list of functions, to be tailored at a country level to local organization and practice:

Identifier:

Identifying, capturing and categorizing disputes.

Encourage the customer to pay the non-disputed amount, short paying the invoice. Resolving the issues immediately where possible
Communicating disputes to the appropriate resolvers where routing is not automatic Resolver:
Investigating the validity, cause and source of the dispute

Updating and capturing the resolution and any relevant information

Working with the customer to agree on an appropriate resolution to the problem Obtaining a promise to pay from customers where possible
Completing the resolution activity where possible

Manually escalating disputes to Management when they are unable to resolve the issue

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C2C Credit and Collection Policies and Procedures

Routing the dispute to the appropriate Closer when the resolution cannot be executed by the Resolver (i.e. applying a credit)

Escalator:

Driving resolution of escalated disputes Assisting resolvers where necessary
Making required decisions to enable resolution where required Process Owner:
Monitor monthly Dispute Management Performance Identify areas of process breakdowns
Highest frequency and value of disputes

Excessive Cycle times

Identify dispute category and/or type of highest frequency or financial impact Assemble teams/resources to address issues
Determine additional types/causes/sources if necessary to achieve increased granularity for problem identification, analysis and elimination

Oversee the implementation of identified solutions and monitor their effectiveness

4.1.4Criteria

The process of identifying a dispute defines the initial responsibilities for routing and resolution. This is accomplished by defining dispute:

•Category – The highest classification of disputes. This defines the area that the problem has occurred. Disputes are tracked at the highest level to determine the problem area of largest impact.

•Type – The type of dispute is dependent on the category. This defines the specific issue that is preventing the customer from paying.

•Cause – This is the reason the problem or issue occurred.
4.1.5Documentation

Responsibility Matrix

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C2C Credit and Collection Policies and Procedures

Dispute Matrix – defines dispute categories, types, causes, resolvers and escalation protocols.

Dispute Causality Report Dispute Cycle Time Report Dispute by Owner
4.1.6Timing

Monthly reviews of the data will drive corrective action activities

4.1.7Procedure

Please see separate Powerpoint flowchart ‘C2C Policy – Process Flows Europe’

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C2C Credit and Collection Policies and Procedures

APPENDIX 1- DEFINITIONS

The following are standard Greif definitions to be used in the C2C process:

•DSO = Days Sales Outstanding
•A/R = Third Party Accounts Receivable NR

•DSO (for KPI purposes) = 12 month rolling A/R (average of the last 12 months)

12 months (Net) sales divided by 365

•Month-end DSO (for best possible DSO purposes)= Current Month end A/R
(Net) Sales in the last three months divided by 90

•BPDSO = Current Month end current (i.e.not overdue) A/R

(Net) Sales in the last three months divided by 90

•Debtors aging report: Overdue balances should be split between
•Current
•0 - 30 days overdue
•30 - 60 days overdue
•60 - 90 days overdue
•over 90 days overdue
All overdue dates to be based on the due date of the invoice rather than the invoice date

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C2C Credit and Collection Policies and Procedures

APPENDIX 2 - SEGMENTATION LOGIC
This applies only to 3rd party turnover – Greif group companies are excluded.
ABC code

Basis: 12 months net turnover (including credit notes), preferably on all invoices issued during the period but can be on paid/matched transactions during the period if this data is more readily available.

Establish turnover by account then sort by descending turnover amount. Calculate the individual customer’s percentage of total turnover and the cumulative percentage of turnover on each line.

Up to 80% cumulative the accounts are category A;

From 80% to 95% of cumulative turnover the accounts are category B Over 95% of cumulative turnover the accounts are category C.
123 Payment Category

Basis: individual invoices paid or matched during a 12-month period (do not include credit notes as their due dates and matching dates would distort the ‘days difference’ calculation).

For each paid/matched invoice calculate the paid date minus the due payment date = days difference. A negative result indicates early payment.

Take a simple average of the ‘days difference’ for each customer account (Average days difference = ADD). No weighting by value is applied.

For ADDs less than or equal to 2 days the customer’s payment category is 1

For ADDs greater than 2 but less than or equal to 30 days the customer’s payment category is 2

For ADDs greater than 30 the customer’s payment category is 1 Segment Code
BPCS: Concatenate the ABC-code and 123-payment category for each account and store in the designated field(s).

Exact: store the two codes in separate user-defined fields.

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C2C Credit and Collection Policies and Procedures

APPENDIX 3 - DISPUTE CODES

Dispute Code	Dispute Reason
100	Goods Returned
211	Wrong quantity entered on order (under or over)
221	Customer ordered wrong quantity
261	Shipped wrong quantity
262	Shipped truckload vs exact quantity
223	Customer claims amount received < amount billed
273	Product lost in shipment
321	Customer disagrees with price
341	Correct price not in system
312	Product substituted but price not adjusted
324	Customer disagrees with charges (fuel, pallets, etc)
323	Customer unaware of new price increase
325	Customer disagrees with effective date
345	Correct price not updated in system
411	Incorrect VAT-regime applied
421	Missing export documents
412	Missing/Incorrect Customer Order Number
414	Missing/Incorrect Customer details (address, etc.)
413	Wrong product entered
433	Provided wrong product
415	Wrong freight charges entered
425	Customer disagrees with charges
417	Duplicate order entered
427	Customer placed duplicate order
407	Customer doesn’t want goods
521	Customer takes unallowed discounts
522	Customer pays to their own terms
552	Terms code not updated in our system
513	Awaiting credit
533	Informal agreement
523	Never received invoice
504	Proof of Delivery Needed
621	Damaged at customer
661	Damaged at shipping
671	Damaged in transit
681	Damaged in production
682	Mfg. Issue
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Responsibility Matrix
Version 2.0			Last update	26-Oct-04
Name of BU:
Functions described in C2C	Main responsibilities (re: C2C	Responsibility in BU	Supervisor/Manage	Remarks (Exceptions to
Policy	Policy for full detail)		r	standard C2C Policy –
Financial Limits
(if applicable – etc.))
2.1New Customer Credit Approval and Set-up

Sales/Customer Service	General follow-up of customer set up (New Customer Information to customer) and credit application
Credit Department	Assess creditworthiness/Assign credit limits
Credit Supervisor/Manager	Decision to start-up business/Approve credit limits
Customer Master File Administrator	Set-up CMF
2.2Customer Master File Maintenance

Credit	Terms of payment /Credit Limits / Block field/Bill-to fields/Parent- Subsidiaries
Sales Admin/Customer Master	Sales Reps /ABC- categorisation/Address/Contact Information
2.3Establishing Account Credit Limits

Credit Analyst	Assess creditworthiness/Assign credit limits	Financial Limit < XXX
Credit Supervisor/Manager	Approve credit limits	Financial Limit < XXX + YYY
SBU Controller/Customer to Cash Director	Approve high credit limits	Financial Limit < SBU Manager
2.4Payment Terms

SBU Controller/Customer to Cash Director	Approve exceptions to standard terms
Sales/Customer Service	Communication terms to customer
Credit/Customer Service	Follow-up on payment according to terms
2.5Credit Limit Monitoring and Control

Credit Supervisor/Manager	Manage Credit Limits/Credit Risk exposure
Sales/Customer Service	Request credit limit Increase
Credit Analyst	Review and assessment of creditworthiness
2.6Credit Sanctions

Credit Department	Execute sanctioning steps
Sales/Customer Service	Exclude customers from sanctioning steps
Credit Supervisor/Manager	Approves continuation of deactivated customers
Customer Master File Administrator	Update CMF
2.7Bankruptcies

Credit Analyst	Follow-up on bankruptcies
Customer to Cash Director	Review bankruptcies•
55

Responsibility Matrix
Version 2.0			Last update	26-Oct-04
Name of BU:
Functions described in C2C	Main responsibilities (re: C2C	Responsibility in BU	Supervisor/Manage	Remarks (Exceptions to
Policy	Policy for full detail)		r	standard C2C Policy –
Financial Limits
(if applicable – etc.))
2.8Credit Notes

Approval	Approves issuance of credit note
Follow-up	Overview delay in credit note issuance
3.1Account Segmentation

Credit Department	Define and execute collection strategies
3.2Collection Process

Collector	Collecting
Credit Supervisor/Manager	Adhere to collection policies and strategies (incl. dispute mgt)
Sales/Customer service	Adhere to collection policies and strategies (incl. dispute mgt)
Sales/Customer service	Support Collecting
3.3Consignment Billing

Sales	Establish contracts
Customer Master File Administrator	Set-up CMF
Customer	Notification on replenishment
3.4Consolidated Billing

Sales	Generate contracts
Sales/Customer Service	Record consolidated billing needs upon order entry
3.5Cash application

Cash application	Apply payments
Credit Department	Review unearned discounts
3.6Terms compliance and Unearned Discounts

Credit Department	Follow-up on non-compliance
Sales	Review non-compliance
3.7Dispute management

Identifier	Identifying, categorizing disputes
Resolver	Investigating
Escalator	Resolve as dispute escalate
Process owner	Monitor dispute management
Remarks: Please use this space to clarify any particular circumstance existing in your BU which is different from the European C2C policy – if possible attach local policies to this Matrix

Signature

BU Management	SBU Management

56

Betalingscondities: NETHERLANDS - IC

Company	Term	Omschr
9	2	30 dgn 8dgn 2%
4	00	CASH
4	01	WITHIN 30 DAYS
4	02	WITHIN 60 DAYS
4	03	WITHIN 90 DAYS
4	04	WITHIN 120 DAYS
4	05	WITHIN 180 DAYS
4	06	WITHIN 45 DAYS
4	07	WITHIN 270 DAYS
4	10	AGAINST DOCS.
4	11	AGAINST L/C
4	12	IMPORT DECL
4	13	PAYM.IN ADVANCE
4	20	FREE OF CHARGE
4	31	WITHIN 30 DAYS
4	66	WITHIN 66 DAYS
4	70	2% 10 30 NET
1	AG	Innerh. 45 Tage
1	A1	Binnen 45 dagen
1	A2	<45 Dagen m.f.
1	A3	45 dagen, E.M.
1	BD	<30 Dagen m.f.
1	B1	<30 dagen m.f.
1	B3	<8 dagen m.f
1	B4	<60 dagen m.f
1	DD	<10 Dagen m.f
1	D1	<10 DAGEN M.F
1	D2	<10 Dagen, 2%
1	D3	<10 Dagen, 3%
1	D4	<10 Dagen, 4%
1	D5	<14 Dagen, 2%
1	E1	30 dgn, <14 -3%
1	F1	14 DAGEN NETTO
1	F2	15 DAGEN, E.M.
1	F3	Binnen 120 dagen
1	G1	Binnen 90 dagen
1	G2	60 Dagen e.m.
1	H1	Netto contant
1	H2	30 Dagen, E.M.
1	H3	30 dgn, <14 -2%
1	I1	Binnen 60 dagen
1	J1	Binnen 180 dagen
57

Company	Term	Omschr
1	Z1	C.A.D.
1	Z2	Cost & Freight
1	Z3	Credit nota
1	Z4	Betaling vooraf
1	Z5	Confirmed/Irrev
1	Z6	FREE OF CHARGE

58

Betalingscondities: NETHERLANDS - CLOS

Company	Term	Omschr
4	00	CASH
4	01	WITHIN 30 DAYS
4	02	WITHIN 60 DAYS
4	03	WITHIN 90 DAYS
4	04	WITHIN 120 DAYS
4	05	WITHIN 180 DAYS
4	06	WITHIN 45 DAYS
4	07	WITHIN 270 DAYS
4	10	AGAINST DOCS.
4	11	AGAINST L/C
4	12	IMPORT DECL
4	13	PAYM.IN ADVANCE
9	2	30 dgn 8dgn 2%
4	20	FREE OF CHARGE
4	31	WITHIN 30 DAYS
4	66	WITHIN 66 DAYS
4	70	2% 10 30 NET
1	A1	Binnen 45 dagen
1	A2	<45 Dagen m.f.
1	A3	45 dagen, E.M.
1	AG	Innerh. 45 Tage
1	B1	<30 dagen m.f.
1	B3	<8 dagen m.f.
1	B4	<60 dagen m.f.
1	BD	<30 Dagen m.f.
1	D1	<10 DAGEN M.F
1	D2	<10 dagen, 2%
1	D3	<10 dagen, 3%
1	D4	<10 dagen, 4%
1	D5	<14 Dagen, 2%
1	DD	<10 Dagen M.F
1	E1	30 dgn, <14-3%
1	F1	14 DAGEN NETTO
1	F2	15 DAGEN, E.M.
1	F3	Binnen 120 dagen
1	G1	Binnen 90 dagen
1	G2	60 Dagen e.m.
1	H1	Netto contant
1	H2	30 Dagen, E.M.
1	H3	30 dgn, <14-2%
1	11	Binnen 60 dagen
1	J1	Binnen 180 dagen
59

Company	Term	Omschr
1	Z1	C.A.D.
1	Z2	Cost & Freight
1	Z3	Credit nota
1	Z4	Betaling vooraf
1	Z5	Confirmed/Irrev
1	Z6	FREE OF CHARGE
60

SCHEDULE 5 TIMELINE

Relevant Date	Timing	Deliverable
Cut-off Date	C (i.e., the last calendar day of each calendar month)
Reporting Date	S – 3 Business Days. Any Reporting Date falling on a day which is not a Business Day will be postponed to the next day that is a Business Day)
The Master Servicer will provide the Facility Agent and Funding Administrator with the relevant Servicer Report and Receivables Report in respect of the preceding Data Period.

The Facility Agent and Funding Administrator will receive the information from the Master Servicer which will be used to advise the Main SPV of the cash component of the Advance.

Settlement Date or "S"
24th calendar date of each calendar month. Any Settlement Date falling on a day which is not a Business Day will be postponed to the next day that is a Business Day)

Settlement Dates can happen more frequently after Special Report Dates.

61

SCHEDULE 6
FORM OF NOTIFICATION LETTER

BY REGISTERED MAIL WITH EVIDENCE OF RECEIPT

Dear Sirs

Pursuant to the terms of a receivables purchase agreement between ourselves and Greif Services Belgium BVBA dated [•] (as amended and/or restated from time to time) we have sold and assigned any and all existing and future receivables, including any related rights, we may have against you from time to time.

Subsequently, pursuant to the terms of another receivables purchase agreement between Greif Services Belgium BVBA and Cooperage Receivables Finance B.V. dated [•] (as amended and/or restated from time to time), Greif Services Belgium BVBA has sold and assigned the same existing and future receivables to Cooperage Receivables Finance B.V.

We hereby inform you of the abovementioned sales and assignments. As a consequence of such sales and assignments Cooperage Receivables Finance B.V. is permitted to accept payments arising out of any agreements between ourselves. Until you receive further notice by or on behalf of Cooperage Receivables Finance B.V., you may continue to pay all amounts due into collection account [•].

At this moment, these sales and assignments have no impact on you, we will continue to act as servicer and as main point of contact for you.

If you have any questions about the abovementioned sales and assignments, please contact [•].

Yours sincerely

[insert name originator]

62

SCHEDULE 6

AMENDED AND RESTATED SPANISH ORIGINATOR RECEIVABLES PURCHASE AGREEMENT

AGREED FORM

AMENDED AND RESTATED ORIGINATOR RECEIVABLES PURCHASE AGREEMENT

ORIGINALLY DATED 27 APRIL 2012, AS AMENDED AND RESTATED ON 21 JUNE 2019 AND 27 FEBRUARY 2020 AND AS FURTHER AMENDED AND RESTATED ON 17 APRIL 2020

BETWEEN

GREIF PACKAGING SPAIN S.L.
as Seller

AND

GREIF SERVICES BELGIUM BVBA
as Buyer and as Master Servicer

AND

COÖPERATIEVE RABOBANK U.A.
as Facility Agent and Funding Administrator

THIS ORIGINATOR RECEIVABLES PURCHASE AGREEMENT is originally made on 27 April 2012 as amended and restated on 21 June 2019 and as amended on 27 February 2020 and as further amended and restated on 17 April 2020
BETWEEN:

(1)GREIF PACKAGING SPAIN S.L., a company incorporated under Spanish law, whose registered office is at Marie Curie 2-4, Martorell, Barcelona, Spain (the Seller);

(2)GREIF SERVICES BELGIUM BVBA (formerly named Greif Coordination Center BVBA), a company incorporated under Belgian law, registered with the register of legal entities (RPM/RPR) under the number 0438.202.052, Commercial Court of Antwerp, Belgium, whose registered office is at Beukenlei 24, 2960 Brecht, Belgium (in its capacity as buyer under this Agreement, the Buyer, and in its capacity as master servicer under the Servicing Agreement, the Master Servicer); and

(3)COÖPERATIEVE RABOBANK U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands and its registered office at Croeselaan 18, 3521 CB Utrecht, The Netherlands in its capacities as facility agent and funding administrator (respectively) to the Lender (the Facility Agent and Funding Administrator).

WHEREAS:

(A)This Agreement was executed originally on 27 April 2012 between Greif Packaging Spain S.A. ((now Greif Packaging Spain S.L.) as seller and Greif Coordination Center BVBA (now Greif Services Belgium BVBA) as buyer and master servicer and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch (now Coöperatieve Rabobank U.A. as facility agent and funding administrator.

(B)This Agreement is being amended and restated in order to confirm the amendment of the frequency of the notarisation of the duly executed Confirmation and corresponding Transfer Schedule.

(C)The Seller wishes to sell and transfer to the Buyer, and the Buyer wishes to purchase and acquire from the Seller, from time to time certain trade receivables originated by the Seller in the course of its business, payable on such term and arising from the sale and delivery of goods and/or provision of services by the Seller to its domestic and foreign business customers, including all amounts due and to become due thereunder, and all security for the payment of such amounts.

(D)The Seller acknowledges and agrees that:

(a)the Buyer will on-sell the receivables it acquires from the Seller under this Agreement to the Main SPV; and

(b)the Main SPV may further create a security right over the receivables it acquires from the Buyer in favour of the Facility Agent (for the benefit of the Lender),
1

each in connection with the Greif Group's trade receivables securitisation programme (the Programme) in accordance with the Transaction Documents.

(E)The Main SPV has appointed Greif Services Belgium BVBA to be the Master Servicer of the Receivables that will be sold to it by the Buyer under the Programme pursuant to the Servicing Agreement.

(F)The Facility Agent and the Funding Administrator, in their capacities as facility agent and funding administrator (respectively) to the Lender under the Transaction Documents, are party to this Agreement to acknowledge and obtain the benefit of certain undertakings in favour of them.

1.DEFINITIONS AND INTERPRETATION

1.1In this Agreement, unless the context requires otherwise, capitalised terms not otherwise defined have the meanings given to them in the Master Definitions Agreement (defined below) and:

Confirmation means, in relation to each Reporting Date, a confirmation substantially in the form of Schedule 3, confirming the transfer to the Buyer of all rights and title of the Seller in and to the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period.

Credit and Collection Policy means the credit and collection policy of the Seller as set out in Schedule 4 as the same may be amended or supplemented from time to time.

Financing Cost means all financing cost incurred by the Main SPV during a Data Period, including any Yield and fees payable to the Lender, any fees, interest or other costs payable under or in connection with the Subordinated Loan.

Insolvency Regulation means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings.

Master Definitions Agreement means the master definitions agreement dated on or about the date of this Agreement made between among others, the Seller, the Master Servicer, the Facility Agent, the Funding Administrator and the Lender.

Originator's Settlement Report has the meaning ascribed to that term in Clause 10.1.

Notary Public means a notary public or other official with the authority to sign public documents within the meaning of article 1 of the Convention Abolishing the Requirement of Legalisation for Foreign Public Documents in the territory of a State that has ratified such convention.

Parties means the Seller and the Buyer and Party means either of them as the context may require.

Purchase Price has the meaning ascribed to such term in Clause 5.1.

2

Purchased Receivables Portfolio means in relation to a Reporting Date, the portfolio of outstanding Purchased Receivables.

Scheduled Receivables has the meaning ascribed to that term in Clause 4.1.

Seller's Account means the bank account to be designated by the Seller.

Stop Purchase Date means earlier of: (a) the date of occurrence of an Originator Termination Event with respect to the Seller and (b) the date on which the Revolving Period ends.

Transfer Schedule has the meaning ascribed to such term in Clause 4.1.

1.2Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Definitions Agreement set out in Clause 1.1 of the Master Definitions Agreement.

1.3Terms in this Agreement, except where otherwise stated or where the context otherwise requires, shall be construed in the same way as set forth in Clause 1.2 of the Master Definitions Agreement.

1.4The Common Terms apply to this Agreement and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.5If there is any conflict between the provisions of the Master Definitions Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.6For the purpose of Clause 2 of the Master Definitions Agreement, the Seller is designated as an Obligor and the Buyer, the Facility Agent and the Funding Administrator (as applicable) each as an Obligee.

2.AGREEMENT TO SELL AND PURCHASE RECEIVABLES

2.1Subject to the terms of this Agreement, the Seller hereby agrees to sell to the Buyer, effective on (a) the Closing Date and (b) thereafter on each Purchase Date during the Revolving Period, all Receivables that the Seller owns or will own on each such date, together with the benefit of all related security and all other ancillary rights, including for the avoidance of doubt, any Related Rights, in each case until but excluding the Stop Purchase Date. Subject to the provisions of this Agreement, the Buyer hereby accepts such sale.

2.2The Parties confirm that each sale of Receivables under this Agreement is unconditional. The Seller waives any right it may have to demand rescission of the sale of Purchased Receivables hereunder.

2.3For the avoidance of doubt, the Parties confirm that it is their intention to achieve an effective outright transfer of legal title to the Purchased Receivables, and not a security arrangement as security for any of the Seller's obligations (as an assignment by way of
3

security or otherwise). The Buyer shall be free to further dispose of, and be entitled to the Collections made on, the Purchased Receivables, and shall bear the credit and/or insolvency risk of the Debtors. In connection with any such further disposal, the Buyer may disclose such information, other than personal data (as defined in accordance with all applicable data protection laws), about the Seller and the Purchased Receivables as the Buyer considers appropriate.

2.4For clarification purposes only, the deliverables to be provided by the Parties (and the timing for the delivery of such deliverables) required to give effect to the sale and purchase of Receivables under this Agreement, are further described in the timeline set out in Schedule 5. To the extent that the timeline conflicts with or contradicts any provision of a Transaction Document, such Transaction Documents shall prevail.

3.TRANSFER OF LEGAL TITLE TO THE RECEIVABLES

3.1The Seller will transfer all its rights, title and interest in the Receivables that the Seller owns on that Purchase Date in accordance with Clause 3.2, Clause 3.3 and, where relevant, Clause 3.4.

3.2For the purpose of reaching a certainty of the date and obtaining the benefits of Article 1526 of the Spanish Civil Code and for the purposes of article 323 of the Spanish Civil Procedural Law 1/2000 of 7 January the Seller and the Buyer agree to appear before a Notary Public and to raise to the status of a notarised document each duly executed Confirmation and corresponding Transfer Schedule, provided that any such notarisation will take place before and by a Notary Public as soon as possible following the request of the Funding Administrator (in its sole discretion) but in any event not later than ten (10) business days from the date of such request.

3.3Subject to the terms of the Transaction Documents, the Buyer is hereby authorised to and undertakes to proceed with any filings, notifications and/or other formalities which are necessary or which the Buyer deems useful for rendering the transfer of any Purchased Receivable fully effective vis-à-vis the Debtor thereof or any other third parties, at the expense of the Seller.

3.4Should it not be possible to effect a valid and effective assignment by the Seller to the Buyer of the Purchased Receivables purchased pursuant to this Agreement, the Seller and the Buyer agree that they shall:

(a)perform per Key Account Debtor the transfer requirements required by the laws set out under the heading "Combined Transfer Requirements" as set out in Schedule 5 to the Master Definitions Agreement (Overview of law applicable to contracts), and

(b)do all such other acts and things as may be required to assign validly and effectively the relevant Purchased Receivables to the Buyer, in accordance with the law applicable to the relevant Purchased Receivables and any other applicable law set out in Schedule 5 to the Master Definitions Agreement.

4.IDENTIFICATION OF RECEIVABLES

4

4.1Without limiting Clause 4.2, the Seller shall deliver on each Reporting Date (and after the occurrence of a Stop Purchase Date on such dates as requested by the Facility Agent) to the Buyer and Master Servicer:

(a)a schedule, in such form and detail as the Buyer may specify as agreed with the Funding Administrator (the Transfer Schedule), setting out the relevant details identifying the Receivables sold and transferred by the Seller to the
Buyer pursuant to this Agreement during the preceding Data Period (the
Scheduled Receivables); and

(b)a duly executed Confirmation.

4.2The Transfer Schedule will be delivered in computer readable format and contain all data that the Buyer, Master Servicer or Funding Administrator may reasonably request and in particular:

(a)the full legal name, address and contact number of the Debtors of the Scheduled Receivables (and address for invoices, if different), the date and number of the invoice, the outstanding nominal amount (and Approved Currency in which denominated), the invoice payment date, the VAT number as mentioned on the invoice or any other reference used by the Seller that permits the identification of those Debtors;

(b)the aggregate nominal amount of the Scheduled Receivables in the relevant Approved Currency on the relevant Purchase Date; and

(c)any other information that the Buyer, Master Servicer or Funding Administrator may need or reasonably request in connection with the performance of its obligations under the Transaction Documents.

5.PURCHASE PRICE

5.1The Buyer shall pay the Purchase Price (as defined below) for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period on each Investment Date by:

(a)crediting the amount due to the Seller's Account; and

(b)to the extent permitted under applicable law, if the Buyer is also scheduled to receive payment from the Seller (other than Collections) on the relevant Investment Date in the same currency, the Buyer may set off such payments subject to the prior consent of the Seller.

5.2The purchase price for the Scheduled Receivables sold and transferred to the Buyer during the preceding Data Period shall be the aggregate nominal value of such Scheduled Receivables in the relevant Approved Currency less the sum of (i) the Financing Cost attributable to the Seller as determined by Master Servicer and (ii) the Servicing Fee attributable to the Seller as determined by the Master Servicer. The Master Servicer shall make such determination having regard to the aggregate nominal value of all Scheduled
5

Receivables sold by the Seller during that Data Period relative to the aggregate nominal value of Receivables sold by all Originators (other than the Italian Originator) during the same Data Period (the Purchase Price).

6.REPRESENTATIONS AND WARRANTIES - COVENANTS - INDEMNIFICATION

6.1The Seller makes the representation and warranties set out in Schedule 1 to the Buyer, Facility Agent and Funding Administrator in accordance with Clause 6.4.

6.2The Seller undertakes to the Buyer, Facility Agent and Funding Administrator to comply with its obligations as set out in Schedule 2 at all times during the term of this Agreement in all material respects, except for the obligations set out in paragraphs (g), (h), (j), (q), (r), (s), (t), (u), (v) and (z) in Schedule 2, which shall be complied with in all respects on each date during the term of this Agreement..

6.3The Buyer contemplates reselling the Purchased Receivables to a third party in the context of the Programme. The Seller acknowledges and agrees that the Buyer shall from time to time provide the Seller with a copy of the representations, warranties and any other relevant requirements of the Programme and request the Seller to make corresponding representations and warranties, to undertake corresponding covenants or to meet corresponding requirements in relation to such onsold Purchased Receivables for the purposes of the Programme. In addition, the Buyer may also request that the Seller make additional representations and warranties, undertake additional covenants or comply with additional requirements in relation to such onsold Purchased Receivables. The Seller undertakes to immediately comply with these requests and undertakes to offer its full co-operation in this respect.

6.4The agreement of the Buyer to purchase and make payment for the Purchased Receivables is entered into on the basis of all undertakings and agreements of the Seller contained in this Agreement and of the aforesaid representations and warranties being true and accurate in all material respects on each Purchase Date, each Settlement Date and each Reporting Date except for the representations or warranties set out in paragraphs (e), (j), (l), (m) and (t) of Schedule 1 which shall be true and correct in all respects on each date.

6.5Without prejudice to the other rights and/or remedies of the Buyer, the Seller undertakes that it will hold the Buyer, the Facility Agent and Funding Administrator fully and effectively indemnified from and against, and will compensate the Buyer, the Facility Agent and Funding Administrator for any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which it may incur or which may be made against it as a result of or arising out of, or in relation to, any misrepresentation or alleged misrepresentation by the Seller in, or any breach or alleged breach of, any of the aforesaid representations, warranties, undertakings or agreements and such indemnity shall include all costs, charges and expenses which the Buyer, the Facility Agent and Funding Administrator may pay or incur in disputing or defending any claim, demand or action or other proceedings.

7.DEEMED COLLECTIONS
6

7.1If and to the extent the Buyer or a subsequent owner of the Receivables shall be required for any reason to pay over to a Debtor, any Transaction Party or any other Person (other than in accordance with the Transaction Documents) any amount received by itself or on its behalf under this Agreement, or any subsequent Receivables Purchase Agreement or the Servicing Agreement, such amount shall be deemed not to have been so received but rather to have been retained by the Seller, and, accordingly, the Buyer or a subsequent owner (as the case may be) shall have a claim against the Seller (without duplication) for such amount in the relevant Approved Currency as a Deemed Collection, payable when and to the extent that any distribution to such Debtor, or any Transaction Party or any other Person (as the case may be) is made in respect thereof. The Seller shall pay or cause to be paid an amount in the relevant Approved Currency equal to such Deemed Collection to the relevant Collection Account within two (2) Business Days.

7.2If at any time after the purchase of a Purchased Receivable hereunder, any Dilution occurs in respect of such Purchased Receivable and has been identified in accordance with the Cleared Invoice Allocation, the Seller shall pay or cause to be paid an amount in the relevant Approved Currency equal to such Dilution as a Deemed Collection into the relevant Collection Account within two (2) Business Days.

7.3If any representation or warranty is untrue or incorrect with respect to any Receivable sold under this Agreement, the Seller shall pay or cause to be paid an amount equal to the Purchase Price paid for such Receivable as a Deemed Collection to the relevant Collection Account within two (2) Business Days. Following such payment, the relevant Receivable shall cease to be part of the Portfolio.

7.4If any Deemed Collection (other than referred to in Clauses 7.1, 7.2 or 7.3) is received, or deemed to be received, by the Seller, the Seller shall pay or cause to be paid an amount equal to such Deemed Collection to the relevant Collection Account within two (2) Business Days.

7.5Any amounts paid or caused to be paid by the Seller into the relevant Collection Account in accordance with Clauses 7.1, 7.2 and 7.3 above shall for the purposes of the Transaction Documents be treated as Collections.

7.6Subject to Clause 14.2, in the event of the occurrence of an Originator Termination Event in respect of the Seller, an amount equal to the Unpaid Balance of all Receivables sold by the Seller and at such time owned by the Main SPV shall for the purposes of the Transaction Documents be treated as Collections deemed to be received by the Seller. The Seller shall remit such Deemed Collections to Main SPV within two (2) Business Days.

8.DEBTOR NOTIFICATION AND REDIRECTION OF COLLECTIONS

8.1The Buyer has the right at any time to give notice of transfer to a Debtor of a Purchased Receivable.

8.2Other than any notification in accordance with Clauses 3 above and 8.3 below, the Seller will not give notice of transfer to a Debtor of a Purchased Receivable, except in accordance with the instructions of the Buyer, or following the occurrence of a Debtor Notification Event, the instructions of the Facility Agent.
7

8.3Notwithstanding the foregoing, the Buyer may do whatever is necessary to ensure that the transfer of Purchased Receivables together with any related security and other ancillary rights is duly perfected, and enforceable against the Debtor and third parties. The Seller agrees that from time to time it will promptly execute and deliver all instruments and documents and take all further action that the Buyer or the Funding Administrator or the Facility Agent (after the occurrence of a Termination Event) may reasonably request in order to perfect the transfer of legal title to the Purchased Receivables, together with the benefit of any related security and all other related ancillary rights, to protect the Buyer's and/or the Main SPV's and/or the Funding Administrator's interest in the Purchased Receivables and to enable the Buyer and/or the Main SPV and/or the Funding Administrator to exercise or enforce its rights under this Agreement and/or under the Purchased Receivables.

8.4The Seller will ensure that on each Business Day, prior to the occurrence of any of a Potential Termination Event, Termination Event, Potential Originator Termination Event or Originator Termination Event, the Collections standing to the balance of the Seller's Collection Account on such day will be transferred to the Master Collection Account. After the occurrence of a Potential Termination Event, Termination Event, Potential Originator Termination Event or Originator Termination Event, the Seller shall ensure that all Collections shall be transferred to the account or accounts designated by the Facility Agent for such purpose.

8.5After the occurrence of a Rating Downgrade Event, the Seller is required to either transfer ownership of each of the Seller Collection Accounts to Main SPV or assist Main SPV to establish new blocked accounts in the name of Main SPV over which security will be created for the benefit of the Facility Agent and ensure that all Debtors are notified and all Collections are paid into such new account(s).

9.APPOINTMENT OF SELLER AS SUB-CONTRACTOR

9.1The Master Servicer pursuant to the Servicing Agreement, hereby appoints the Seller as sub-contractor for the services referred to in Clause 3 of the Servicing Agreement.

9.2The Seller hereby accepts its appointment as sub-contractor under Clause 9.1. The Seller shall carry out such services with due care and diligence in accordance with the Servicing Agreement and shall be liable for any breaches or other failures in connection with the performance of such services to the same extent as the Master Servicer under the Servicing Agreement.

9.3The Seller is entitled to an arm's length remuneration for its services as sub-contractor, as separately agreed between the Seller and the Master Servicer.

10.REPORTING OBLIGATIONS OF THE SELLER AS SUB-CONTRACTOR

10.1The Seller shall, subject to Clause 10.2, provide the Master Servicer by no later than ten (10) Business Days prior to the Settlement Date with a report in respect of the Purchased Receivables Portfolio (the Originator's Settlement Report).

8

10.2If (a) a Rating Downgrade Event occurs, within 30 days of the occurrence of the Rating Downgrade Event or (b) a Stop Purchase Date occurs, the Seller shall provide the Master Servicer with an Originator's Settlement Report at more regular intervals as specified in the Servicing Agreement.

10.3At the occurrence of a Termination Event, the Master Servicer may, at the instruction of the Facility Agent, require the Seller to provide the Master Servicer with an Originator's Settlement Report on such dates as indicated by the Master Servicer, acting on the reasonable instruction of the Facility Agent.

10.4Each Originator's Settlement Report will be delivered in computer readable format and contains the following data in respect of the Purchased Receivables Portfolio:

(a)total Collections received in respect of the outstanding Purchased Receivables during the preceding Data Period;

(b)total amount of Receivables sold by the Seller to the Buyer during the preceding Data Period;

(c)the total amount of Eligible Receivables in the Purchased Receivables Portfolio during the preceding Data Period;

(d)any credit notes granted in respect of any outstanding Purchased Receivables during the preceding Data Period;

(e)information relating to the outstanding balances of Purchased Receivables as at the date of the Originator's Settlement Report;

(f)information relating to any outstanding Purchased Receivables that are deemed to be Delinquent Receivables during the preceding Data Period; and

(g)information relating to any outstanding Purchased Receivables that are deemed to be Defaulted Receivables during the preceding Data Period.

10.5On the date falling six months after the date of this Agreement and on each date falling six months thereafter, the Seller, in its capacity as sub-contractor under the Servicing Agreement, shall provide the Buyer and the Master Servicer with details relating to any outstanding Purchased Receivables that have been written-off during the preceding six months period.

11.COSTS AND EXPENSES

11.1The Seller agrees to pay and indemnify, defend and hold harmless the Buyer against and from any tax or governmental fee or charge (other than any tax based on income) (i) which may be imposed upon any sale of the Receivables to the Buyer, or (ii) which may be imposed upon the Buyer with respect to any Receivable (or any related supplies) provided, however, that the Seller shall have the right, at its expense, to conduct or participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge.
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11.2The Seller agrees to pay the Buyer any fees, charges or costs charged by the Buyer in relation to the Programme as agreed from time to time and as approved by the Funding Administrator (such approval not to be unreasonably withheld).

12.POWER OF ATTORNEY

The Seller hereby appoints the Buyer to be its lawful attorney:

(a)to execute or sign a Confirmation relating to the transfer of the relevant Receivables; and

(b)to complete, deal with, negotiate or endorse negotiable instruments and other remittance received by the Seller.

13.MISCELLANEOUS PROVISIONS

13.1As between the Seller and the Buyer, a copy of the Buyer's ledger sheets whether maintained manually or by machine or by computer and certified by the company secretary or an authorised officer of the Buyer to be a true and accurate copy shall be final and conclusive evidence, absent manifest error, as to the sums collected and received by the Buyer in respect of Purchased Receivables or of the fee charges and other sums payable by the Seller to the Buyer up to the date of such certificate save only to the extent that the Seller shall prove specific errors or omissions appearing on the face of the ledger sheets.

13.2The Parties will not be entitled to assign, transfer or in any other manner dispose of all or any of its rights and obligations under this Agreement.

14.DURATION

14.1This Agreement shall commence on the date specified at the start of this Agreement and shall continue until it is terminated by either Party by giving the other one (1) calendar month's notice upon the earlier of (a) the occurrence of the Final Discharge Date, and (b) the date on which the obligations arising in respect of the occurrence of an Originator Termination Event with respect to the Seller as set out in Clauses 7.6 and 14.2 below or elsewhere in this Agreement have been irrevocably satisfied in full.

14.2In the event of an occurrence of a Stop Purchase Date in respect of the Seller, Clauses 2 and 3 will cease to be in effect (without retroactive effect).

15.NOTARISATION

The Seller and the Buyer agree to have this Agreement notarised by a Notary Public and properly apostilled as soon as possible following the request of the Funding Administrator (in its sole discretion) but in any event not later than ten (10) Business Days from the date of such request.

16.GOVERNING LAW AND JURISDICTION

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16.1This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of The Netherlands.

16.2The courts of The Netherlands will have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including any non-contractual obligations which may arise out of or in connection therewith) and that accordingly, any legal action or proceedings arising out of or in connection with this Agreement may be brought in such courts.

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SCHEDULE 1 REPRESENTATIONS AND WARRANTIES
(a)The Seller is a corporation validly organised and existing under the laws of the jurisdiction of its incorporation and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions of this Agreement.

(b)The Seller has obtained all necessary official authorisations and licences and complies with the laws and regulations applicable to carry on its business as well as to sell the Receivables to the Buyer under the terms of this Agreement, except to the extent that non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(c)The Seller has validly executed this Agreement and the execution, delivery and performance by the Seller of this Agreement and each transfer of Receivables have been duly authorised by all necessary corporate actions and do not and will not conflict with, nor result in any violation, or constitute any default under any provision of the by-laws (estatutos) of the Seller or any agreement or undertaking binding upon or applicable to the Seller or its property, or any law or governmental regulation or court decision applicable to the Seller or its property or result in the creation or imposition or of any Adverse Claim on its assets.

(d)For the purposes of the Insolvency Regulation, its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

(e)The Transaction Documents to which the Seller is party constitute legal, valid, binding and enforceable obligations of the Seller in accordance with their terms subject to any bankruptcy or insolvency law or other similar law affecting creditors' rights.

(f)Any factual information (taken as a whole) provided to the Buyer under this Agreement, including any factual information relating to the Purchased Receivables and any information relating to the Collection Account is true, accurate and complete.

(g)No tax (including VAT) is payable and no deduction or withholding applies in connection with the collection on the outstanding Purchased Receivable or payments made under the Transaction Documents provided that the Buyer proves its tax residence status in a Member State of the European Union (other than Spain) through a valid tax residence certificate issued by the competent tax authorities, and it does not act, for the purposes of this Agreement, through a tax haven territory (as defined in the Spanish Royal Decree 1080/1991 of 5th July) nor through a permanent establishment in Spain.

(h)No legal proceedings exist against the Seller which would have a Material Adverse Effect on the ability of the Seller to comply with its obligations under this Agreement or any of the transactions contemplated therein.

(i)Each Receivable sold by the Seller that is treated as an Eligible Receivable for the purposes of (i) the Originator's Settlement Report or (ii) the determination of the Adjusted Net Receivables Balance, is in fact an Eligible Receivable.

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(j)No Excluded Receivables are included in the Purchased Receivables Portfolio.

(k)No other amounts than Collections on the Purchased Receivables are deposited into the Collection Account. All collections on Purchased Receivables are paid into the Collection Account.

(l)The Seller has complied with its Credit and Collection Policy.

(m)Any claims that the Buyer may have under this Agreement rank at least pari passu with the claims of all the Seller's other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred or subordinated by law.

(n)There has been no substantial change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement without the prior consent of the Facility Agent and Funding Administrator.

(o)The Seller has not knowingly withheld any information that could reasonably be deemed to be relevant to the Buyer.

(p)The Seller is an indirect wholly-owned subsidiary of the Performance Indemnity Provider.

(q)Subject to any applicable grace period, the Seller is not in breach of any of the Transaction Documents to which it is party.

(r)The Seller has kept proper documents, books, records and other information necessary or useful for the recovery of the Purchased Receivables and Collections in respect thereof and they are complete and accurate in all material respects.

(s)Subject to any applicable grace period, no Termination Event or Potential Termination Event or Originator Termination Event has occurred.

(t)There is no Insolvency Proceeding instituted against the Seller.

(u)The Seller:

(i)does not fall into any of the categories set out in articles 317 et seq. and 362 and 363 et seq. of the Spanish Capital Companies Law (Real Decreto Legislativo 1/2010 por el que se aprueba el Texto Refundido de la Ley de Sociedades de Capital), which would require it to be dissolved or to reduce its share capital;

(ii)has not passed any resolution of winding-up or liquidation (disolución o liquidación), transformation (transformación), merger (fusión), demerger (escisión), global assignment of the assets and liabilities (cesión global del activo y del pasivo), international transfer of registered seat (traslado del domicilio social), reduction of share capital that would make its share capital lower than the minimum share capital required by law or any other structural change (modificación estructural);

(iii)has its effective administrative and managing centre (centro de efectiva administración y dirección) in Spain;
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(iv)does not qualify as a related entity (persona especialmente relacionada) to Greif CC for the purposes of Articles 89 et seq. of Law 22/2003, of 9 July, Insolvency Law, as amended from time to time (Ley 22/2003 de 9 de julio, Concursal) (the Insolvency Law); and

(v)(i) is not unable to pay its debts within the meaning of Article 2 et seq. of the Insolvency Law; (ii) would not be, as a consequence of entering into this Agreement or performing its obligations thereunder, unable to pay its debts within the meaning of such Article; (iii) no petition has been presented or order made by a court for insolvency (concurso), winding-up, dissolution or administration in relation to it (iv) has not made a petition to any court pursuant to Article 5 bis of the Insolvency Law; and (v) no receiver or administrative receiver has been appointed in relation to any of its assets or premises;

(v)The Buyer acquires legal ownership of each Purchased Receivable sold on each Purchase Date and Related Security with respect thereto, and to the best of its knowledge and belief, free and clear of any Adverse Claim (other than in favor of the Buyer and the Facility Agent and Funding Administrator). The transfer of each Purchased Receivable will become enforceable vis-a-vis third parties upon compliance with the notarisation and apostilling procedure set out in Clause 3.

(w)The Seller has accounted for each sale of each Purchased Receivable by it hereunder in its books and financial statements as sales.

(x)Since the Closing Date there have been no material changes in its Credit and Collection Policy other than in accordance with the Transaction Documents.

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SCHEDULE 2

UNDERTAKINGS

The Seller undertakes:

(a)it will furnish to the Buyer, the Facility Agent and Funding Administrator upon a reasonable request any general corporate and general financial information in respect of the Seller;

(b)to allow the Buyer, the Facility Agent and Funding Administrator and/or their agents at all times during normal business hours (subject to 10 Business Days' notice prior to the occurrence of a Stop Purchase Date), to review processes and procedures and systems to capture and report relevant information to be provided under the Transaction Documents in respect of Debtors, Purchased Receivables and Collections, to examine, inspect and make copies from the Seller's books and records and to allow the Buyer to arrange for verification of debts with the relevant Debtors through the Seller within a reasonable time period (if the Seller does not contact the Debtor within such reasonable timeframe, the Buyer, Facility Agent or Funding Administrator and/or their agents is allowed to do so directly) and to supply to the Buyer, the Facility Agent and Funding Administrator upon request additional statements of any purchase order together with all notes and papers evidencing the same and any guarantees, securities or other documents or information relating thereto;

(c)it will notify each of the Facility Agent and Funding Administrator of: (i) the occurrence of a Termination Event or Originator Termination Event; (ii) all litigation, legal action and proceedings against the Seller that could affect the Seller's ability to comply with its obligations under this Agreement and furnish to the Buyer as soon as possible with information relating to such litigation, legal action or proceedings; (iii) any changes in its Credit and Collection Policy with a view to obtaining the Facility Agent's and Funding Administrator's consent prior to implementation (such consent shall not be unreasonably withheld); (iv) any change to the general nature of the Seller's business than that as conducted by the Seller as at the date of this Agreement with the view of obtaining the Facility Agent's and Funding Administrator's consent prior to implementation (such consent shall not be unreasonably withheld); or (iv) any event that has a Material Adverse Effect on the ability of the Seller to perform its obligations under the Transaction Documents to which it is party;

(d)it will comply with the terms of its Credit and Collection Policy and, in accordance with the Servicing Agreement, seek the consent of the Funding Administrator and Facility Agent in relation to any change or amendment to the same if such change or amendment would impact the collectability of the Purchased Receivables;

(e)to keep proper Records (maintained separately from its other books and records) (i) necessary or useful for the control and the recovery of the Purchased Receivables and Collections or (ii) otherwise required for the purposes of providing information in respect of Purchased Receivables, Collections and Debtors under the terms of the Transaction Documents;

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(f)to make available to the Buyer on request and free of charge all documents needed for the recovery of unpaid Purchased Receivables or all documents from Debtors certifying the existence and the amount of the Purchased Receivables and all evidence required by the Buyer in any proceedings and the Seller will procure the attendance at any hearing of such witnesses as the Buyer may require;

(g)to do all things necessary to remain duly organised and validly existing under the laws of the jurisdiction of its incorporation and to maintain all requisite authority and licenses to conduct its business in the jurisdiction of its incorporation;

(h)to maintain its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) in its jurisdiction of incorporation;

(i)it will ensure at all times that any unsecured and unsubordinated claims of the Buyer against it under this Agreement rank at least pari passu with all present and future claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred or subordinated by laws of general application;

(j)it will comply in all respects with all laws and regulations to which it may be subject, if failure to comply has or is reasonably likely to have a Material Adverse Effect;

(k)it will comply with and perform its obligations under the Transaction Documents to which it is party;

(l)to ensure that it will use its best commercial efforts to comply with the terms and conditions of any purchase order or receivables contract between itself and a Debtor of a Purchased Receivable as if an interest in such Purchased Receivable had not been sold and assigned hereunder;

(m)to require each Debtor to make payments in relation to the Purchased Receivables exclusively to the Collection Account and to ensure that no transfers are made from or to the Collection Account except for (i) crediting of Collections in respect of the Purchased Receivables, (ii) crediting transfers pursuant to paragraph (n) below, and
(iii) debits made in respect of the daily sweep of the balance of the Collection Account to the Master Collection Account;

(n)without prejudice to the undertaking under paragraph (m) above, if a Debtor makes a payment in relation to the Purchased Receivables to an account of the Seller (other than the Collection Account), the Seller will transfer such payment to the Collection Account within 2 Business Days of such payment being made;

(o)to notify each of the Buyer, the Facility Agent and Funding Administrator of a change of its accountants or, to the extent relevant to the Programme, any changes in its accounting policies;

(p)to take any further action reasonably requested by the Buyer to ensure that the sale and transfer of Purchased Receivables contemplated under this Agreement are treated as a true sale from an accounting perspective to the extent legally possible;

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(q)not to sell, assign, charge or otherwise dispose of any Purchased Receivables;

(r)not to grant security over any of the Purchased Receivables to any third party;

(s)not to create or allow to subsist any security interest or encumbrance on or over the Collection Account except as required under the Transaction Documents;

(t)it will not without the prior consent of the Buyer, extend, amend or otherwise modify the terms of any Purchased Receivable unless such extension, amendment or modification is: (i) permitted under the Servicing Agreement; (ii) in the ordinary course of the Seller's business; or (iii) consistent with the Credit and Collection Policy;

(u)it will not without the prior consent of the Facility Agent and Funding Administrator amend or modify any payment instructions to the Debtors of the Purchased Receivables or the Collection Account unless the Seller executes and delivers a replacement account pledge or other equivalent security arrangement in favour of the Facility Agent and Funding Administrator to the satisfaction of the Facility Agent and Funding Administrator;

(v)it will not amend, supplement or terminate a Transaction Document to which it is party except in accordance with the Common Terms;

(w)it will promptly deliver any information, documents, Records or reports with respect to Purchased Receivables and Collections that the Master Servicer or Backup Servicer shall reasonably require to complete all reports to be provided by it, other than personal data (as defined in accordance with all applicable data protection laws);

(x)it will furnish to the Buyer, Master Servicer and Funding Administrator all such assistance (including powers of attorney and other authorizations) as the Buyer, Master Servicer or the Funding Administrator may from time to time reasonably request with respect to the servicing, administration, collection and enforcement of the Purchased Receivables and the related Collections;

(y)all Records and documents relating to the Receivables sold under this Receivables Purchase Agreement are kept in the office of the Seller or its agents and such Records show clearly all transactions, payments, receipts and proceedings relating to that Purchased Receivable and are complete and accurate; and

(z)it will promptly inform the Master Servicer, the Facility Agent and the Funding Administrator in case any information in relation to a Key Account Debtor as set out in Schedule 5 to the Master Definitions Agreement is incorrect and will provide each of the Master Servicer, the Facility Agent and the Funding Administrator with an updated Schedule.

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SCHEDULE 3 CONFIRMATION
Subject: Transfer Schedule n. [•] for an amount of [•]

In accordance with the Originator Receivables Purchase Agreement, dated as of [•] as amended and restated on [•], between the undersigned (the Agreement)

the Seller:

GREIF PACKAGING SPAIN S.L.

Marie Curie 2-4 Martorell, Barcelona Spain

and

the Buyer:

GREIF SERVICES BELGIUM BVBA

Beukenlei 24
2960 Brecht Belgium

the Seller confirms having sold, assigned and effectively transferred as of the date below to the Buyer for a Purchase Price of EUR [•] that was received by the Seller on [•] all rights, title and interest of the Seller in, to and under each and every Scheduled Receivable identified in the Transfer Schedule attached hereto, together with all security granted to secure the payment of each such Scheduled Receivable, and any other ancillary rights related to each such Scheduled Receivable.

This sale, assignment and transfer has been made pursuant to, and upon the representations, warranties and agreements of the Seller contained in, the Agreement.

Any terms as used herein shall have the same meaning as set forth in the Agreement. [•],
[SELLER] DATE: BY: TITLE:

[BUYER] DATE: BY: TITLE:

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[to be signed by duly authorised signatory of the Seller] encl.: Transfer Schedule

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SCHEDULE 4

CREDIT AND COLLECTION POLICIES

Remains unchanged

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SCHEDULE 5
TIMELINE

Relevant Date	Timing	Deliverable
Cut-off Date	C (i.e., the last calendar day of each calendar month)
Reporting Date	S – 3 Business Days. Any Reporting Date falling on a day which is not a Business Day will be postponed to the next day that is a Business Day)
The Master Servicer will provide the Facility Agent and Funding Administrator with the relevant Servicer Report and Receivables Report in respect of the preceding Data Perio

The Facility Agent and Funding Administrator will receive the information from the Master Servicer which will be used to advise the Main SPV of the cash component of the Advance.

Settlement Date or "S"
24th calendar date of each calendar month. Any Settlement Date falling on a day which is not a Business Day will be postponed to the next day that is a Business Day)

Settlement Dates can happen more frequently after Special Report Dates.

21

SCHEDULE 7
SUPPLEMENTAL FUNDING COSTS FEE LETTER

AGREED FORM

17 April 2020

From: Coöperatieve Rabobank U.A.
as Facility Agent (Rabobank)
Croeselaan 18
3521 CB Utrecht
The Netherlands

Nieuw Amsterdam Receivables Corporation B.V. (Nieuw Amsterdam)
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands

To: Greif, Inc. (the Performance Indemnity Provider)
425 Winter Road
Delaware Ohio 43015
United States of America

Cooperage Receivables Finance B.V. (the Main SPV)
Naritaweg 165, Telestone 8
1043 BW Amsterdam
The Netherlands

Ladies and Gentlemen:

Re: Supplemental Funding Costs Fee Letter (the Fee Letter)

This letter is supplemental to the Funding Costs Fee Letter dated 21 June 2019 and entered into in connection with, amongst others, the extension (the Extension) and amendment of the EUR 100,000,000 trade receivables securitisation facility (the Facility) as documented in the Transaction Documents (as defined in the Master Definitions Agreement originally dated 27 April 2012 and as amended and restated on or about the date hereof (and as the same may be amended, varied or supplemented from time to time) between, inter alios, the parties to this Fee Letter (the Master Definitions Agreement)). This Fee Letter also constitutes the Funding Costs Fee Letter for Nieuw Amsterdam.

Capitalised terms in this Fee Letter shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Master Definitions Agreement.

I.EXTENSION FEE

The following extension fee shall be due and payable by the Performance Indemnity Provider on or promptly following the 2020 Effective Date (as defined in the amendment agreement dated on or about the date hereof between, inter alios, the parties to this Fee Letter) (or on such other date as Rabobank and the Performance Indemnity Provider may agree in writing) in connection with

Rabobank's services in arranging and structuring the Facility, to Rabobank (for its own account) a non-refundable extension fee of EUR 25,000.

II.MARGIN

The Applicable Margin (payable on each Settlement Date and for the first time starting with the Settlement Date occurring after the 2020 Effective Date) shall be:

•1.05% per annum for those Tranches (or part thereof) that are funded by Nieuw Amsterdam (as Lender) through the issuance of Commercial Paper (as referred to in the definition of CP Rate).

•1.10% per annum for those Tranches (or part thereof) that are funded by Nieuw Amsterdam (as Lender) through drawings under its Liquidity Facility Agreement (the Liquidity Facility Margin).

III.CALCULATIONS

The Funding Administrator shall calculate the Applicable Margin. All computations hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed.

IV.OTHER COSTS AND EXPENSES

Only for this Extension, Rabobank and Nieuw Amsterdam will pay for any out-of-pocket expenses in connection with structuring, documentation of the Extension including reasonable legal fees and expenses of Clifford Chance LLP acting as transaction counsel, their legal advisers and, to the extent applicable, rating agency fees.

V.MISCELLANEOUS

The Applicable Margin described in this Fee Letter shall be: (i) paid in Euro without any set-off or counterclaim in immediately available funds on the date when due; (ii) non-refundable; and (iii) in addition to and not creditable against any other fee, cost or expense payable under any Transaction Documents.

This Fee Letter may be executed in counterparts, all of which taken together shall constitute one and the same agreement.

Any provisions of this Fee Letter may be amended if, but only if, such amendment is in writing and is signed by each of the parties hereto. This Fee Letter is supplemental to the Funding Costs Fee Letter dated 21 June 2019 and other than the amendments as set out herein, the terms of the Funding Costs Fee Letter dated 21 June 2019 shall continue to apply.

This Fee Letter and the rights and obligations of the parties hereto and any non-contractual obligations arising out of or in connection with this Fee Letter shall be governed by and construed in accordance with Netherlands law.

SIGNATORIES

COÖPERATIEVE RABOBANK U.A.; TRADING AS RABOBANK LONDON
As Liquidity Facility Provider

/s/ ANNE-CLARIE LERIN	/s/ JULIAN SOEHNCHEN
By: Anne-Clarie Lerin	By: Julian Soehnchen
Title: Authorized Signatory	Title: Authorized Signatory

COÖPERATIEVE RABOBANK U.A.
As Facility Agent, Main SPV Account Bank, Funding Administrator, Main SPV Administrator and the Italian Intermediary

/s/ DANILO GUAITOLLI	/s/ JOP VAN DER SLUIS
By: Danilo Guaitolli	By: Jop van der Sluis
Title: Director	Title: Executive Director

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V.
As Lender

/s/ M.W. KNOL	/s/ P.C. VAN DER LINDEN
By: M.W. Knol	By: P.C. Van Der Linden
Title: Proxy Holder	Title: Proxy Holder

COOPERAGE RECEIVABLES FINANCE B.V.
As Main SPV

/s/ R. MERBIS	/s/ J.P.V.G. VISSER
By: R. Merbis	By: J.P.V.G. Visser
Title: Attorney-in-fact A	Title: Attorney-in-fact A

STICHTING COOPERAGE RECEIVABLES FINANCE
As Shareholder

/s/ R. MERBIS	/s/ J.P.V.G. VISSER
By: R. Merbis	By: J.P.V.G. Visser
Title: Attorney-in-fact A	Title: Attorney-in-fact A

GREIF SERVICES BELGIUM BVBA
for itself as Servicer, Subordinated Lender and Belgian Intermediary

/s/ DAVID LLOYD
By: David Lloyd
Title: Director

GREIF SERVICES BELGIUM BVBA
As Originators' Agent and on behalf of each Originator

/s/ DAVID LLOYD
By: David Lloyd
Title: Director

GREIF, INC.
As Performance Indemnity Provider

/s/ DAVID LLOYD
By: David Lloyd
Title: VP, Corporate Financial Controller & Treasurer

TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V.
As Director

/s/ R. MERBIS	/s/ J.P.V.G. VISSER
By: R. Merbis	By: J.P.V.G. Visser
Title: Attorney-in-fact A	Title: Attorney-in-fact A